 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-286942
POMONA INVESTMENT FUND
PROSPECTUS
July 29, 2026, as supplemented August 24, 2026
Pomona Investment Fund (the “Fund”) is a diversified, closed-end management investment company that seeks to provide targeted exposure to private equity investments.
Investment Objective.   The Fund’s investment objective is to seek long-term capital appreciation.
Through the Fund, eligible investors can gain exposure to private equity investments, including secondary and primary investments in private equity and other private asset funds (“Investment Funds”) and, to a limited degree, in direct investments in operating companies.
The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
The Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if the investor can sustain a complete loss of its investment. See “Types of Investments and Related Risks”.
This Prospectus applies to the offering of the following classes of shares of beneficial interest of the Fund: the Class A Shares and the Class I Shares (collectively, the “Shares”). The Fund is offering on a continuous basis up to $1,500,000,000 in Shares.
	Public Offering Price(1)	Proceeds to the Fund(2)
Class A Shares	At current NAV, plus a sales load of up to 3.0%	Amount invested at current NAV less sales load
Class I Shares	At current NAV	Amount invested at current NAV
Total	Up to $1,500,000,000

(1)
Generally, the stated minimum initial investment by an investor in the Fund is $25,000 for Class A Shares and $25,000 for Class I Shares, which stated minimums may be reduced for certain investors. Investors purchasing Class A Shares (as defined herein) may be charged a sales load of up to 3.0% of the investor’s subscription. Pomona Management LLC or its affiliates may pay additional compensation out of its own resources (i.e., not Fund assets) to various brokers and dealers and other intermediaries in connection with the sale of Shares of the Fund. See “Leverage”.

(2)
Assumes all Shares currently registered are sold in the continuous offering. Shares will be offered in a continuous offering at the Fund’s then current net asset value, as described herein, plus any applicable sales load. The Fund will also bear certain ongoing offering costs associated with the Fund’s continuous offering of Shares. The Fund estimates that it will incur approximately $759,934 of offering expenses in connection with this offering. See “Fund Expenses”.

Voya Investments Distributor, LLC acts as the distributor of the Shares (the “Distributor”). The Distributor may enter into selected dealer agreements with various brokers and dealers (“Selling Agents”) that have agreed to participate in the distribution of the Fund’s Shares. Investments in Class A Shares may be subject to a sales load in the amounts set forth below:
Investment Amount	Sales Load
Less than $99,999	3.0%
$100,000 – $249,999	2.0%
$250,000 – $999,999	1.5%
$1,000,000 – $4,999,999	1.0%
$5,000,000 and above	0.0%
The Distributor and/or a Selling Agent may, in its discretion, waive the sales load for certain investors. See “Purchase Terms” and “Plan of Distribution”. Certain financial intermediaries may apply different sales load waivers, discounts and/or breakpoints. See “Appendix — Financial Intermediary-Specific Sales Load Waivers and Discounts”. The minimum initial investment is $25,000 for Class A Shares and $25,000 for Class I Shares.
Investment Adviser.   Pomona Management LLC is the Fund’s investment adviser (the “Adviser” or “Pomona”). The Adviser’s principal office is located at 780 Third Avenue, 46th Floor, New York, New York 10017.
Investment Portfolio.   Under normal market conditions, at least 80% of the Fund’s assets, plus any borrowings for investment purposes, are committed to private equity investments, including secondary and primary investments in Investment Funds and direct investments in operating companies. The Fund’s investments in Investment Funds consist principally of secondary investments and, to a lesser degree, primary investments. To the extent that the Fund makes direct investments in operating companies, such investments are expected to be principally in privately-held operating companies, although the Fund may make direct investments in publicly-held operating companies from time to time. For a further discussion of the Fund’s principal investment strategies, see “Investment Program”.
Risk Factors and Restrictions on Transfer.   Investing in Shares involves a high degree of risk. See “Types of Investments and Related Risks” beginning on page 44.
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Shares will not be listed on any national or other securities exchange and it is not anticipated that a secondary market will develop.

•
Shares are subject to restrictions on transferability, and liquidity, if any, may be provided by the Fund only through repurchase offers, which may, but are not required to, be made from time to time by the Fund as determined by the Fund’s Board of Trustees in its sole discretion. Thus, an investment in the Fund may not be suitable for investors who may need the money they invest in a specified time frame. See “Repurchases and Transfers of Shares”.

Management and Additional Fees.   The Fund pays the Adviser a quarterly fee of 0.4125% (1.65% on an annualized basis) of the Fund’s quarter-end net asset value (the “Management Fee”). The Management Fee is an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter). The Management Fee is in addition to the asset-based and incentive fees paid indirectly out of the Fund’s assets and therefore by investors in the Fund. These fees are paid by the Investment Funds to the general partners or managing members (or persons or entities performing a similar role) of the Investment Funds (such general partner, managing member, or other person/entity in respect of any Investment Fund being hereinafter referred to as the “Investment Manager” of such Investment Fund). See “Management and Additional Fees”. In addition, the Fund, and therefore investors in the Fund, also bears expenses incurred in implementing the Fund’s investment strategy, including any charges, allocations and fees to which the Fund is subject as an investor in the Investment Funds. See “Fund Expenses”.
Eligible Investors.   Qualifications that must be met in becoming a Shareholder are set out in the application form that must be completed by each prospective investor. The Distributor and/or any Selling Agent may impose eligibility requirements for investors who purchase Shares through the Distributor or such Selling Agent. The minimum initial investment in the Fund by any investor is $25,000 for Class A Shares and $25,000 for Class I Shares, and the minimum additional investment in the Fund is $10,000 for each Share Class. The minimum initial and additional investments may be reduced by either the Fund or its Distributor in the discretion of each for certain investors. Investors may only purchase their Shares through the Distributor or through a Selling Agent.
An investor will pay a sales load of up to 3% and offering expenses up to 0.01% on the amount it invests. If you pay the maximum aggregate 3.01% for sales load and offering expenses, you must experience a total return on your net investment of 3.1% in order to recover these expenses.
This Prospectus concisely provides the information that a prospective investor should know about the Fund before investing. You are advised to read this Prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information (“SAI”) dated July 29, 2026, has been filed with the Securities and Exchange Commission (“SEC”). The SAI is, and the annual and semi-annual reports will be, available for download at http://pomonainvestmentfund.com and upon request and without charge by writing to the Fund at 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246 or by calling 1-844-2POMONA. The SAI and other information about the Fund is also available on the SEC’s website (http://www.sec.gov). The address of the SEC’s Internet site is provided solely for the information of prospective investors and is not intended to be an active link.
Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.
You should rely only on the information contained in this Prospectus. The Fund has not authorized anyone to provide you with different information. The Fund is not making an offer of Shares in any state or other jurisdiction where the offer is not permitted.

Voya Investments Distributor, LLC

i

SUMMARY OF TERMS
THE FUND
Pomona Investment Fund (the “Fund”) is a diversified, closed-end management investment company that seeks to provide eligible investors with targeted exposure to private equity investments. The Fund’s investment adviser is Pomona Management LLC (the “Adviser” or “Pomona”).
The Fund seeks to provide access to investments that are generally unavailable to the investing public due to investor suitability restrictions, resource and operational requirements, and higher investment minimums. Accordingly, the Fund has been structured with the intent of providing exposure and streamlining access to private equity investing. Through the Fund, eligible investors can gain exposure to the potential rewards of private equity investments through a registered fund that is structured to facilitate investing in this asset class without being required to, for example, manage the funding of capital calls on short notice, meet large minimum commitment amounts, or receive complex tax reporting on Internal Revenue Service (“IRS”) Form 1065, Schedule K-1s.
Through the Fund, investors have access to private equity investments, including secondary and primary investments (as defined more fully below) in private equity and other private asset funds (“Investment Funds”) that may otherwise restrict the number and type of persons whose money will be accepted for investment. These Investment Funds are unaffiliated with, and not related to, the Fund or the Adviser. Investing in the Fund also permits eligible individual and institutional investors (“Shareholders”) to invest in Investment Funds without being subject to the high minimum investment requirements imposed on investors in such Investment Funds, which the Adviser believes typically range between $5 million and $20 million. In addition, because the Fund intends to qualify as a “regulated investment company” (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), it is expected to have certain attributes that are not generally found in traditional unregistered private equity fund of funds. These include providing simpler tax reports to Shareholders on Form 1099 and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payments of U.S. federal income tax.
The Fund commenced operations on May 7, 2015. An affiliate of Pomona provided the initial capitalization of $50 million to the Fund prior to commencement of operations.
INVESTMENT OBJECTIVE
The Fund’s investment objective is to seek long-term capital appreciation.
INVESTMENT PROGRAM
The Fund seeks long-term capital appreciation by investing primarily in private equity investments. The Fund invests principally in secondary investments in Investment Funds and, to a lesser degree, in primary investments in Investment Funds. The Fund may also invest in direct investments in operating companies. Under normal market conditions, at least 80% of its assets, plus any borrowings for investment purposes, are committed to these types of private equity investments. To the extent the Fund makes direct investments in operating companies, such investments are expected to be principally in privately-held operating companies, although the Fund may make direct investments in publicly-held operating companies from time to time.
Each underlying Investment Fund is, or will be, managed by the general partner or managing member (or a person or entity performing a similar role) of the Investment Fund (such general partner, managing member, or other person/entity in respect of any Investment Fund being hereinafter referred to as the “Investment Manager” of such Investment Fund) under the direction of the portfolio managers or investment teams selected by the Investment Manager.
By focusing a substantial portion of the Fund’s investment program on secondary interests and early secondary investments, the Fund will seek to mitigate the impact of “J-curve” performance (as described below) on the Fund’s returns, which typically impacts primary investments more so than secondary investments and early secondary investments, potentially increasing interim returns and cash flow. Secondary investments and, to a lesser extent, early secondary investments may also mitigate return volatility by increasing the breadth of investments in the Fund’s portfolio, with corresponding broad-based exposure to existing, rather than blind pool, investments.
In pursuing the Fund’s investment objective, the Adviser will seek to invest in Investment Funds and direct investments representing a broad spectrum of types of private equity opportunities (e.g., buyout, growth capital, special situations, credit, venture capital, private infrastructure, real estate, real assets and/or other private assets) and vintage years (i.e., the year in which an Investment Fund begins investing). The Fund’s investment program is intended to achieve broader investment exposure and more efficient capital deployment than most eligible investors could achieve by making a limited number of primary investments in Investment Funds alone. The Fund will seek to avoid concentration in any particular industry sector.
To maintain liquidity and to meet Investment Fund capital calls, the Fund may invest in short- and medium-term fixed income securities and may hold cash and cash equivalents. The Fund may also invest in private investment funds and other securities that seek to replicate the returns of a theoretical investment in a diversified portfolio of private equity investments. Specifically, Index-Related Investments seek to replicate the performance of a diversified portfolio of private equity investments by investing in a portfolio of publicly traded assets, which may include equities, options, exchange-traded funds (“ETFs”) and futures. The Fund may use derivative instruments, primarily equity options, for hedging purposes in connection with its investments in one or more Index-Related Investments.
The Fund may enter into foreign currency forward contracts to manage foreign exchange rate risk. These contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date may be entered into as a hedge against either specific transactions or portfolio positions. The objective of the Fund’s foreign currency hedging transactions is to reduce the risk that the U.S. Dollar value of the Fund’s foreign currency denominated investments will decline due to changes in foreign currency exchange rates.
In addition to the foregoing, the Fund may utilize a revolving credit facility to satisfy repurchase requests from Shareholders, to meet capital calls, and to otherwise provide the Fund with temporary liquidity. Finally, the Fund may, to a lesser extent, invest in ETFs designed to track equity indices and listed private equity vehicles, such as business development companies and publicly traded private equity firms (“Listed Private Equity”).
THE ADVISER
Founded more than 30 years ago, the Adviser is a global, value-oriented private equity firm specializing in investing across the private equity spectrum. The Adviser aims to generate attractive investment returns by following a consistent disciplined strategy, focusing relentlessly on quality and investing prudently and patiently, to drive consistent growth and returns over a long period of time, through multiple market cycles.
Headquartered in New York City with offices in London and Hong Kong, the Adviser has a team of 55+ professionals as of July 29, 2026, that manages a private equity program of approximately $21 billion in committed capital1, as well as investments made on behalf of discretionary separate accounts and by non-discretionary account clients, for a global group of over 350 sophisticated investors. The Adviser is led by a senior management team that has worked together since 1995 and is one of the pioneers of investing in secondary interests in Investment Funds. The Adviser manages a series of private equity funds that make secondary, primary and direct investments, with interests in over 750 diversified Investment Funds and more than 10,000 operating companies.
PRIVATE EQUITY
STRATEGIES
Private equity is an asset class typically consisting of equity securities and debt in operating companies that are not publicly traded on a stock exchange. Private equity consists of investors and funds that typically make investments directly into private companies or conduct buyouts of public companies that typically result in a delisting of public equity. Investment Funds are typically structured as 10-year partnerships, where capital is called and investments are made in years 1-4 and sold in years 5-10.
For example, general buyout funds seek to acquire private and public companies, as well as divisions of larger companies, and reposition them for sale at a multiple of invested equity by unlocking value and enhancing opportunities through financial, managerial and/or operational improvements.

1
Represents (i) aggregate capital commitments from investors to Pomona-sponsored funds, (ii) investments made by Pomona on behalf of its discretionary separate account clients, and (iii) investment recommendations made to Pomona’s non-discretionary separate account clients, which total $717 million. Pomona’s regulatory assets under management as of September 30, 2025 is $15.2 billion.

Types of private equity investments that the Fund may make include:
Secondary Investments.   Secondary investments, or “secondaries,” refer to investments in existing Investment Funds that are typically acquired in privately negotiated transactions. The private equity secondary market refers to the buying and selling of pre-existing investor commitments to private equity and other alternative investment funds. A seller of a private equity investment sells not only the investments in the fund, but also its remaining unfunded commitments to the fund. When purchasing a secondary, the buyer will agree to purchase an investor’s existing limited partnership position in an Investment Fund, typically at a discount to net asset value, and take on existing obligations to fund future capital calls. Secondary transactions are typically purchases of Investment Funds that are three to seven years old, with existing portfolio companies. These types of private equity investments are viewed as more mature investments than primaries and, as a result, the investment returns from these investments may not exhibit, or may exhibit to a lesser degree, the delayed cash flow and return “J-curve” performance (as described below) that is normally associated with primary investments. In addition, secondaries typically have a shorter duration than primary investments, due to the potential for earlier realizations and cash flows from the underlying investments. In contrast, primary investments typically have a longer-term duration, resulting in fewer near-term cash flows than secondaries, but with the potential for higher returns due to the potential for additional growth in underlying investments.
Due to the illiquidity of the market for interests in Investment Funds, an investor can sometimes purchase a secondary investment at a discount to an Investment Fund’s net asset value. In making secondary investments, the Adviser normally seeks to invest in Investment Funds with: (i) expected near-to-medium term cash flows; (ii) operationally and financially focused Investment Managers; and (iii) a risk profile characterized by limited downside returns with a low risk of loss of capital. However, there can be no assurance that any or all secondary investments made by the Fund will be able to sustain these characteristics or exhibit this pattern of investment returns and risk, and the realization of later gains is dependent upon the performance of each Investment Fund’s portfolio companies. The Fund’s carrying value of a secondary investment in an Investment Fund may not accurately reflect the amount the Fund could realize upon disposition of the asset and is not expected to reflect the Fund’s cost to purchase the asset if it is acquired at a discount to the net asset value reported by the Investment Fund or its Investment Manager.
A significant portion of the Fund’s assets are committed to secondaries, as described below under “Asset Allocation”.
Early Secondary Investments.   Early secondary investments, or early secondaries, refer to a capital commitment to a closed-end private equity fund that (i) already committed more than 25% of its available capital as of the Fund’s commitment date, (ii) has been open to investors for more than one year, or (iii) receives documented approval from the Adviser’s Investment Committee supporting the position that such investment otherwise meets the overall characteristics of an “early secondary” despite not meeting the thresholds in (i) or (ii). As early secondaries are made later in an Investment Fund’s lifecycle than typical primaries, like secondaries, these investments may receive earlier distributions and the investment returns from these investments may exhibit to a lesser degree the delayed cash flow and return “J-curve” performance associated with primary investments, while also having, to a lesser extent, the potential for higher returns associated with primaries. In addition, early secondaries may be utilized to gain exposure to Investment Funds and strategies that would otherwise not be available for a primary investment and may enable the Fund to deploy capital more readily with less blind pool risk than investments in typical primaries.
Primary Investments.   Primary investments, or “primaries,” refer to investments in newly established private equity funds, typically sponsored by Investment Managers with an established investment track record. Primary investments are made during a private equity fund’s initial fundraising period in the form of capital commitments, which are then called down by the fund and utilized to finance its investments during a predefined period.
The Adviser believes that most private equity fund sponsors raise new funds only every four to six years, and funds managed by top-tier private equity firms may be closed to new investors or otherwise not available for primary investments at any given time. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors are important for accessing Investment Funds sponsored by top performing private equity firms that may have demand beyond the Investment Fund’s capacity. There can be no assurances that the Fund will be able to access Investment Funds sponsored by top performing private equity firms.
Primary investments typically exhibit “J-curve” performance, such that the private equity fund’s net asset value typically declines or flattens moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the private equity fund matures and as portfolio companies are sold, the Adviser believes that the pattern typically reverses with increasing net asset value and distributions. There can be no assurance, however, that any or all primary investments made by the Fund will exhibit this pattern of investment returns. The realization of later gains is dependent on the performance and disposition of the Investment Fund’s portfolio companies. The Adviser believes that primary investments are usually 10 years in duration, while underlying investments in portfolio companies generally have a three to seven year duration, if not longer.

Although the Fund does not currently commit a significant portion of its assets to primaries, in the future the Adviser may commit a range of 0% to 40% of the Fund’s assets to primaries, measured at the time of a new investment.
Direct Investments.   Direct investments refer to a direct investment in an operating company by the Fund, as opposed to an investment in an Investment Fund that, in turn, invests in operating companies. The Fund may make a direct investment in an operating company on its own, or as a co-investor alongside other investors, often one or more Investment Funds. Direct investments alongside other investors, referred to as “Co-Investment Opportunities,” are sometimes structured so that the lead and co-investors collectively hold a controlling interest in the operating company. In some circumstances, the Fund may lead investments in Co-Investment Opportunities. In direct investments, unlike investments in Investment Funds, the Fund would likely not bear an additional layer of fees for the intermediary Investment Fund, although the Fund may still bear transactional expenses.
Although the Fund does not currently commit a significant portion of its assets to direct investments, in the future the Adviser may commit a range of 0% to 20% of the Fund’s assets to direct investments, measured at the time of a new investment.
Investment Opportunities.   In pursuing the Fund’s investment objective, the Adviser will seek to invest in Investment Funds and direct investments representing a broad spectrum of types of private equity investment opportunities, including buyout, growth capital, special situations, credit, venture capital, private infrastructure, real estate, real assets and/or other private assets. Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on companies of any size of capitalization, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. Buyout transactions frequently use debt financing, or leverage, particularly in large capitalization transactions. Growth capital typically involves minority investments in established companies with strong growth characteristics and typically does not utilize much, if any, leverage. Companies that receive growth capital investments typically are profitable businesses that need capital for organic (i.e., internally generated and non-acquisitive) and acquisition growth strategies and shareholder liquidity. A special situations investment may include a loan to a borrower, together with equity in the form of warrants, common stock, preferred stock or some other form of equity investment. In addition, special situations investments may include other forms of investment not described herein, such as distressed debt and turnaround investments. The special situations Investment Funds to which the Adviser may allocate the Fund’s assets may result in exposure to low grade or unrated debt securities (i.e., “high yield” bonds, which are also known as “junk” bonds). Credit investments may include investments in senior secured bank loans through structured vehicles and other investment products, as well as debt investments that provide a middle level of financing below the senior debt level and above the equity level, also referred to as “mezzanine” debt. The riskiest portion is the equity level, which bears the greatest risk of loss from defaults on the bonds or loans and serves to protect to some degree the other, more senior levels from default. Despite the protection from the equity level, the various levels can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and the disappearance of protecting levels, market anticipation of defaults, as well as aversion to such securities as a class. Investment Funds engaged in making credit investments may invest across the capital structure of structured vehicles and other investment products. Venture capital investments generally focus on emerging companies, often in the technology and healthcare industries. Venture capital funds typically finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors. Private infrastructure may include companies and Investment Funds that focus on utilities infrastructure (e.g., conventional and renewable power and transmission, electricity, gas and water networks) and/or transportation infrastructure (e.g., airports, ports, railways and roads). Real estate investments may include single-property real estate opportunities in the United States and abroad and operating companies with significant real estate portfolios. Investments in real assets may provide exposure to real estate, commodities, natural resources (such as agriculture and timber), infrastructure and precious metals. Other private asset investments may include opportunities in other assets.
The Adviser may invest the Fund’s assets in Investment Funds that engage in investment strategies other than those described in this Prospectus, and may sell the Fund’s portfolio holdings at any time.
Geographic Regions.   Investment Funds and direct investments may be domiciled in the United States or outside the United States, though the Fund will principally invest in U.S.-domiciled investments. The Adviser does not normally expect to make investments in emerging market countries.
Asset Allocation
The Fund’s anticipated asset allocation is set forth below. The percentages shown below are guidelines and the Fund’s actual allocation in investments may vary from the designated ranges at any time:
Target Range
Investment Type
Secondary Investments (including early secondary investments)	50 – 100%
Primary Investments	0 – 40%
Direct Investments	0 – 20%

Target Range
Investment Opportunities
Buyout	50 – 80%
Growth Capital and Venture Capital	0 – 20%
Mezzanine and Other Credit	0 – 20%
Other	0 – 20%
Geographic Regions
North America	60 – 100%
Europe	0 – 25%
Rest of the World	0 – 15%
The Fund may not be able to attain the ranges in these guidelines. There can be no assurance that the desired investment strategies will be available, or that potential investments will be consistent with the Fund’s investment objective, will satisfy the Adviser’s due diligence considerations, or will be selected for the Fund.
Over time, the allocation ranges and commitment strategy may be adjusted based on the Adviser’s analysis of the private equity market, macro-economic factors, the Fund’s existing portfolio at the relevant time and other pertinent factors. The Fund would not need to adjust its allocations if the percentages of investments change and do not fall within allocation ranges by virtue of changes in value of the Fund’s assets.
More on Investment Strategies
The principal elements of the Adviser’s investment strategy include: (i) allocating the assets of the Fund across Investment Funds, direct investments and other assets; (ii) seeking to secure access to compelling investment opportunities that the Adviser believes offer attractive value; (iii) seeking to manage the Fund’s level of investment and liquidity using the Adviser’s significant experience in managing private equity capital commitments; and (iv) seeking to manage risk through ongoing monitoring of the Fund’s portfolio.
Security Selection.   In selecting secondaries and early secondaries for the Fund, the Adviser seeks to purchase assets that the Adviser believes are quality assets and are priced at a discount to the asset’s intrinsic value, where downside and principal risk is limited, and the range of investment outcomes can be measured and assessed. In selecting primaries, the Adviser will seek to invest with Investment Managers that the Adviser believes have a proven track record and an investment strategy that seeks to create value for their investors. In assessing direct investments, the Adviser will seek to invest in opportunities that it believes have an attractive risk-reward profile, taking into account management, industry, strategy, capital structure, potential partners and other factors.
Commitment Strategy.   Investors in private equity funds generally make a commitment to provide a specified level of capital to a private equity fund upon demand by such private equity fund’s Investment Manager. Commitments to private equity funds generally are not immediately invested. Instead, committed amounts are drawn down by private equity funds and invested over time, as underlying investments or portfolio companies are identified. As a result, a significant investment position in an Investment Fund, particularly primary investments, may require an appropriate commitment strategy.
The Adviser will seek to address this challenge by balancing liquidity with maintaining a level of investment that is as high as practicable. A significant portion of the Fund’s assets are committed to secondary investments and early secondaries, and, to a lesser extent, to primary investments. The Fund may also make direct investments in operating companies. Typically, secondary investments will have a lesser obligation to fund future capital calls than primary investments. The Fund may commit to invest in Investment Funds — both secondaries and primaries — in an aggregate amount that exceeds the Fund’s then-current assets (i.e., to “over-commit”) to maintain an appropriate level of investment.
The commitment strategy may also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of shares of beneficial interest (“Shares”) by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser may analyze historical data, actual portfolio observations, insights and valuations from the Investment Managers, and forecasts by the Adviser.
Risk Management.   The Adviser believes that due to the long-term nature of the Fund’s investments, ongoing risk management is important to the health of private equity investments. The Adviser will seek to establish a portfolio with exposure to assets that differ by geography, vintage years, investment opportunity, sector, industry and stage of development. The Adviser will use a range of techniques to reduce the risk associated with private equity investing. These include seeking to maintain close contact with Investment Managers of Investment Funds, and seeking to track commitments, capital calls, distributions, valuations and other pertinent details of Investment Funds.
Other risk management techniques may include, without limitation:
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Diversifying commitments across Investment Funds at different stages of fund lifecycles through the use of early secondaries and secondaries;

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Actively managing cash and liquidity;

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Monitoring cash flows to avoid cash drag and maintain maximum appropriate levels of commitment; and

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Monitoring available credit lines for the Fund to provide liquidity to satisfy repurchase requests, consistent with the limitations and requirements of the Investment Company Act of 1940, as amended (the “1940 Act”).

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by Shareholders, or in managing the Fund’s assets, the Adviser may from time to time determine to sell certain of the Fund’s assets.

The Adviser and its investment management team may use a range of resources to identify and source the availability of Investment Funds. The Adviser will seek to perform analysis on the underlying assets in prospective Investment Funds. This may include analysis of debt and equity structures, balance sheet strength and fundamentals, cash flow dynamics, operations and management teams. In addition, the Adviser has assembled a proprietary database of information on a large number of leading private equity funds and their underlying portfolios. The Adviser believes that its broad network of relationships throughout the private equity industry will assist portfolio managers in evaluating potential investments. Over the past five calendar years (2021 – 2025), the Adviser has analyzed on average $140 billion in secondary interests per year.
After making an investment in an Investment Fund, the Adviser will seek to track operating information about the Investment Fund and its portfolio companies. The Adviser will seek to communicate with Investment Managers, conduct onsite visits where feasible, review audited and unaudited reports, monitor turnover in senior management and monitor changes in policies. In conjunction with the due diligence process, an investment’s tax treatment and terms and conditions may be considered.
In committing the Fund’s assets, the Adviser will attempt to benefit from the performance of various Investment Funds, and assess the potential benefits and risks of access to new and existing Investment Funds. Generally, the Adviser will seek to invest no more than 10% of the Fund’s assets, measured at the time of investment, in any one Investment Fund, although the Adviser may exceed this amount where it believes appropriate.
Co-Investments.   The Fund has received an exemptive order from the SEC that permits the Fund to participate in certain negotiated investments (each, a “co-investment transaction”) alongside other funds managed by the Adviser (the “Order”). The Order is subject to certain terms and conditions, including (i) that a majority of the Trustees of the Board who have no financial interest in the co-investment transaction and a majority of the Independent Trustees approve the co-investment transaction and (ii) that the price, terms and conditions of the co-investment transaction will be identical for each fund participating pursuant to the exemptive relief. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and participating funds.
LEVERAGE
The Fund may borrow money in connection with its investment activities (i.e., utilize leverage). The Fund may borrow money through a credit facility or other arrangements for investment purposes, to satisfy repurchase requests and to provide the Fund with liquidity. For borrowing through indebtedness, the 1940 Act requires a registered investment company to satisfy an asset coverage requirement (the “Asset Coverage Requirement”) of 300% of its indebtedness, including amounts borrowed. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness. See “Types of Investments and Related Risks — Leverage Utilized by the Fund”.
Investment Funds may also utilize leverage in their investment activities. Borrowings by Investment Funds are not subject to the limitations on borrowings in the 1940 Act. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds held by the Fund and the volatility of the value of Shares may be great, especially during times of market turmoil. Generally, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund. An Investment Fund’s leverage or expected leverage is a factor that may be considered by the Adviser in its security selection process.
THE OFFERING
The Fund is offering, in the aggregate, up to $1,500,000,000 of shares of the following classes of shares of beneficial interest of the Fund: the Class A Shares and the Class I Shares. Shares may be purchased as of the first business day of each month based upon the Fund’s net asset value as of the last business day of the prior month (“Valuation Date”). Each date on which Shares are considered delivered is referred to as a “Closing Date”. Each prospective investor will be required to complete an investor application (the “Investor Application”) certifying that the Shares being purchased are being acquired by an eligible investor. Prior to the receipt and acceptance of the Investor Application, an investor’s funds will be held in an escrow account by the Fund’s transfer agent.
Class A Shares are sold subject to a maximum front-end sales load of 3.0%. Voya Investments Distributor, LLC (the “Distributor”) acts as the distributor of the Shares. The Fund may be offered through other brokers or dealers (“Selling Agents”) that have entered into selling agreements with the Distributor. The Distributor may reallow the full amount of the sales load to the Selling Agents. Currently, the actual sales load paid by Shareholders may vary among and within Selling Agents. Shareholders should consult with their financial intermediaries about any additional fees or charges they might impose.
The Fund has been granted exemptive relief permitting it to offer multiple classes of Shares with different terms and conditions. This Prospectus offers Class A Shares and the Class I Shares. In the future, the Fund may offer other classes of Shares as well. Each additional class of Shares will have certain differing characteristics, particularly in terms of the sales loads that Shareholders in that class may bear, and the distribution fees and transfer agency fees that each class may be charged.
DIVIDENDS AND
DISTRIBUTIONS
Distributions will be paid at least annually on the Shares in amounts representing substantially all of the net investment income and net capital gains, if any, earned each year. The Fund is not a suitable investment for any investor who requires regular dividend income.
Each Shareholder whose Shares are registered in its own name will automatically be a participant under the dividend reinvestment plan, or “DRIP” (as described herein) and have all income dividends and/or capital gains distributions automatically reinvested (net of applicable withholding tax) in Shares, unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. Whether a Shareholder’s Shares are registered in its own name may depend on a financial intermediary.
Generally, for U.S. federal, state and local tax purposes, Shareholders receiving Shares pursuant to the DRIP will be treated as having received a taxable distribution equal to the amount payable to them in cash.
BOARD OF TRUSTEES
The Fund has a Board of Trustees (each member, a “Trustee” and collectively, the “Board of Trustees” or the “Board”) that has overall responsibility for monitoring and overseeing the Fund’s investment program and its management and operations. A majority of the Trustees are not “interested persons” (as defined by the 1940 Act) (“Independent Trustees”) of the Fund or the Adviser. See “Management of the Fund”.
INVESTMENT ADVISORY
AGREEMENT; MANAGEMENT
AND ADDITIONAL FEES;
ADMINISTRATION FEE;
SUB-ADMINISTRATION
FEE
The Fund has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser that is effective for an initial term expiring two years after the Fund commences investment operations. Thereafter, the Investment Advisory Agreement may be continued in effect from year to year if its continuation is approved annually by the Board of Trustees, including a majority of Independent Trustees. The Board, the Fund’s Shareholders, or the Adviser may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the parties to the Investment Advisory Agreement.
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a quarterly fee of 0.4125% (1.65% on an annualized basis) of the Fund’s quarter-end net asset value (the “Management Fee”). The Management Fee is an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter). The Fund also indirectly bears asset-based and incentive fees paid by the Investment Funds to their Investment Managers and indirectly paid by investors in the Fund. See “Management and Additional Fees”.
Pomona also serves as the Fund’s administrator (the “Administrator”) and performs certain administrative, accounting and other services for the Fund. In consideration of the administrative services provided by the Administrator to the Fund, the Fund pays the Administrator a quarterly fee of 0.0625% (0.25% on an annualized basis) of the Fund’s quarter-end net asset value (the “Administration Fee”). The

Administration Fee is also an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter).
Colmore, Inc. serves as the Fund’s sub-administrator (the “Sub-Administrator”) and performs certain sub-administration and sub-accounting services for the Fund. In consideration of the sub-administrative services and sub-accounting services provided by the Sub-Administrator to the Fund, the Fund pays the Sub-Administrator a quarterly fee calculated based upon the ending net assets of the Fund, subject to a minimum annual fee, and will reimburse certain of the Sub-Administrator’s out-of-pocket expenses incurred at the Sub-Administrator’s cost (the “Sub-Administration Fee”). The Sub-Administration Fee is an expense paid out of the Fund’s net assets.
FEES AND EXPENSES
The Fund bears all expenses incurred in the business of the Fund, including any charges, allocations and fees to which the Fund is subject as an investor in the Investment Funds. In addition, the Fund incurred aggregate organizational and initial offering expenses of approximately $1,491,479 in connection with the initial offering. The Fund expensed its organizational costs and the initial offering costs were amortized over the 12-month period beginning on May 7, 2015. The Fund also bears certain ongoing offering costs associated with the Fund’s continuous offering of Shares, and its operational expenses for services, including custody, transfer agency, administration, compliance, and legal and audit services, among others. The Fund, by investing in the Investment Funds, indirectly bears its pro rata share of the expenses incurred in the business of the Investment Funds. See “Fund Expenses”.
DISTRIBUTION OF SHARES;
DISTRIBUTION AND
SERVICING FEE
Class A Shares are sold subject to a maximum front-end sales load of 3.0% of the dollar amount invested, which Selling Agents may collect and retain. The Distributor will not charge an additional sales load on Class A Shares directly distributed by the Distributor.
Under the terms of a distribution agreement (the “Distribution Agreement”) with Voya Investments Distributor, LLC, the Distributor will directly distribute Shares to investors. The Fund pays the Distributor a monthly fee of 0.04583% (0.55% on an annualized basis) of the Fund’s month-end net asset value, determined as of the last day of each month (before any repurchases of Shares, where applicable) (the “Distribution and Servicing Fee”), for Class A Shares for distribution and investor services provided to Class A Shareholders. The Distribution and Servicing Fee is charged on an aggregate class-wide basis, and Class A Shareholders are expected to be subject to the Distribution and Servicing Fee as long as they hold their Class A Shares. The Distributor may, in its sole discretion, pay various Selling Agents some or all of the Distribution and Servicing Fee to compensate such Selling Agents for distribution and servicing support. There is no Distribution and Servicing Fee payable with respect to Class I Shares.
The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain Selling Agents and other intermediaries, including the Distributor, for sales and wholesaling support in connection with the Shares, and also for other services including due diligence support, account maintenance, provision of information and support services. As a result of the various payments that financial intermediaries may receive from the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares of the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
EXPENSE LIMITATION AND
REIMBURSEMENT AGREEMENT
The Adviser has entered into an “Amended and Restated Expense Limitation and Reimbursement Agreement” with the Fund that will be in effect through September 30, 2027 (the “Limitation Period”) to limit the amount of the Fund’s aggregate quarterly ordinary operating expenses, excluding certain “Specified Expenses” listed below, borne by the Fund during the Limitation Period, to an amount not to exceed 0.50% on an annualized basis of the Fund’s quarter-end net assets (the “Expense Cap”). “Specified Expenses” that are not covered by the Expense Limitation and Reimbursement Agreement include: (i) the Management Fee; (ii) all fees and expenses of Investment Funds and direct investments in which the Fund invests (including all Acquired Fund Fees and Expenses); (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition and disposition of secondaries, primaries, direct investments, ETFs and other investments; (iv) interest payments incurred on borrowing by the Fund; (v) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vi) the Administration Fee; (vii) the Distribution and Servicing Fee, as applicable; (viii) taxes; and (ix) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence). To the extent that the Fund’s aggregate quarterly ordinary operating expenses, exclusive of the Specified Expenses for any quarter exceed the Expense Cap, the Adviser will waive its fees and/or reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser waives fees or reimburses expenses, it is permitted to recoup any amounts waived and expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the quarter in which such fees were waived or expenses were borne by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund’s aggregate quarterly ordinary operating expenses for the quarter in which such reimbursement is sought, not including Specified Expenses, have fallen to a level below the Expense Cap that was in effect during the quarter in which the fees were waived or expenses were borne by the Adviser, up to the Expense Cap that was in effect during the quarter in which the fees were waived or expenses were borne by the Adviser.
CONFLICTS OF INTEREST
The Adviser and its affiliates may conduct investment activities for their own accounts and other accounts they manage that may give rise to conflicts of interest that may compete against the Fund and/or be disadvantageous to the Fund. The same may be true for the Investment Managers of the Investment Funds. See “Conflicts of Interest”.
PURCHASE OF SHARES
The minimum initial investment in the Fund by an investor is $25,000 for Class A Shares and $25,000 for Class I Shares. Additional investments in the Fund must be for a minimum amount of $10,000 for each Share Class.
The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors based on consideration of various factors, including the investor’s overall relationship with the Adviser or Distributor, the investor’s holdings in other funds affiliated with the Adviser or Distributor and such other matters as the Adviser or Distributor may consider relevant at the time. The minimum initial and additional investments may also be reduced by either the Fund or the Distributor in the discretion of each for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.
In addition, the Fund may, in the sole discretion of the Adviser or Distributor, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser or the Distributor, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across Share Classes for purposes of determining satisfaction of minimum investment amounts for a specific Share Class. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share Class may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.
The Fund will accept initial and additional purchases of Shares as of the first business day of each month, and proceeds relating to such purchases will represent the Fund’s capital and become the

Fund’s assets on such business day. Shares will be sold at the net asset value per Share determined as of such business day. For the initial purchase and at the discretion of the Fund or Distributor thereafter, the investor must submit a completed Investor Application form at least five business days before the applicable purchase date. Notwithstanding this requirement, the Fund and Distributor reserve the right to accept substantially completed applications submitted prior to the applicable purchase date to the extent that any incompleteness in the application is resolved promptly after the Closing Date. All purchases are subject to the receipt of immediately available funds at least three business days prior to the applicable purchase date in the full amount of the purchase to enable the Fund to invest the proceeds expeditiously. An investor who misses one or both of these deadlines will have the effectiveness of the investment in the Fund delayed until the following month.
The Fund issues the Shares purchased and an investor becomes a Shareholder with respect to such Shares as of the applicable Closing Date, i.e., the first business day of the relevant month. Purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.
Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing account with the Transfer Agent (as defined herein) prior to their investment in the Fund. The Fund and the Distributor each reserves the right to reject any purchase of Shares in its sole discretion (including, without limitation, when one has reason to believe that an investor is not eligible to invest in the Fund). In addition, to manage cash flows, or for any other reason as determined in the sole discretion of each of the Fund and the Distributor, the Fund or the Distributor may limit or suspend an investor’s ability to purchase Shares of the Fund. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund or the Distributor will be returned to the prospective investor without the deduction of any sales load, fees or expenses.
EXCHANGE OF SHARES
An investor may be permitted to exchange Shares between classes of Shares of the Fund (“Classes”), provided that, among other things: (1) the investor’s aggregate investment would have met the minimum initial investment requirements in the applicable Class at the time of purchase and continues to meet those requirements; (2) the Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements for investing in the applicable Class. When an individual investor cannot meet the initial investment requirements of the applicable Class, exchanges of Shares from one Class to the applicable Class may be permitted if such investor’s investment is made by an intermediary that has discretion over the account and has invested other clients’ assets in the Fund, which when aggregated together with such investor’s investment, meet the initial investment requirements for the applicable Class. Investors will not be charged any fees by the Fund for such exchanges, nor shall any intermediary charge any fees for such exchanges. Ongoing fees and expenses incurred by a given Class will differ from those of other share Classes, and an investor receiving new Shares in an exchange may be subject to higher or lower total expenses following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions between share classes of the Fund are generally not taxable for federal income tax purposes, investors should consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.
ELIGIBLE INVESTORS
Qualifications that must be met in becoming a Shareholder are set out in the application form that must be completed by each prospective investor. The Distributor or a Selling Agent that offers Shares, or a registered investment adviser (“RIA”) that invests in or recommends Shares for a client, may impose eligibility requirements for investors who purchase Shares through the Distributor, such Selling Agent, or such RIA.
Each prospective Shareholder, and, at the request of the Fund or Distributor, each existing Shareholder seeking to purchase additional Shares, must submit a completed Investor Application acceptable to the Adviser and/or Distributor, certifying, among other things, that the Shareholder is an eligible investor and will not transfer the Shares purchased except in the limited circumstances permitted. The Adviser and/or Distributor may from time to time impose stricter or less stringent eligibility requirements. The Fund and Distributor reserve the right to accept substantially completed applications submitted prior to the applicable purchase date to the extent that any incompleteness in the application is resolved promptly after the Closing Date. If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date.
INVESTOR SUITABILITY
An investment in the Fund involves a considerable amount of risk. A Shareholder may lose money. Before making an investment decision, a prospective investor should (i) consider the suitability of this investment with respect to the investor’s investment objectives and personal situation and (ii) consider factors such as the investor’s personal net worth, income, age, risk tolerance and liquidity needs. The Fund is an illiquid investment. Shareholders have no right to require the Fund to redeem their Shares in the Fund. See “Types of Investments and Related Risks — Closed-End Fund; Liquidity Risks”.
In addition, the Fund may not be suitable as the sole investment for investors who require minimum annual distributions from a retirement account through which they hold Shares. See “Repurchases and Transfers of Shares”.
VALUATION
The value of an instrument is either the market value, if market quotations are readily available, or the fair value as determined in good faith by the Board, or its designee. The Board has designated the Adviser as valuation designee (the “Valuation

Designee”) to perform the fair value determinations relating to all Fund investments pursuant to the valuation procedures of the Fund and the Valuation Designee (the “Valuation Procedures”).
The private equity securities, Investment Funds and direct investments in which the Fund will invest normally do not have readily available market quotations and therefore will be valued at their “fair value”. Determining the fair value of private equity and other assets requires that judgment be applied to the specific facts and circumstances of each asset while seeking to employ a valuation process that is consistently followed. There is not necessarily a single approach for determining fair value of such assets, and determinations of fair value may involve subjective judgments and estimates.
The fair value of the Fund’s investments in Investment Funds and direct investments as of each Valuation Date do not have readily available market quotations on a monthly basis and therefore will be valued at their “fair value”, which requires that judgment be applied to the specific facts and circumstances of each asset while seeking to employ a valuation process that is consistently followed. Ordinarily the value of the Fund’s investments in Investment Funds and direct investments will be the carrying amount of the Fund’s interests in such investments as determined in accordance with the Valuation Procedures, which takes into account the issuer’s most recent balance sheet, statement of capital account, or other valuation provided by the relevant Investment Manager or lead investor, as adjusted for other relevant information available at the time the Fund values its portfolio. Such relevant information may include, among other things, including capital activity and material events occurring between the reference dates of the Investment Manager’s valuations and the relevant Valuation Date and a market adjustment factor to reflect activity in related securities in the public markets.
UNLISTED CLOSED-END
STRUCTURE; LIMITED
LIQUIDITY AND TRANSFER
RESTRICTIONS
The Fund is a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis. To meet daily redemption requests, mutual funds are subject to more stringent regulatory limitations than closed-end funds.
A Shareholder will not be able to redeem his, her or its Shares on a daily or other periodic basis because the Fund is a closed-end fund. In addition, the Fund’s Shares are subject to restrictions on transferability, and liquidity, if any, may be provided by the Fund only through limited repurchase offers. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. See “Types of Investments and Related Risks — Closed-End Fund; Liquidity Risks”.

LIMITED REPURCHASES OF
SHARES BY THE FUND
To provide a limited degree of liquidity to Shareholders, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders.
It is expected that the Adviser will normally recommend to the Board, subject to the Board’s discretion, that the Fund conduct repurchases on a quarterly basis as of the end of each calendar quarter, so that they would occur as of each March 31, June 30, September 30 and December 31 of every year, although the Adviser may not recommend, and the Board may not authorize, a repurchase offer for any quarter in which the Adviser believes that it would be detrimental to the Fund for liquidity or other reasons. It is also expected that the Adviser will recommend to the Board, subject to the Board’s discretion, that any such tender offer would be for an amount that is not more than 5% of the Fund’s net asset value. There can be no assurance that the Board will accept the Adviser’s recommendation.
There is no minimum amount of Shares that must be repurchased by the Fund in any repurchase offer. The Fund has no obligation to repurchase Shares at any time; any such repurchases will only be made at such times, in such amounts, and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares, the Board of Trustees may consider the recommendation of the Adviser as to the timing and amount of such an offer, as well as any other factors considered appropriate by the Board, including operational, business and economic factors. If the Fund does not engage in repurchases, Shareholders may not have a source of liquidity for their Shares.
If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund will repurchase a pro rata portion of the Shares tendered by each Shareholder. The Fund may also extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law. The determination of the value of Shares as of the Quarter-End Valuation Date is subject to adjustment based upon information received, including information from the Investment Managers of the Investment Funds, after the Quarter-End Valuation Date about the value of assets of the Fund as of the applicable Quarter-End Valuation Date.
The Fund reserves the right to withhold up to 10% of the estimated payment until after the completion of the annual audit of the Fund’s financial statements, when it will be promptly paid. If this occurs, a Shareholder could wait as long as approximately 14 months to receive the second payment installment. However, the Fund does not currently intend to withhold any amount of the payment beyond the payment date. See “Types of Investments and Related Risks — Valuations Subject to Adjustment”.
A 2% early repurchase fee (an “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the one-year anniversary of the Shareholder’s purchase of Shares. Shares tendered for repurchase and subject to the Early Repurchase Fee will be treated as having been repurchased on a “first-in, first-out” basis. Any Early Repurchase Fee charged to Shareholders will be retained by the Fund and will benefit the Fund’s remaining Shareholders. An Early Repurchase Fee will not be charged where Shares are tendered for repurchase under the following circumstances: (i) Shareholder death or disability; (ii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iii) pursuant to an automatic non-discretionary rebalancing program.
The Fund has agreed to provide Shareholders with a minimum repurchase threshold (the “Repurchase Threshold”) which shall be tested on a quarterly basis, and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:
(1)
the Fund offers one quarterly repurchase of its Shares in which all Shares that were tendered by Shareholders are repurchased by the Fund; or

(2)
an amount of shares equal to at least 12% of the Fund’s average number of outstanding Shares not subject to a redemption penalty over the period have been repurchased by the Fund.

If neither condition of the Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Shares having been tendered in response to that repurchase offer, the Fund’s Board of Trustees will call a special meeting of Shareholders at which Shareholders will be asked to vote on whether to liquidate the Fund. See “Voting” and “More Information about the Fund”. If Shareholders do not vote to liquidate the Fund, testing of the Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Shareholders do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a three-year period, after which the Adviser will waive the Management Fee otherwise payable by the Fund.
The Fund also has the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. In addition, the Fund has the right to repurchase Shares of Shareholders if the Fund determines that the repurchase is in the best interest of the Fund or upon the occurrence of certain events specified in the Fund’s Agreement and Declaration of Trust. See “Repurchases and Transfers of Shares — No Right of Redemption” and “Repurchases and Transfers of Shares — Limited Repurchases of Shares by the Fund”.
SUMMARY OF TAXATION
The Fund has elected and intends to qualify each taxable year to be treated as a RIC under Subchapter M of the Code. To qualify as a RIC under the Code, the Fund must, among other things:

(i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income derived with respect to its business of investing in such stocks, securities or currencies, and (b) net income from interests in “qualified publicly traded partnerships” (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code). With respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to “look through” to the income, assets and investments of certain Investment Funds.
For each taxable year that the Fund so qualifies, the Fund will generally not be subject to federal income tax on its taxable income and gains that it timely distributes to Fund Shareholders. The Fund intends to distribute its income and gains in a way that it should not be subject to an entity-level income tax on certain undistributed amounts. These distributions generally will be characterized as ordinary dividend income or capital gains to the Shareholders, whether or not they are reinvested in Shares. A Shareholder that is exempt from federal income tax on its income under the Code generally will not be subject to tax on amounts distributed to it by the Fund, provided that such Shareholder’s acquisition of its Shares is not debt-financed within the meaning of Section 514 of the Code. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Matters”.
Certain of the Investment Funds in which the Fund invests may be classified as partnerships for U.S. federal income tax purposes. Accordingly, for the purpose of satisfying certain of the requirements for qualification as a RIC, the Fund will, in appropriate circumstances, be required to “look through” to the character of the income, assets and investments held by the Fund and certain of the Investment Funds. However, Investment Funds generally are not obligated to disclose the contents of their portfolios. This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund’s income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest. Furthermore, although the Fund expects to receive information from each

Investment Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.
If the Fund fails to qualify as a RIC or fails to distribute an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains to Shareholders in any taxable year, the Fund would be subject to tax as an ordinary corporation on its taxable income (even if such income and gains were distributed to its Shareholders) and all distributions out of earnings and profits to Shareholders would be characterized as dividends. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.
ERISA PLANS AND OTHER
TAX-EXEMPT ENTITIES
Shareholders subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an “IRA”) and 401(k) and Keogh Plans may purchase Shares. Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, it is expected that the Adviser should not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund. See “ERISA Considerations”.
REPORTS TO
SHAREHOLDERS
The Fund furnishes to Shareholders subject to IRS tax reporting as soon as practicable after the end of each calendar year information on IRS Form 1099-DIV or IRS Form 1099-B, as appropriate, and as required by law to assist the Shareholders in preparing their tax returns. The Fund prepares, and transmits to Shareholders, an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.
TERM
The Fund’s term is perpetual, though the Fund can be terminated under the terms of the Fund’s organizational documents.
RISK FACTORS
Investment in the Fund exposes investors to the risk of private equity investments. Private equity investments involve significant risks, including a total loss of capital. Risks relating to private equity investments derive from several factors, including, but not limited to: the risk that portfolio investments do not succeed, as well as the risks of limited diversification, leverage, limited liquidity, capital call obligations and uncertain valuations. Additional risks include:
Risks of an Investment in Shares of the Fund
•
Loss of capital, up to the entire amount of a Shareholder’s investment.

•
Investing in Investment Funds that may be newly-organized and therefore have no, or only limited, operating histories.

•
The Fund’s Shares are illiquid securities. Shares are not traded on any national or other securities exchange or market and are subject to certain restrictions on transferability contained in the Fund’s Agreement and Declaration of Trust.

•
The Adviser and the Investment Managers may face conflicts of interest. The Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts (as defined herein). See “Conflicts of Interest”.

•
The Fund may be unable to raise substantial capital, which could result in the Fund being unable to structure its investment portfolio as anticipated, and the returns achieved on these investments may be reduced as a result of allocating all of the Fund’s expenses over a smaller asset base.

Investment Program Risks
•
There is no established market for secondaries and the Adviser does not currently expect a liquid market to develop.

•
There can be no assurance that the Fund will be able to identify sufficient investment opportunities or that it will be able to acquire sufficient secondaries on attractive terms.

•
The success of each Investment Fund and direct investment (and, as a result, the success of the Fund) is subject to those risks that are inherent in private equity investments, including, but not limited to, the risk that portfolio companies will not succeed. Other risks associated with private equity investments include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, inflation, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, manmade disasters, uninsurable losses, actual or threatened war or armed conflicts, terrorism, the imposition of economic sanctions or tariffs, earthquakes, hurricanes or floods and infectious disease epidemics/pandemics (such as COVID-19) and other factors which are beyond the control of the Fund or the Investment Funds.

•
The Fund may acquire direct investments in portfolio companies or purchase secondaries or primaries that invest in portfolio companies that involve a high degree of business or financial risk.

•
When the Fund makes direct investments in operating companies that are Co-Investment Opportunities alongside Investment Managers, the Fund will be highly dependent upon the capabilities of the Investment Managers alongside which the investment is made. The Fund may indirectly make binding commitments to Co-Investment Opportunities without an ability to participate in the management and control of, and with no or limited ability to transfer its interests in, the pertinent operating company. In some cases, the Fund will be obligated to fund its entire direct investment in a Co-Investment Opportunity up front, and in other cases the Fund will make commitments to fund investments from time to time, as called by the Investment Manager of another Investment Fund in a Co-Investment Opportunity. Generally, neither the Adviser nor the Fund will have control over the timing of capital calls or distributions received from such Co-Investment Opportunities, or over investment decisions made in such Co-Investment Opportunities.

•
Subject to the limitations and restrictions of the 1940 Act, the Fund may use leverage by borrowing money for investment purposes, to satisfy repurchase requests, and for other temporary purposes, which may increase the Fund’s volatility. Borrowing and leverage present opportunities for increasing total return, but have the effect of potentially magnifying losses as well.

•
Subject to the limitations and restrictions of the 1940 Act, the Fund may use derivative transactions, primarily equity options, for hedging purposes. Options present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty and illiquidity. Use of options for hedging purposes by the Fund could present significant risks, including the risk of losses in excess of the amounts invested.

•
Investment Funds may also utilize leverage in their investment activities. Borrowings by Investment Funds are not subject to the limitations on borrowings in the 1940 Act. Accordingly, the Fund may be exposed to the risk of highly leveraged investment programs of certain Investment Funds held by the Fund. Generally, the use of leverage by Investment Funds may increase the volatility of the Investment Funds.

•
An Investment Fund’s investments, depending upon strategy, may be in companies whose capital structures are highly leveraged. Such investments involve a high degree of risk, in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market.

•
To avoid potential regulatory consequences, the Fund may hold its interest in an Investment Fund or in a direct investment in an operating company in non-voting form or limit its voting rights to a certain percentage of its investment. To the extent the Fund (1) holds non-voting interests, or (2) contractually foregoes the right to vote its interests in an Investment Fund or operating company, the Fund will not be able to vote on matters that require the approval of the interest holders of the Fund or operating company, including matters that may be adverse to the Fund’s interests. This restriction could diminish the influence of the Fund and Adviser in an Investment Fund or operating company, as compared to other investors, and could adversely affect the Fund’s investment in the Investment Fund or operating company, which could result in unpredictable and potentially adverse effects on the Fund.
•
The valuation of Investment Funds and operating companies in which the Fund invests ordinarily will not be based on market quotations or other objective and observable sources. In addition, the Adviser may not have access to all material information relevant to a valuation analysis. Valuations of Investment Funds will ordinarily be based on valuations provided by Investment Managers of the Investment Funds, which may be based on imperfect information, involve elements of judgment on the part of Investment Managers, and be subject to inherent uncertainties.

•
The Fund’s carrying value of a primary or secondary investment in an Investment Fund or a direct investment may not accurately reflect the amount the Fund could realize upon disposition of the asset and, in the case of a secondary, is not expected to reflect the Fund’s cost to purchase the asset if it is acquired at a discount to the net asset value reported by the Investment Fund or its Investment Manager.

•
The valuations reported by the Investment Funds or deduced for operating companies and Investment Funds, based upon which the Fund determines its monthly net asset value, may be subject to later adjustment or revision.

•
If the Fund needs to sell assets to pay for repurchases, it may have to dispose of such assets at depressed prices. In addition, the Fund’s ability to sell its interests in Investment Funds and operating companies in which it is invested may be limited. The Fund may not have control over the timing of distributions or delivery of proceeds from the Investment Funds.

•
The Fund has no obligation to repurchase Shares at any time, and any such repurchases will only be made at such times, in such amounts, and on such terms as may be determined by the Board, in its sole discretion. While it is expected that the Adviser will normally recommend to the Board, subject to the Board’s discretion, that the Fund conduct repurchases as of the end of each calendar quarter, the Adviser may not recommend a repurchase offer for any quarter in which the Adviser believes that it would be detrimental to the Fund for liquidity or other reasons. In addition, the Fund may at any time cease conducting repurchases, even after it has started making repurchase offers, which could leave Shareholders without a source of liquidity for their Shares for an extended period of time.
•
Investment analyses and decisions may be undertaken on an expedited basis for the Fund to take advantage of available investment opportunities that have expedited investment processes. Further, the Adviser may conduct its due diligence activities over a very brief period to take advantage of investment opportunities, which could result in less due diligence being conducted on the investment opportunity by the Adviser than would be conducted in ordinary circumstances.

•
The Fund may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, which may provide concentrated exposure to the risks of that strategy.

•
An Investment Fund may focus on a particular industry or sector (e.g., utilities, financial services, consumer products, industrials, healthcare or technology), which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries.

•
An Investment Manager may focus on a particular country or geographic region, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

•
The securities in which the Fund or an Investment Fund may invest may be among the most junior in a portfolio company’s capital structure and, thus, subject to greater risk of loss than holders of secured interests, debt or preferred shares.

•
An Investment Fund’s assets may be invested in a limited number of securities or portfolio companies which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in a larger number or more diversified securities.

•
The Fund is registered as an investment company under the 1940 Act, which may limit its investment flexibility compared to a fund that is not so registered.

•
Investment Funds will not be registered as investment companies under the 1940 Act and, therefore, the Fund and Shareholders, as indirect limited partners or members in such Investment Funds, may not avail themselves of 1940 Act protections.

•
Fund Shareholders will bear two layers of fees and expenses: asset-based fees and expenses at the Fund level, and asset-based fees, carried interests or incentive allocations (which are a share of an Investment Fund’s returns which are paid to the Investment Manager) and fees and expenses at the Investment Fund level. In addition, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees.
•
Certain of the Investment Funds may invest and the Fund may directly invest in foreign portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States.

•
Non-U.S. securities, which could be held by Investment Funds in which the Fund invests and through direct investments, involve certain risk factors not typically associated with investing in U.S. securities.

•
The Fund’s or an Investment Fund’s investments may consist of collateralized loan obligations (“CLOs”) or similar instruments. Structured finance securities may present risks similar to those of the other types of debt obligations in which the Fund or an Investment Fund may invest and, in fact, such risks may be of greater significance in the case of structured finance securities. In addition, the performance of a structured finance security will be affected by a variety of factors, including the structured finance security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. The Fund’s investments in structured finance securities that are lower in priority in the capital structure of the issuer may present a greater degree of investment risk, as the cash flow or property securing the structured finance security may be insufficient to meet scheduled payments after giving effect to the more senior obligations of the issuer.

•
Fund Shareholders will have no right to receive information about the Investment Funds or Investment Managers, and will have no recourse against Investment Funds or their Investment Managers or against portfolio companies.

•
The Fund may maintain a sizeable cash position in anticipation of funding capital calls. The overall impact of holding a portion of the investment portfolio in cash or cash equivalents could be a drag on performance.

•
The Fund may employ an “over-commitment” strategy, which could result in an insufficient cash supply to meet Investment Fund commitments. Such an insufficient cash supply would have negative impacts on the Fund, including an adverse impact on the Fund’s ability to conduct tender offers for its Shares or pay for repurchases of Shares tendered by Shareholders, or to meet expenses generally. Moreover, if the Fund defaults on its commitments or fails to satisfy capital calls in a timely manner, it generally will be subject to significant penalties, such as the complete forfeiture of the Fund’s investment in an Investment Fund.
•
An Investment Manager of an Investment Fund may receive a performance fee, carried interest or incentive allocation that the Adviser has observed to be generally equal to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return. The performance fee, carried interest or incentive allocation is paid indirectly out of the Fund’s assets and therefore by investors in the Fund. These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest or incentive allocation.

•
The Fund is subject to the risk that an Investment Fund may not provide information sufficient to facilitate the assessment of whether the Fund qualifies as a RIC under the Code. The Fund intends to qualify as a RIC under the Code, but may be subject to tax liabilities if it fails to so qualify.

•
Investment Funds located outside of the United States may be subject to withholding taxes in such jurisdictions, which may reduce the return of the Fund and its Shareholders.

•
A variety of factors can cause interest rates to change, including central bank monetary policies, inflation rates and general economic conditions. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the U.S. Federal Reserve (the “Federal Reserve”) raises interest rates or when such rates remain elevated following a period of historically low levels. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks. Adverse developments resulting from changes in interest rates (or the expectation of such changes) could have a material adverse effect on the Fund’s or an Investment Fund’s financial condition and results of operations. In addition, a decline in the prices of the debt the Fund or an Investment Fund owns could adversely affect the Fund’s net asset value. Changes in market interest rates could also affect the ability of operating companies in which the Fund or an Investment Fund invests to service debt, which could materially impact the Fund or an Investment Fund in which the Fund may invest, thus impacting the Fund.

•
Legal, tax and regulatory changes, as well as judicial decisions, could adversely affect the Fund. It is impossible to predict how changes in policy or regulation will affect the investments of the Fund, but such changes may significantly increase the Fund’s costs of compliance.

Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if the investor can sustain a complete loss of its investment. See “Types of Investments and Related Risks”.

SUMMARY OF FEES AND EXPENSES
The following table illustrates the fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly. The Fund’s actual expenses may vary from the estimated expenses shown in the table below.
	Class A Shares	Class I Shares
SHAREHOLDER TRANSACTION EXPENSES
Maximum Sales Load (percentage of purchase amount)(1)	3.00%	None
Maximum Early Repurchase Fee(2)	2.00%	2.00%
ANNUAL EXPENSES (as a percentage of net assets attributable to Shareholders)(1)
Management Fee	1.65%	1.65%
Distribution and Servicing Fee	0.55%	0.00%
Other Expenses(3)	0.59%	0.59%
Commitment Fees	0.08%	0.08%
Total Other Expenses	0.67%	0.67%
Interest Expense on Borrowings	0.00%	0.00%
Acquired Fund Fees and Expenses(4)	1.12%	1.12%
Total Annual Fund Operating Expenses	3.99%	3.44%

(1)
Generally, the minimum initial investment by an investor in the Fund is $25,000, which minimum may be reduced for certain investors. Investors purchasing Class A Shares may be charged a sales load of up to 3.0% of the Investor’s subscription. The table assumes the maximum sales load is charged. Investments will be subject to a sales load in the amounts set forth below:

Investment Amount	Sales Load
Less than $99,999	3.0%
$100,000 – $249,999	2.0%
$250,000 – $999,999	1.5%
$1,000,000 – $4,999,999	1.0%
$5,000,000 and above	0.0%
The Distributor and/or a Selling Agent may, in its discretion, waive the sales load for certain investors. See “Purchase Terms” and “Plan of Distribution”.
Certain financial intermediaries may apply different sales load waivers, discounts and/or breakpoints. See “Appendix — Financial Intermediary-Specific Sales Load Waivers and Discounts”.
(2)
A 2% Early Repurchase Fee will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the one-year anniversary of the Shareholder’s purchase of Shares. Shares tendered for repurchase and subject to the Early Repurchase Fee will be treated as having been repurchased on a “first-in, first-out” basis. Any Early Repurchase Fee charged to Shareholders will be retained by the Fund and will benefit the Fund’s remaining Shareholders.

(3)
Includes amounts paid under an Administration Agreement between the Fund and Pomona under which the Fund pays the Administrator the quarterly Administration Fee of 0.0625% (0.25% on an annualized basis) of the Fund’s quarter-end net asset value. Includes amounts paid under a Sub-Administration Agreement between the Fund and Colmore, Inc. under which the Fund pays the Sub-Administrator a quarterly fee calculated based upon the ending net assets of the Fund, subject to a minimum annual fee, and will reimburse certain of the Sub-Administrator’s out-of-pocket expenses incurred at the Sub-Administrator’s cost. Includes amounts of certain of the Administrator’s and

Sub-Administrator’s expenses which are expected to be reimbursed by the Fund under the Administration Agreement and Sub-Administration Agreement. In addition, the payment of expenses of issuance and distribution and ongoing offering costs will immediately reduce the net asset value of each Share purchased in this offering. The Fund’s “Other Expenses” have been estimated based on the amounts incurred in the prior fiscal year to reflect amounts expected to be incurred during the current fiscal year.
(4)
Includes fees and expenses of Investment Funds in which the Fund invests. Some or all of the Investment Funds in which the Fund will invest charge carried interests, incentive fees or allocations based on the Investment Funds’ performance. The Investment Funds in which the Fund will invest generally charge a management fee of 1.00% to 2.00%, and approximately 20% of net profits as a carried interest allocation. The “Acquired Fund Fees and Expenses” disclosed above are based on the actual fees and expenses of the Investment Funds in which the Fund was invested for the period ended December 31, 2025, which may change substantially over time and, therefore, significantly affect “Acquired Fund Fees and Expenses”. The amounts shown as “Acquired Fund Fees and Expenses” reflects operating expenses of the Investment Funds and transaction-related fees. The “Acquired Fund Fees and Expenses” disclosed above, however, do not reflect any performance-based fees or allocations paid by the Investment Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Investment Funds.

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The assumed 5% annual return, which is required by the SEC, is not a prediction of, and does not represent, the projected or actual performance of the Fund.
This example is based on the estimated fees and expenses incurred by the Fund, including the Acquired Fund Fees and Expenses and the Maximum Sales Load, as set out in the table above and should not be considered a representation of future expenses.
Actual expenses may be greater or less than those shown.   Certain Shareholders may pay less in total expenses as a result of either financial intermediaries waiving or reducing the sales load. You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:
	1-year	3-years	5-years	10-years
Class A Shares	$68.70	$147.29	$227.46	$435.10
Class I Shares	$34.40	$104.82	$177.45	$369.18

SENIOR SECURITIES
Information about the Fund’s senior securities as of the dates indicated below is shown in the following table. The information for the fiscal years ended March 31, 2026, 2025, 2024, 2023 and 2022 was included in the Fund’s audited financial statements, which have been audited by Ernst & Young LLP, an independent registered public accounting firm. The information for the fiscal year ended March 31, 2021 and earlier have been derived from the Fund’s audited financial statements for those periods, which were audited by another independent registered public accounting firm.
Class and Year Ended	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage Per $1,000 of Indebtedness(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Credit Facility (Barclays)
March 31, 2026	$—	—	—	N/A
March 31, 2025	—	—	—	N/A
March 31, 2024	93,225,600	17,418	—	N/A
March 31, 2023	77,576,100	13,079	—	N/A
March 31, 2022	47,990,882	12,376	—	N/A
March 31, 2021	11,971,740	28,504	—	N/A
March 31, 2020	—	N/A	—	N/A
March 31, 2019	—	N/A	—	N/A

(1)
Total amount of each class of senior securities outstanding at principal value at the end of the year presented.

(2)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness.

(3)
The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(4)
Not applicable to senior securities outstanding as of year end.

FINANCIAL HIGHLIGHTS
The financial highlights table is intended to help you understand the Fund’s financial performance for the past ten fiscal years. The information for the fiscal years ended March 31, 2017, March 31, 2018, March 31, 2019, March 31, 2020, and March 31, 2021 is derived from the Fund’s financial statements and has been audited and reported by the Fund’s previous independent registered public accountant. The financial data for the fiscal years ended March 31, 2022, March 31, 2023, March 31, 2024, March 31, 2025, and March 31, 2026 is derived from the Fund’s financial statements, which have been audited by Ernst & Young LLP, the Fund’s independent registered public accounting firm, whose report, along with the Fund’s financial statements, is included in the Fund’s annual report to shareholders, which is available upon request.
	Class A Shares
	For the Year Ended March 31, 2026	For the Year Ended March 31, 2025	For the Year Ended March 31, 2024	For the Year Ended March 31, 2023	For the Year Ended March 31, 2022
Net asset value – beginning of year	$15.11	$15.04	$14.03	$14.79	$13.34
Net increase/(decrease) in Net Assets from investment operations:
Net investment loss(a)	(0.26)	(0.11)	(0.15)	(0.32)	(0.32)
Net realized and unrealized gain/(loss) on investments	0.64	0.95	1.77	0.11	3.71
Total income/(loss) from investment operations:	0.38	0.84	1.62	(0.21)	3.39
Distributions from capital gains	(0.43)	(0.77)	(0.61)	(0.55)	(1.94)
Distributions from return of capital	—	—	—	—	—
Total distributions:	(0.43)	(0.77)	(0.61)	(0.55)	(1.94)
Net asset value per Share, end of year	$15.06(g)	$15.11	$15.04	$14.03	$14.79
Total Return(b)	2.45%(g)	5.74%	11.77%	(1.28)%	26.25%
Ratios/Supplemental Data:
Net Assets, end of year (in thousands)	$669,715	$799,797	$659,830	$440,313	$273,039
Ratio of net investment loss to average Net Assets(c)	(1.70)%	(0.74)%	(0.98)%	(2.30)%	(2.32)%
Ratio of gross expenses to average Net Assets(c)(d)	2.88%	3.04%	3.53%	3.61%	3.59%
Ratio of expense waiver to average Net Assets(f)	0.00%	0.00%	0.00%	0.00%	0.00%(e)
Ratio of net expenses to average Net Assets(f)	2.88%	3.04%	3.53%	3.61%	3.59%
Portfolio turnover rate(h)	5.00%	—%	—%	—%	1.23%
Senior Securities
Total borrowings (000s)	$—	$—	$93,226	$77,576	$47,991
Asset coverage per $1,000 unit of senior indebtedness(i)	$—	$—	$17,418	$13,079	$12,376

(a)
Based on average shares outstanding during the year.

(b)
Total Return based on net asset value per share.

(c)
The ratios do not include investment income or expenses of the Private Equity Investments in which the Fund invests.

(d)
Represents the ratio of expenses to average Net Assets absent fee waivers and/or expense reimbursement by the Adviser.

(e)
Amount is less than 0.005%.

(f)
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund for a one-year term ending at the end of the Limitation Period to limit the amount of the Fund’s total annual ordinary operating expenses, excluding certain “Specified Expenses” as outlined in the Notes to Consolidated Financial Statements. This amount includes expenses incurred by the Fund for recoupment to the Adviser for expenses previously waived. Had the Fund not incurred such expenses, the annualized ratio of net expenses to average net assets would have been 2.88% for the year ended March 31, 2026, and the annualized ratio of net expenses to average net assets would have been, 3.04%, 3.45%, 3.47%, and 3.53% for the years ended March 31, 2025, 2024, 2023, and 2022, respectively.

(g)
The net asset values and total returns have been calculated on net assets which include adjustments made in accordance with U.S. generally accepted accounting principles required at year end for financial reporting purposes and may differ from returns based on net asset values calculated for shareholder transactions during the year.

(h)
Excluding short-term investments, the portfolio turnover rate represents the lesser of the Fund’s purchases or sales of investments for the period divided by the average monthly fair value of the Fund’s investments during the year.

(i)
Calculated by subtracting the Fund’s total liabilities (excluding borrowings) from the Fund’s total assets and dividing this by the total number of senior indebtedness units, where one unit equals $1,000 of senior indebtedness.

	Class A Shares
	For the Year Ended March 31, 2021	For the Year Ended March 31, 2020	For the Year Ended March 31, 2019	For the Year Ended March 31, 2018	For the Year Ended March 31, 2017
Net asset value per Share, beginning of year	$9.14	$10.20	$10.44	$10.09	$10.20
Net increase in Shareholders’ Capital from operations:
Net investment loss	(0.11)	(0.15)	(0.15)	(0.04)	(0.09)
Net realized gain and change in unrealized appreciation on Private Equity Investments and foreign currency translation	5.07	0.40	1.16	1.34	1.03
Net increase in Shareholders’ Capital from operations:	4.96	0.25	1.01	1.30	0.94
Distributions from capital gains	(0.38)	(1.31)	(1.25)	(0.95)	(1.05)
Distributions from return of capital	(0.38)	—	—	—	—
Total distributions	(0.76)	(1.31)	(1.25)	(0.95)	(1.05)
Net asset value per Share, end of year	$13.34	$9.14	$10.20	$10.44	$10.09
Total Return(1)	56.54%	1.99%	9.79%	13.34%	9.71%
Ratios/Supplemental Data:
Shareholders’ Capital, end of year (in thousands)	$169,545	$96,479	$94,109	$80,983	$63,225
Ratio of net investment loss to average Shareholders’ Capital	(1.09)%	(1.45)%	(1.51)%	(0.59)%	(1.07)%
Ratio of gross expenses to average Shareholders’ Capital(2)	3.80%	4.03%	4.19%	3.85%	4.05%
Ratio of expense waiver to average Shareholders’ Capital(3)	(0.31)%	(0.48)%	(0.50)%	(0.71)%	(0.87)%
Ratio of net expenses to average Shareholders’ Capital(3)(4)	3.49%	3.55%	3.69%	3.14%	3.18%
Portfolio Turnover	—%	0.07%	—%	—%	—%

(1)
Total return based on net asset value per Share is the combination of changes in net asset value per Share and reinvested dividend income at net asset value per Share, if any.

(2)
Represents the ratio of expenses to average Shareholders’ Capital absent fee waivers and/or expense reimbursement by the Adviser.

(3)
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund for a one-year term ending at the end of the Limitation Period to limit the amount of the Fund’s total annual ordinary operating expenses, excluding certain “Specified Expenses” as outlined in the Notes to Consolidated Financial Statements.

(4)
Includes expenses excluded from the expense limitation. In addition, the ratio is calculated based on net expenses and average net assets. If the net expense ratio calculation was calculated quarterly rather than annualized, as is done for expense waiver calculations which is not, however, calculated based on average net assets, the net expense ratio would be 2.95%.

	Class I Shares
	For the Year Ended March 31, 2026	For the Year Ended March 31, 2025	For the Year Ended March 31, 2024	For the Year Ended March 31, 2023	For the Year Ended March 31, 2022
Net asset value – beginning of year	$16.13	$15.91	$14.72	$15.41	$13.76
Net increase/(decrease) in Net Assets from investment operations:
Net investment loss(a)	(0.18)	(0.03)	(0.06)	(0.26)	(0.24)
Net realized and unrealized gain/(loss) on investments	0.67	1.02	1.86	0.12	3.83
Total income/(loss) from investment operations:	0.49	0.99	1.80	(0.14)	3.59
Distributions from capital gains	(0.43)	(0.77)	(0.61)	(0.55)	(1.94)
Distributions from return of capital	—	—	—	—	—
Total distributions:	(0.43)	(0.77)	(0.61)	(0.55)	(1.94)
Net asset value per Share, end of year	$16.19(g)	$16.13	$15.91	$14.72	$15.41
Total Return(b)	3.03%(g)	6.33%	12.46%	(0.74)%	26.95%
Ratios/Supplemental Data:
Net Assets, end of year (in thousands)	$1,079,067	$1,100,514	$869,503	$495,638	$271,743
Ratio of net investment loss to average Net Assets(c)	(1.14)%	(0.18)%	(0.34)%	(1.76)%	(1.86)%
Ratio of gross expenses to average Net Assets(c)(d)	2.32%	2.49%	2.98%	3.07%	3.05%
Ratio of expense waiver to average Net Assets(f)	0.00%	0.00%	0.00%	0.00%	0.00%(e)
Ratio of net expenses to average Net Assets(f)	2.32%	2.49%	2.98%	3.07%	3.05%
Portfolio turnover rate(h)	5.00%	—%	—%	—%	1.23%
Senior Securities
Total borrowings (000s)	$—	$—	$93,226	$77,576	$47,991
Asset coverage per $1,000 unit of senior indebtedness(i)	$—	$—	$17,418	$13,079	$12,376

(a)
Based on average shares outstanding during the year.

(b)
Total Return based on net asset value per share.

(c)
The ratios do not include investment income or expenses of the Private Equity Investments in which the Fund invests.

(d)
Represents the ratio of expenses to average Net Assets absent fee waivers and/or expense reimbursement by the Adviser.

(e)
Amount is less than 0.005%.

(f)
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund for a one-year term ending at the end of the Limitation Period to limit the amount of the Fund’s total annual ordinary operating expenses, excluding certain “Specified Expenses” as outlined in the Notes to Consolidated Financial Statements. This amount includes expenses incurred by the Fund for recoupment to the Adviser for expenses previously waived. Had the Fund not incurred such expenses, the annualized ratio of net expenses to average net assets would have been 2.32% for the year ended March 31, 2026, and the annualized ratio of net expenses to average net assets would have been, 2.49%, 2.96%, 2.93%, and 2.99% for the years ended March 31, 2025, 2024, 2023, and 2022, respectively.

(g)
The net asset values and total returns have been calculated on net assets which include adjustments made in accordance with U.S. generally accepted accounting principles required at year end for financial reporting purposes and may differ from returns based on net asset values calculated for shareholder transactions during the year.

(h)
Excluding short-term investments, the portfolio turnover rate represents the lesser of the Fund’s purchases or sales of investments for the period divided by the average monthly fair value of the Fund’s investments during the year.

(i)
Calculated by subtracting the Fund’s total liabilities (excluding borrowings) from the Fund’s total assets and dividing this by the total number of senior indebtedness units, where one unit equals $1,000 of senior indebtedness.

	Class I Shares
	For the Year Ended March 31, 2021	For the Year Ended March 31, 2020	For the Period April 1, 2018 (Commencement of Operations) to Year Ended March 31, 2019
Net asset value per Share, beginning of year	$9.36	$10.36	$10.54(1)
Net increase in Shareholders’ Capital from operations:
Net investment loss	(0.05)	(0.08)	(0.07)*
Net realized gain and change in unrealized appreciation on Private Equity Investments and foreign currency translation	5.21	0.39	1.14
Net increase in Shareholders’ Capital from operations:	5.16	0.31	1.07
Distributions from capital gains	(0.38)	(1.31)	(1.25)
Distributions from return of capital	(0.38)	—	—
Total distributions	(0.76)	(1.31)	(1.25)
Net asset value per Share, end of year	$13.76	$9.36	$10.36
Total Return(2)	57.38%	2.54%	10.40%(3)
Ratios/Supplemental Data:**
Shareholders’ Capital, end of year (in thousands)	$151,548	$73,303	$31,948
Ratio of net investment income/(loss) to average Shareholders’ Capital	(0.48)%	(1.10)%	(1.24)%(4)
Ratio of gross expenses to average Shareholders’ Capital(5)	3.23%	3.62%	3.86%(4)
Ratio of expense waiver to average Shareholders’ Capital(6)	(0.31)%	(0.53)%	(0.66)%(4)
Ratio of net expenses to average Shareholders’ Capital(6)(7)	2.92%	3.09%	3.20%(4)
Portfolio Turnover	—%	0.07%	—%

*
Per Share data of income/(loss) from investment operations is computed using the total income and expense for this year divided by end of year Shares.

**
Class I Shares commenced operations on April 1, 2018. These ratios include certain expenses related to the offering of this share class and other expenses associated with the commencement of operations that are specific only to the I share class.

(1)
The net asset value per Share as of the beginning of the period, April 1, 2018 (Commencement of Operations) represents the initial net asset value per Share of $10.54.

(2)
Total Return based on net asset value per Share is the combination of changes in net asset value per Share and reinvested dividend income at net asset value per Share, if any.

(3)
Not annualized.

(4)
Annualized.

(5)
Represents the ratio of expenses to average Shareholders’ Capital absent fee waivers and/or expense reimbursement by the Adviser.

(6)
The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund for a one-year term ending at the end of the Limitation Period to limit the amount of the Fund’s total annual ordinary operating expenses, excluding certain “Specified Expenses” as outlined in the Notes to Consolidated Financial Statements.

(7)
Includes expenses excluded from the expense limitation. In addition, the ratio is calculated based on net expenses and average net assets. If the net expense ratio calculation was calculated quarterly rather than annualized, as is done for expense waiver calculations which is not, however, calculated based on average net assets, the net expense ratio would be 2.40%.

THE FUND
The Fund was organized as a Delaware statutory trust on August 12, 2014. The Fund filed a Certificate of Amendment to its Certificate of Trust with the State of Delaware to change its name to Pomona Investment Fund on February 13, 2015. The Fund commenced operations on May 7, 2015. The Fund’s principal office is located at 780 Third Avenue, 46th Floor, New York, New York 10017, and its telephone number is 1-844-2POMONA. Investment advisory services are provided to the Fund by the Adviser pursuant to the Investment Advisory Agreement. Responsibility for the oversight of the Fund’s investment program and its management and operation is vested in the Fund’s Board of Trustees. See “Management of the Fund”.
USE OF PROCEEDS
The proceeds from the sale of Shares, net of the Fund’s fees and expenses, are expected to be invested by the Fund to pursue its investment program and objective as soon as practicable.
STRUCTURE
The Fund is a specialized investment vehicle that combines many of the features of an investment fund not registered under the 1940 Act, often referred to as a “private investment fund,” with those of a registered closed-end investment company. Private investment funds, such as the Investment Funds, are collective asset pools that typically offer their securities privately, without registering such securities under the 1933 Act. The Adviser believes that securities offered by Investment Funds are typically sold in large minimum denominations (often at least $5 million to $20 million) to a limited number of high net worth individual and institutional investors. The managers or investment advisers of these funds are usually compensated through asset-based fees and incentive-based fees. Compared to Investment Funds, registered closed-end investment companies often impose relatively modest minimum investment requirements and publicly offer their shares to a broader range of investors, in contrast to the higher minimum investment amounts and limited range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based fees.
Investors may purchase Shares of the Fund as of the first business day of each month based upon the Fund’s most recently determined net asset value per Share.

Unlike the practices of many private investment funds, however, the Fund intends to offer Shares without limiting the number of eligible investors that can participate in its investment program. The Fund’s structure is designed to permit eligible investors to participate in an investment program that focuses on private equity investments without requiring, among other things, the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Fund to the limitations on the number of investors imposed by many Investment Funds.
INVESTMENT PROGRAM
Investment Objective
The Fund’s investment objective is to seek long-term capital appreciation. The Fund’s investment objective may be changed by the Board of Trustees without a vote of the Shareholders.
Investment Program
The Fund seeks long-term capital appreciation by investing primarily in private equity investments. The Fund invests principally in secondary investments in Investment Funds and, to a lesser degree, in primary investments in Investment Funds. The Fund may also invest in direct investments in operating companies. Under normal market conditions, at least 80% of its assets, plus any borrowings for investment purposes, are committed to these types of private equity investments. To the extent that the Fund makes direct investments in operating companies, such investments are expected to be principally in privately-held operating companies, although the Fund may make direct investments in publicly-held operating companies from time to time.
By focusing a substantial portion of the Fund’s investment program on secondary interests and early secondary investments, the Fund will seek to mitigate the impact of “J-curve” performance on the Fund’s returns, which typically impacts primary investments more so than secondary investments, potentially increasing interim returns and cash flow. Secondary investments and, to a lesser extent, early secondary investments may also mitigate return volatility by increasing the breadth of investments in the Fund’s portfolio, with corresponding broad-based exposure to existing, rather than blind pool, investments.
In pursuing the Fund’s investment objective, the Adviser will seek to invest in Investment Funds and direct investments representing a broad spectrum of types of private equity opportunities (e.g., buyout, growth capital, special situations, credit, venture capital, private infrastructure, real estate, real assets and/or other private assets) and vintage years (i.e., the year in which an Investment Fund begins investing). The Fund’s investment program is intended to achieve broader investment exposure and more efficient capital deployment than most eligible investors could achieve by making a limited number of primary investments in Investment Funds alone. The Fund will seek to avoid concentration in any particular industry sector.
The Fund seeks to provide access to investments that are generally unavailable to the investing public due to investor suitability restrictions, resource and operational requirements, and higher investment minimums. Accordingly, the Fund has been structured with the intent of providing exposure and streamlining access to private equity investing. Through the Fund, eligible investors can gain exposure to the potential rewards of private equity investments through a registered fund that is structured to facilitate investing in this asset class without being required to, for example, manage the funding of capital calls on short notice, meet large minimum commitment amounts, or receive complex tax reporting on IRS Form 1065, Schedule K-1s.
Through the Fund, investors will have access to private equity investments, including secondary and primary investments in Investment Funds that may otherwise restrict the number and type of persons whose money will be accepted for investment. These Investment Funds will generally be unaffiliated with, and not related to, the Fund or the Adviser. Investing in the Fund also permits Shareholders to invest in Investment Funds without being subject to the high minimum investment requirements imposed on investors in such Investment Funds, which the Adviser believes typically range between $5 million and $20 million. In addition, because the Fund intends to qualify each taxable year as a RIC under Subchapter M of the Code, it is expected to have certain attributes that are not generally found in traditional unregistered private equity fund of funds. These include providing simpler tax reports to Shareholders on IRS Form 1099 and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payments of U.S. federal income tax.
To maintain liquidity and to meet Investment Fund capital calls, the Fund may invest in short- and medium-term fixed income securities and may hold cash and cash equivalents. The Fund may also invest in Index-Related Investments, which seek to replicate the returns of a theoretical investment in a diversified portfolio of private equity investments. Specifically, Index-Related Investments seek to replicate the performance of a diversified portfolio of private equity investments by investing in a portfolio of publicly traded assets, which may include equities, options, ETFs and futures. The Fund may use derivative instruments, primarily equity options, for hedging purposes in connection with its investments in one or more Index-Related Investments.
In addition to the foregoing, the Fund may utilize a revolving credit facility to satisfy repurchase requests from Shareholders, to meet capital calls, and to otherwise provide the Fund with temporary liquidity. Finally, the Fund may, to a lesser extent, invest in ETFs designed to track equity indices and Listed Private Equity.
Private Equity Strategies
Private equity is an asset class typically consisting of equity securities and debt in operating companies that are not publicly traded on a stock exchange. Private equity consists of investors and funds that typically make investments directly into private companies or conduct buyouts of public companies that typically result in a delisting of public equity. Investment Funds are typically structured as 10-year partnerships, where capital is called and investments are made in years 1 – 4 and sold in years 5 – 10. For example, general buyout funds seek to acquire private and public companies, as well as divisions of larger companies, and reposition them for sale at a multiple of invested equity by unlocking value and enhancing opportunities through financial, managerial, and/or operational improvements.
Types of private equity investments that the Fund may make include:
Secondary Investments.   Secondary investments, or “secondaries,” refer to investments in existing Investment Funds that are typically acquired in privately negotiated transactions. The private equity secondary market refers to the buying and selling of pre-existing investor commitments to private equity and other alternative investment funds. A seller of a private equity investment sells not only the investments in the fund, but also its remaining unfunded commitments to the fund. When purchasing a secondary, the buyer will agree to purchase an investor’s existing limited partnership position in an Investment Fund, typically at a discount to net asset value, and take on existing obligations to fund future capital calls. Secondary transactions are typically purchases of Investment Funds that are three to seven years old, with existing portfolio companies. These types of private equity investments are viewed as more mature investments than primaries and, as a result, the investment returns from these investments may not exhibit, or may exhibit to a lesser degree, the delayed cash flow and return “J-curve” performance that is normally associated with primary investments. In addition, secondaries typically have a shorter duration than primary investments, due to the potential for earlier realizations and cash flows from the underlying investments. In contrast, primary investments typically have a longer-term duration, resulting in fewer near-term cash flows than secondaries, but with the potential for higher returns due to the potential for additional growth in underlying investments.
Due to the illiquidity of the market for interests in Investment Funds, an investor can sometimes purchase a secondary investment at a discount to an Investment Fund’s net asset value. In making secondary investments, the Adviser normally seeks to invest in Investment Funds with: (i) expected near-to-medium term cash flows; (ii) operationally and financially focused Investment Managers; and (iii) a risk profile characterized by limited downside returns with a low risk of loss of capital. However, there can be no assurance that any or all secondary investments made by the Fund will be able to sustain these characteristics or exhibit this pattern of investment returns and risk and the realization of later gains is dependent upon the performance of each Investment Fund’s portfolio companies. The Fund’s carrying value of a secondary investment in an Investment Fund may not accurately reflect the amount the Fund could realize upon disposition of the asset and is not expected to reflect the Fund’s cost to purchase the asset if it is acquired at a discount to the net asset value reported by the Investment Fund or its Investment Manager.
A significant portion of the Fund’s assets are committed to secondaries, as described below under “Asset Allocation”.
Early Secondary Investments.   Early secondary investments, or early secondaries, refer to a capital commitment to a closed-end private equity fund that (i) already committed more than 25% of its available capital as of the Fund’s commitment date, (ii) has been open to investors for more than one year, or (iii) receives documented approval from the Adviser’s Investment Committee supporting the position that such investment otherwise meets the overall characteristics of an “early secondary” despite not meeting the thresholds in (i) or (ii). As early secondaries are made later in an Investment Fund’s lifecycle than typical primaries, like secondaries, these investments may receive earlier distributions and the investment returns from these investments may exhibit to a lesser degree the delayed cash flow and return “J-curve” performance associated with primary investments, while also having, to a lesser extent, the potential for higher returns associated with primaries. In addition, early secondaries may be utilized to gain exposure to Investment Funds and strategies that would otherwise not be available for a primary investment and may enable the Fund to deploy capital more readily with less blind pool risk than investments in typical primaries.
Primary Investments.   Primary investments, or “primaries,” refer to investments in newly established private equity funds, typically sponsored by Investment Managers with an established investment track record. Primary investments are made during a private equity fund’s initial fundraising period in the form of capital commitments, which are then called down by the fund and utilized to finance its investments during a predefined period.
The Adviser believes that most private equity fund sponsors raise new funds only every four to six years, and funds managed by top-tier private equity firms may be closed to new investors or otherwise not available for primary investments at any given time. Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors are important for accessing Investment Funds sponsored by top performing private equity firms that may have demand beyond the Investment Fund’s capacity. There can be no assurances that the Fund will be able to access Investment Funds sponsored by top performing private equity firms.
Primary investments typically exhibit “J-curve” performance, such that the private equity fund’s net asset value typically declines or flattens moderately during the early years of the fund’s life as investment-related fees and expenses are incurred before investment gains have been realized. As the private equity fund matures and as portfolio companies are sold, the Adviser believes that the pattern typically reverses with increasing net asset value and distributions. There can be no assurance, however, that any or all primary investments made by the Fund will exhibit this pattern of investment returns. The realization of later gains is dependent on the performance and disposition of the Investment Fund’s portfolio companies. The Adviser believes that primary investments are usually 10 years in duration, while underlying investments in portfolio companies generally have a three to seven year duration, if not longer.
Although the Fund does not currently commit a significant portion of its assets to primaries, in the future the Adviser may commit a range of 0% to 40% of the Fund’s assets to primaries, measured at the time of a new investment.
Direct Investments.   Direct investments refer to a direct investment in an operating company by the Fund, as opposed to an investment in an Investment Fund that, in turn, invests in operating companies. The Fund may make a direct investment in an operating company on its own, or as a co-investor alongside other investors, often one or more Investment Funds. Direct investments alongside other investors, referred to as “Co-Investment Opportunities,” are sometimes structured so that the lead and co-investors collectively hold a controlling interest in the operating company. In some circumstances, the Fund may lead investments in Co-Investment Opportunities. In direct investments, unlike investments in Investment Funds, the Fund would likely not bear an additional layer of fees for the intermediary Investment Fund, although the Fund may still bear transactional expenses. Direct investments will normally take the form of investment in the equity securities of an operating company, which could be voting or non-voting and which would usually be privately placed, but a direct investment could also take the form of debt securities, convertible securities, or preferred shares, or a combination.
Although the Fund does not currently commit a significant portion of its assets to direct investments, in the future the Adviser may commit a range of 0% to 20% of the Fund’s assets to direct investments, measured at the time of a new investment.
Investment Opportunities.   In pursuing the Fund’s investment objective, the Adviser will seek to invest in Investment Funds and direct investments representing a broad spectrum of types of private equity investment opportunities, including buyout, growth capital, special situations, credit, venture capital, private infrastructure, real estate, real assets and/or other private assets.
Control investments in established, cash flow positive companies are usually classified as buyouts. Buyout investments may focus on companies of any size of capitalization, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market. Buyout transactions frequently use debt financing, or leverage, particularly in large capitalization transactions.
Growth capital typically involves minority investments in established companies with strong growth characteristics and typically does not utilize much, if any, leverage. Companies that receive growth capital investments typically are profitable businesses that need capital for organic (i.e., internally generated and non-acquisitive) and acquisition growth strategies and shareholder liquidity.
A special situations investment may include a loan to a borrower, together with equity in the form of warrants, common stock, preferred stock or some other form of equity investment. In addition, special situations investments may include other forms of investment not described herein, such as distressed debt and turnaround investments. The special situations Investment Funds to which the Adviser may allocate the Fund’s assets may result in exposure to low grade or unrated debt securities (i.e., “high yield” bonds, which are also known as “junk” bonds).
Credit investments may include investments in senior secured bank loans through structured vehicles and other investment products, as well as debt investments that provide a middle level of financing below the senior debt level and above the equity level, also referred to as “mezzanine” debt. The riskiest portion is the equity level, which bears the greatest risk of loss from defaults on the bonds or loans and serves to protect to some degree the other, more senior levels from default. Despite the protection from the equity level, the various levels can experience substantial losses due to actual defaults, increased sensitivity to defaults due to collateral default and the disappearance of protecting levels, market anticipation of defaults, as well as aversion to such securities as a class. Investment Funds engaged in making credit investments may invest across the capital structure of structured vehicles and other investment products.
Venture capital investments generally focus on emerging companies, often in the technology and healthcare industries. Venture capital funds typically finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors.
Private infrastructure may include companies and Investment Funds that focus on utilities infrastructure (e.g., conventional and renewable power and transmission, electricity, gas and water networks) and/or transportation infrastructure (e.g., airports, ports, railways and roads).
Real estate investments may include single-property real estate opportunities in the United States and abroad and operating companies with significant real estate portfolios.
Investments in real assets may provide exposure to real estate, commodities, natural resources (such as agriculture and timber), infrastructure and precious metals. Other private asset investments may include opportunities in other assets.
The Adviser may invest the Fund’s assets in Investment Funds that engage in investment strategies other than those described in this Prospectus, and may sell the Fund’s portfolio holdings at any time.

Geographic Regions.   Investment Funds and direct investments may be domiciled in the United States or outside the United States, though the Fund will principally invest in U.S.-domiciled investments. The Adviser does not normally expect to make investments in emerging market countries.
Asset Allocation
The Fund’s anticipated asset allocation is set forth below. The percentages shown below are guidelines, and the Fund’s actual allocation in investments may vary from the designated ranges at any time:
Investment Type	Target Range
Secondary Investments (including early secondary investments)	50 – 100%
Primary Investments	0 – 40%
Direct Investments	0 – 20%
Investment Opportunities
Buyout	50 – 80%
Growth Capital and Venture Capital	0 – 20%
Mezzanine and Other Credit	0 – 20%
Other	0 – 20%
Geographic Regions
North America	60 – 100%
Europe	0 – 25%
Rest of the World	0 – 15%
The Fund may not be able to attain the ranges in these guidelines. There can be no assurance that the desired investment strategies will be available, or that potential investments will be consistent with the Fund’s investment objective, will satisfy the Adviser’s due diligence considerations or will be selected for the Fund.
Over time, the allocation ranges and commitment strategy may be adjusted based on the Adviser’s analysis of the private equity market, macro-economic factors, the Fund’s existing portfolio at the relevant time and other pertinent factors. The Fund would not need to adjust its allocations if the percentages of investments change and do not fall within the allocation ranges by virtue of changes in value of the Fund’s assets.
More on Investment Strategies
The principal elements of the Adviser’s investment strategy include: (i) allocating the assets of the Fund across Investment Funds, direct investments and other assets; (ii) seeking to secure access to compelling investment opportunities that the Adviser believes offer attractive value; (iii) seeking to manage the Fund’s level of investment and liquidity using the Adviser’s significant experience in managing private equity capital commitments; and (iv) seeking to manage risk through ongoing monitoring of the Fund’s portfolio.
Security Selection.   In selecting secondaries and early secondaries for the Fund, the Adviser seeks to purchase assets that the Adviser believes are quality assets and are priced at a discount to the asset’s intrinsic value, where downside and principal risk is limited, and the range of investment outcomes can be measured and assessed. In selecting primaries, the Adviser will seek to invest with Investment Managers that the Adviser believes have a proven track record and an investment strategy that seeks to create value for their investors. In assessing direct investments, the Adviser will seek to invest in opportunities that it believes have an attractive risk-reward profile, taking into account management, industry, strategy, capital structure, potential partners and other factors.
Commitment Strategy.   Investors in private equity funds generally make a commitment to provide a specified level of capital to a private equity fund upon demand by such private equity fund’s Investment Manager. Commitments to private equity funds generally are not immediately invested. Instead, committed amounts are drawn down by private equity funds and invested over time, as underlying investments or portfolio companies are identified. As a result, a significant investment position in an Investment Fund, particularly a primary investment, may require an appropriate commitment strategy.
The Adviser will seek to address this challenge by balancing liquidity with maintaining a level of investment that is as high as practicable. A significant portion of the Fund’s assets are committed to secondary investments and early secondaries, and, to a lesser extent, to primary investments. The Fund may also make direct investments in operating companies. Typically, secondary investments will have a lesser obligation to fund future capital calls than primary investments. The Fund may commit to invest in Investment Funds — both secondaries and primaries — in an aggregate amount that exceeds the Fund’s then-current assets (i.e., to “over-commit”) to maintain an appropriate level of investment.
The commitment strategy may also take other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Shares by Shareholders and any distributions made to Shareholders. To forecast portfolio cash flows, the Adviser may analyze historical data, actual portfolio observations, insights and valuations from the Investment Managers and forecasts by the Adviser.
Risk Management.   The Adviser believes that due to the long-term nature of the Fund’s investments, ongoing risk management is important to the health of private equity investments. The Adviser will seek to establish a portfolio with exposure to assets that differ by geography, vintage years, investment opportunity, sector, industry and stage of development. The Adviser will use a range of techniques to reduce the risk associated with private equity investing. These include seeking to maintain close contact with Investment Managers of Investment Funds, and seeking to track commitments, capital calls, distributions, valuations and other pertinent details of Investment Funds.
Other risk management techniques may include, without limitation:
•
Diversifying commitments across Investment Funds at different stages of fund lifecycles through the use of early secondaries and secondaries;

•
Actively managing cash and liquidity;

•
Monitoring cash flows to avoid cash drag and maintain maximum appropriate levels of commitment; and

•
Monitoring available credit lines for the Fund to provide liquidity to satisfy repurchase requests, consistent with the limitations and requirements of the 1940 Act.

To enhance the Fund’s liquidity, particularly in times of possible net outflows through the tender of Shares by Shareholders, or in managing the Fund’s assets, the Adviser may from time to time determine to sell certain of the Fund’s assets.
Investment Selection
A major component of the Adviser’s investment process and selection is its approach to generating what the Adviser believes to be attractive investment opportunities. In its management of private funds, the Adviser has maintained consistently robust deal flow as a result of its global relationships, reputation and research. The Adviser uses a proprietary integrated top-down and bottom-up sourcing program, as well as long-standing relationships from its experience investing in secondaries, to maintain its continuous and methodical global outreach. The Adviser will target differentiated secondary opportunities in core areas and industries with the assistance of its proprietary database of market intelligence. The Adviser is also an active primary investor and has broad-reaching relationships with hundreds of Investment Managers, which may provide the Fund with access to valuable and proprietary insights and information to support the analysis and evaluation of investment opportunities.
The Adviser typically chooses price discipline over investment volume, and will leverage its expertise in valuation metrics, industry trends and knowledge of specific target portfolio companies to perform comprehensive valuation of Investment Funds. The Adviser assesses both a top-down manager evaluation and a bottom-up company-by-company valuation to determine the appropriate price for a secondary investment. The Adviser considers industry, geography, investment stage, vintage and fund manager in selecting assets for the Fund’s portfolio.

Due Diligence
The Adviser and its investment management team may use a range of resources to identify and source the availability of Investment Funds. The Adviser will seek to perform analysis on the underlying assets in prospective Investment Funds. This may include analysis of debt and equity structures, balance sheet strength and fundamentals, cash flow dynamics, operations and management teams. In addition, the Adviser has assembled a proprietary database of information on a large number of leading private equity funds and their underlying portfolios. The Adviser believes that its broad network of relationships throughout the private equity industry will assist portfolio managers in evaluating potential investments. Over the past five calendar years (2021 – 2025), the Adviser has analyzed on average $140 billion in secondary interests per year.
After making an investment in an Investment Fund, the Adviser will seek to track operating information about the Investment Fund and its portfolio companies. The Adviser will seek to communicate with Investment Managers, conduct onsite visits where feasible, review audited and unaudited reports, monitor turnover in senior management and monitor changes in policies. In conjunction with the due diligence process, an investment’s tax treatment and terms and conditions may be considered.
The Adviser has a global platform with offices in New York City, London and Hong Kong, which provides the Adviser with industry and market intelligence, and industry-specific valuation expertise.
In committing the Fund’s assets, the Adviser will attempt to benefit from the performance of various Investment Funds, and assess the potential benefits and risks of access to new and existing Investment Funds. Generally, the Adviser will seek to invest no more than 10% of the Fund’s assets, measured at the time of investment, in any one Investment Fund, although the Adviser may exceed this amount where it believes appropriate.
Leverage
The Fund may borrow money in connection with its investment activities (i.e., utilize leverage). The Fund may borrow money through a credit facility or other arrangements for investment purposes, to satisfy repurchase requests, and to provide the Fund with liquidity. For borrowing through indebtedness, the 1940 Act requires a registered investment company to satisfy the Asset Coverage Requirement of 300% of its indebtedness, including amounts borrowed. This means that the value of the Fund’s total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.
Investment Funds may also utilize leverage in their investment activities. In general, the use of leverage by Investment Funds or the Fund may increase the volatility of the Investment Funds or the Fund. See “Types of Investments and Related Risks — Leverage Utilized by the Fund”.
Subsidiary
In connection with the Fund’s revolving credit agreement, Pomona Investment Fund LLC was organized as a Delaware limited liability company and is a wholly-owned subsidiary of the Fund (the “Subsidiary”). All or a portion of the private equity investments held by the Subsidiary are indirectly pledged as collateral in connection with the Fund’s revolving credit agreement.

TYPES OF INVESTMENTS AND RELATED RISKS
The value of the Fund’s total net assets is expected to fluctuate in response to fluctuations in the value of the Investment Funds, direct investments and other assets in which the Fund invests. Discussed below are the investments generally made by Investment Funds and the principal risks that the Adviser and the Fund believe are associated with those investments and with direct investments in operating companies. These risks will, in turn, have an effect on the Fund. In response to adverse market, economic or political conditions, the Fund may invest in investment grade fixed income securities, money market instruments and affiliated or unaffiliated money market funds or may hold cash or cash equivalents for liquidity or defensive purposes, pending investment in longer-term opportunities. In addition, the Fund may also make these types of investments pending the investment of assets in Investment Funds and Co-Investment Opportunities or to maintain the liquidity necessary to effect repurchases of Shares. When the Fund takes a defensive position or otherwise makes these types of investments, it may not achieve its investment objective.
Investment Risk.   An investment in the Fund involves a high degree of risk, including the risk that the Shareholder’s entire investment may be lost. The Fund’s performance depends upon the Adviser’s selection of Investment Funds and direct investments in operating companies, the allocation of offering proceeds thereto, and the performance of the Investment Funds, direct investments and other assets. The Investment Funds’ investment activities and investments in operating companies involve the risks associated with private equity investments generally. Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in inflation, interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, manmade disasters, uninsurable losses, actual or threatened war or armed conflicts, terrorism, the imposition of economic sanctions or tariffs, earthquakes, hurricanes or floods and infectious disease epidemics/pandemics (such as COVID-19) and other factors which are beyond the control of the Fund or the Investment Funds. These events could reduce consumer demand or economic output, result in market closures, travel restrictions or quarantines, and significantly adversely impact the economy and the investments of the Fund and the Investment Funds. Governmental and quasi-governmental authorities and regulators throughout the world have previously responded to serious economic disruptions with a variety of significant fiscal and monetary policy changes, including but not limited to, direct capital infusions into companies, new monetary programs and dramatically lower interest rates. An unexpected or sudden reversal of these policies, or the ineffectiveness of these policies, could increase volatility in securities markets, which could adversely affect the investments of the Fund and the Investment Funds. Unexpected volatility or lack of liquidity could impair the Fund’s performance and result in its suffering losses.
Closed-End Fund; Liquidity Risks.   The Fund is a closed-end management investment company designed principally for long-term investors and is not intended to be a trading vehicle. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on net asset value.
General Private Equity Risks.   “Private equity” typically refers to investments that are made through privately negotiated transactions using private capital. Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments, although the Fund may also make direct investments in the securities of an operating company alongside an Investment Fund in a Co-Investment Opportunity or on its own. Private equity funds that focus on buyouts have generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments. Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of such private equity funds to obtain the required financing or reducing their expected rate of return. The success of each Investment Fund (and, as a result, the success of the Fund) is subject to those risks that are inherent in private equity investments. These risks are generally related to: (i) the ability of each of Investment Fund to select and manage successful investment opportunities; (ii) the quality of the management of each company in which an Investment Fund invests; (iii) the ability of an Investment Fund to liquidate its investments; and (iv) general economic conditions. Securities of private equity funds, as well as the portfolio companies these funds invest in, tend to be more illiquid, and highly speculative.
General Risks of Secondary Investments.   There is no established market for secondaries and the Adviser does not currently expect a liquid market to develop. Moreover, the market for secondaries has been evolving and is likely to continue to evolve. It is possible that competition for appropriate investment opportunities may increase, thus reducing the number and attractiveness of investment opportunities available to the Fund and adversely affecting the terms upon which investments can be made. Accordingly, there can be no assurance that the Fund will be able to identify sufficient investment opportunities or that it will be able to acquire sufficient secondaries on attractive terms.
When the Fund acquires an Investment Fund interest as a secondary investment, the Fund may acquire contingent liabilities associated with such interest. Specifically, when the seller has received distributions from the relevant Investment Fund and, subsequently, that Investment Fund recalls any portion of such distributions, the Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Investment Fund. While the Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Investment Fund, there can be no assurance that the Fund would have such right or prevail in any such claim.
In some instances, the Fund may have the opportunity to acquire a portfolio of interests from a seller on an “all or nothing” basis. Certain of the interests in the portfolio may be less attractive than others, and certain of the sponsors of such interests may be more familiar to the Fund than others, or may be more experienced or highly regarded than others. In certain instances, the purchase of an interest in a new fund may be less attractive than a secondary market purchase of an existing limited partner interest. In such cases, it may not be possible for the Fund to exclude from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive.
The overall performance of the Fund’s secondaries will depend in part on the acquisition price paid, which may be negotiated based on incomplete or imperfect information. Certain secondaries may be purchased as a portfolio, and in such cases the Fund may not be able to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive. Where the Fund acquires an Investment Fund interest as a secondary investment, in the Adviser’s experience, the Fund will generally not have the ability to modify or amend such Investment Fund’s constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired. In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondaries are typically greater than those relating to primary investments.
The Fund may acquire secondaries as a member of a purchasing syndicate, in which case the Fund may be exposed to additional risks including, among other things: (i) counterparty risk; (ii) reputation risk; (iii) breach of confidentiality by a syndicate member; and (iv) execution risk.
Nature of Portfolio Companies.   The Fund may acquire direct investments in portfolio companies or purchase secondaries or primaries that invest in portfolio companies that involve a high degree of business or financial risk. Such portfolio companies may be startups in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management or a proven market for their products. The Fund’s investments may also include portfolio companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful. The management of such portfolio companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such portfolio companies. Portfolio companies may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition. Portfolio companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing and other capabilities and a larger number of qualified managerial and technical personnel.

Co-Investment Risk.   When the Fund invests alongside other investors in Co-Investment Opportunities, the realization of portfolio company investments made as co-investments may take longer than would the realization of investments under the sole control of the Adviser or the Fund because co-investors may require an exit procedure requiring notification of the other co-investors and possibly giving the other co-investors a right of first refusal or a right to initiate a buy-sell procedure (i.e., one party specifying the terms upon which it is prepared to purchase the other party’s or parties’ participation in the investment and the non-initiating party or parties having the option of either buying the initiating party’s participation or selling its or their participation in the investment on the specified terms).
Co-Investment Opportunities may involve risks in connection with such third-party involvement, including the possibility that a third-party may have financial difficulties, resulting in a negative impact on such investment or that the Fund may in certain circumstances be held liable for the actions of such third-party co-investor. Third-party co-investors may also have economic or business interests or goals that are inconsistent with those of the Fund, or may be in a position to take or block action in a manner contrary to the Fund’s investment objective. In circumstances where such third parties involve a management group, such third parties may receive compensation arrangements relating to the Co-Investment Opportunities, including incentive compensation arrangements, and the interests of such third parties may not be aligned with the interests of the Fund.
When the Fund makes direct investments in operating companies that are Co-Investment Opportunities alongside Investment Managers, the Fund will be highly dependent upon the capabilities of the Investment Managers alongside which the investment is made. The Fund may indirectly make binding commitments to Co-Investment Opportunities without an ability to participate in the management and control of, and with no or limited ability to transfer its interests in, the pertinent operating company. In some cases, the Fund will be obligated to fund its entire direct investment in a Co-Investment Opportunity up front, and in other cases the Fund will make commitments to fund investments from time to time as called by the Investment Manager of another Investment Fund in a Co-Investment Opportunity. Generally, neither the Adviser nor the Fund will have control over the timing of capital calls or distributions received from such Co-Investment Opportunities, or over investment decisions made in such Co-Investment Opportunities.
When the Fund participates in a Co-Investment Opportunity, the Fund generally will not have control over the underlying portfolio company, and will not be able to direct the policies or management decisions of such portfolio company. Thus, the returns to the Fund from any such investments will be more dependent upon the performance of the particular portfolio company and its management in that the Adviser, on behalf of the Fund, will not be able to direct the policies or management decisions of such portfolio company.
Leverage Utilized by the Fund.   The Fund may borrow money in connection with its investment activities — i.e., the Fund may utilize leverage. The Fund may borrow money through a credit facility or other arrangements for investment purposes, to satisfy repurchase requests and to provide the Fund with temporary liquidity. See “Investment Program — Leverage”.
The use of leverage is speculative and involves certain risks. Although leverage will increase the Fund’s investment return if the Fund’s interest in an Investment Fund purchased with borrowed funds earns a greater return than the interest expense the Fund pays for the use of those funds, the use of leverage will decrease the return on the Fund if the Fund fails to earn as much on its investment purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of an investment in the Fund, especially in times market turmoil. The Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate. In addition, a lender to the Fund may terminate or refuse to renew any credit facility into which the Fund has entered. If the Fund is unable to access additional credit, it may be forced to sell its interests in Investment Funds at inopportune times, which may further depress the returns of the Fund.
The 1940 Act’s Asset Coverage Requirement requires a registered investment company to satisfy an asset coverage requirement of 300% of its borrowing through indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness. This requirement means that the value of the investment company’s total indebtedness may not exceed one third of the value of its total assets (including the indebtedness). The Asset Coverage Requirement also requires a closed-end registered investment company to satisfy an asset coverage requirement of 200% for the issuance of preferred stock. The 1940 Act also requires that dividends may not be declared if this Asset Coverage Requirement is breached. The Fund’s borrowings will at all times be subject to the Asset Coverage Requirement.
Leverage Utilized by Investment Funds.   Investment Funds may also utilize leverage in their investment activities. Borrowings by Investment Funds are not subject to the limitations on borrowings in the 1940 Act. Accordingly, the Fund’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Investment Funds held by the Fund. Generally, the use of leverage by Investment Funds may increase the volatility of the Investment Funds. An Investment Fund’s leverage or expected leverage is a factor that may be considered by the Adviser in its security selection process.
Investments in Non-Voting Stock; Inability to Vote.   To avoid potential regulatory consequences, the Fund may need to hold its interest in an Investment Fund or in a direct investment in an operating company in non-voting form or limit its voting rights to a certain percentage of its investment. This limitation on owning voting interests is intended to ensure that an Investment Fund is not deemed an “affiliated person” of the Fund for purposes of the 1940 Act, which may, among other things, potentially impose limits on transactions with the Investment Fund or operating company, both by the Fund and other funds managed by the Adviser. There are, however, other statutory tests of affiliation (such as on the basis of control), and an Investment Fund may be deemed an “affiliated person” of the Fund notwithstanding these limitations. If this were the case, transactions between the Fund and the Investment Fund could potentially be subject to the prohibitions of the 1940 Act if an exemption or exception were not available.
To limit its voting interests in certain Investment Funds or an operating company, the Fund may, at the time of investment: (i) elect to invest in a class of an Investment Fund’s or operating company’s non-voting securities (if such a class is available); or (ii) enter into contractual arrangements under which the Fund irrevocably waives its rights (if any) to vote its interests in an Investment Fund or operating company or those voting rights that would exceed the 4.9% limitation. The Fund would not receive any consideration in return for entering into a voting waiver arrangement. Other funds or accounts managed by the Adviser may waive their voting rights in a particular Investment Fund. To the extent that other funds or accounts managed by the Adviser do not waive their voting rights in a particular Investment Fund or operating company, the voting power of the other funds or accounts managed by the Adviser will increase as a result of the Fund waiving its voting rights in the Investment Fund. Subject to the oversight of the Board, determinations of whether the Fund will waive its voting rights will be made by the Adviser as part of the investment process. These voting waiver arrangements may permit the Fund to own more than a 4.9% economic interest in certain Investment Funds.
To the extent that the Fund (i) holds non-voting interests, or (ii) contractually foregoes the right to vote its interests in an Investment Fund or operating company, the Fund will not be able to vote on matters that require the approval of the interest holders of the Investment Fund or operating company, including matters that may be adverse to the Fund’s interests. This restriction could diminish the influence of the Fund and Adviser in an Investment Fund or operating company, as compared to other investors in the Investment Fund or operating company, and could adversely affect the Fund’s investment in the Investment Fund or operating company, which could result in unpredictable and potentially adverse effects on the Fund. However, as a general matter, an Investment Fund generally provides its interest holders with an ability to vote only under limited circumstances, if at all. The Fund’s practices regarding investment in non-voting securities of an Investment Fund or waivers of its voting rights are, therefore, not expected to adversely affect the Fund’s operations or its rights as an investor in an Investment Fund.
Valuation of the Fund’s Interests in Investment Funds.   A large percentage of the securities in which the Investment Funds invest will not have a readily available market quotation and will be fair valued by the Adviser, in its capacity as the Fund’s Valuation Designee. In this regard, in the process of valuing an Investment Fund, the Investment Manager of such Investment Fund may face elements of judgment and may also face a conflict of interest in valuing the securities, as the valuation may affect the Investment Manager’s compensation and/or its ability to raise additional funds. The valuation of the Investment Funds reflects a combination of capital statements received directly from Investment Managers, actual cash flows from the Investment Funds, market adjustment factors to reflect activity in related securities in the public markets, and idiosyncratic events. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Fund, regarding the accuracy of the valuations provided by the Investment Funds, that the Investment Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Funds’ policies and procedures and systems will not change without notice to the Fund. As a result, an Investment Fund’s valuation of the securities may fail to match the amount that could be realized with respect to the disposition of such securities on any Valuation Date. In addition, the valuation methodology of any Investment Fund relies on the subjective judgment of its Investment Manager.
Similarly, an operating company held by the Fund that does not have outstanding securities that are publicly held will not have a readily available market quotation, and will be required to be fair valued by the Adviser. In this regard, the Adviser will need to use valuation techniques under the supervision of the Fund’s Board of Trustees that may not rely on transparent inputs, and the Adviser will face elements of judgment as well as a conflict of interest in valuing the securities, as the valuation may affect the Investment Manager’s compensation and the Fund’s performance. No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by the Adviser, the accuracy of the valuation for the operating company. As a result, the Fund’s value of the securities of an operating company may fail to match the amount that could be realized with respect to the disposition of such securities on any Valuation Date.
An Investment Fund’s valuation or even the valuation of an operating company held by the Fund could also be inaccurate due to fraudulent activity, mistake, or inadvertent error. The Fund may not uncover errors in valuation for a significant period of time, if ever.
Valuations Subject to Adjustment.   The valuations reported by the Investment Funds or deduced for operating companies (and for Investment Funds for months that do not coincide with the Fund’s quarter-end), based upon which the Fund determines its monthly net asset value, may be subject to later adjustment or revision. For example, fiscal year-end net asset value calculations of the Investment Funds may be revised as a result of audits by the Investment Funds’ independent auditors. Other adjustments may occur from time to time. Because such adjustments or revisions, whether increasing or decreasing the net asset value of an Investment Fund or an operating company, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. In addition, to the extent that such subsequently adjusted valuations adversely affect the Fund’s net asset value, the outstanding Shares may be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value higher than the adjusted amount. Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value lower than the adjusted amount. The same principles apply to the purchase of Shares. New Shareholders may be affected in a similar way.
Illiquidity of Investment Fund Interests.   There is no regular market for interests in Investment Funds, which typically must be sold in privately negotiated transactions. Any such sales would likely require the consent of the Investment Manager of the applicable Investment Fund and could occur at a discount to the stated net asset value. If the Adviser determines to cause the Fund to sell its interest in an Investment Fund, the Fund may be unable to sell such interest quickly, if at all, and could therefore be obligated to continue to hold such interest for an extended period of time, or to accept a lower price for a quick sale.
Repurchase Risks.   The Fund has no obligation to repurchase Shares at any time, and any such repurchases will only be made at such times, in such amounts, and on such terms as may be determined by the Board, in its sole discretion. While it is expected that the Adviser will normally recommend to the Board, subject to the Board’s discretion, that the Fund conduct repurchases as of the end of each calendar quarter, the Adviser may not recommend a repurchase offer for any quarter in which the Adviser believes that it would be detrimental to the Fund for liquidity or other reasons. In addition, the Fund may at any time cease conducting repurchases, even after it has started making repurchase offers, which could leave Shareholders without a source of liquidity for their Shares for an extended period of time.

With respect to any future repurchase offer, Shareholders tendering any Shares for repurchase must do so by the Notice Date specified in the notice describing the terms of the repurchase offer. The Notice Date generally will be approximately 100 days before the Quarter-End Valuation Date. Tenders will be revocable upon written notice to the Fund prior to the Quarter-End Valuation Date. Shareholders that elect to tender any Shares for repurchase will not know the price at which such Shares will be repurchased until the Fund’s net asset value as of the Quarter-End Valuation Date is able to be determined, which determination is expected to be able to be made only late in the second month following that of the Quarter-End Valuation Date. Moreover, because the Notice Date will be substantially in advance of the Quarter-End Valuation Date, Shareholders who tender Shares of the Fund for repurchase will receive their repurchase proceeds well after the Notice Date. The Fund may not be suitable as the sole investment for investors who require minimum annual distributions from a retirement account through which they hold Shares. In addition, although the Fund does not normally expect to sell its interests in Investment Funds to satisfy repurchase offers, in the event the Fund needs to sell its interests, the Fund’s investments in Investment Funds are subject to lengthy lock-up periods where the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Investment Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner. See “Repurchases and Transfers of Shares”.
Repurchase requests to repurchase Shares in a concentrated period of time could require the Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund such repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Shares. In addition, should the Fund need to sell its interests in Investment Funds to satisfy repurchase offers during periods of market turmoil or increased illiquidity, the Fund may not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time.
To the extent the Fund obtains repurchase proceeds by disposing of its interest in certain Investment Funds, the Fund will thereafter hold a larger proportion of its assets in the remaining Investment Funds, some of whose interests at times may be less liquid or illiquid. This could adversely affect the ability of the Fund to fund subsequent repurchase requests of Shareholders or to conduct future repurchases at all. In addition, after giving effect to such dispositions, the remaining Investment Funds may not reflect the Adviser’s ideal judgment as to the desired portfolio composition of the Fund’s Investment Funds, in that the Fund’s performance may be tied to the performance of fewer Investment Funds and/or may not reflect the Adviser’s judgment as to the Fund’s optimal exposure to particular asset classes or investment strategies. These consequences may be particularly applicable if the Fund receives requests to repurchase substantial amounts of Shares, and may have a material adverse effect on the Fund’s ability to achieve its investment objective and the value of the Shares. In addition, substantial repurchases of Shares could result in a sizeable decrease in the Fund’s net assets, resulting in an increase in the Fund’s total annual operating expense ratio.
Expedited Decision-Making.   Investment analyses and decisions may be undertaken on an expedited basis for the Fund to take advantage of available investment opportunities that have expedited investment processes. Further, the Adviser may conduct its due diligence activities over a very brief period to take advantage of investment opportunities, which could result in less due diligence being conducted on the investment opportunity by the Adviser than would be conducted in ordinary circumstances.
Availability of Investment Opportunities.   The business of identifying and structuring investments of the types contemplated by the Fund is competitive, and involves a high degree of uncertainty. The availability of investment opportunities generally is subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Fund will be able to identify and complete attractive investments in the future or that it will be able to fully invest its subscriptions. Other investment vehicles sponsored, managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Fund may be seeking. The Adviser has developed a set of procedures intended to allocate fairly between the Fund and such other investment vehicles any investment opportunities that may be appropriate for the Fund and such other investment vehicles.
Similarly, identification of attractive investment opportunities by Investment Funds is difficult and involves a high degree of uncertainty. Even if an Investment Manager identifies an attractive investment opportunity, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.
Special Situations and Distressed Investments.   An Investment Fund may invest in securities and other obligations of companies that are in special situations involving significant financial or business distress, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although some such investments have the potential to result in significant returns, these types of investments also involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful investment in distressed assets is very high. There is no assurance that an Investment Fund will correctly evaluate the value of the assets collateralizing a distressed investment or the prospects for a successful reorganization or similar action in respect of any distressed investment. In any reorganization or liquidation proceeding relating to a distressed investment in which an Investment Fund invests, the Investment Fund may lose its entire investment, may be required to accept cash or securities with a value less than the Investment Fund’s original investment and/or may be required to accept payment over an extended period of time. Troubled company investments and other distressed asset-based investments require active monitoring. The degree of risk associated with any particular distressed investment may be difficult or impossible for the Adviser to determine.
Investments in financially distressed companies domiciled outside the United States may involve additional risks, such as different bankruptcy laws and creditor reorganization processes, resulting in greater uncertainty for the Fund.
Mezzanine Investments.   An Investment Fund may invest and the Fund may make a direct investment in mezzanine loans. Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Mezzanine debt is often used in leveraged buyout and real estate finance transactions. Due to the higher risk profile and often less restrictive covenants of mezzanine loans as compared to senior loans, mezzanine loans sometimes earn a higher return than senior secured loans. Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of the loan principal on an agreed amortization schedule while retaining the equity interest in the borrower. Mezzanine loans also may include a “put” feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula. Mezzanine investments may be issued with or without registration rights. Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years. Mezzanine investments are usually unsecured and subordinate to other debt obligations of an issuer. To the extent that a mezzanine loan does not have restrictive covenants that limit the ability of the borrower to further encumber its assets or that impose other obligations (or has less restrictive covenants), an investment such loan will be particularly sensitive to the risks that are associated with loan investments.
Small- and Medium-Capitalization Companies.   An Investment Fund may invest a portion of its assets in portfolio companies with small- to medium-market capitalizations. Such investments may provide significant potential for appreciation, but also involve higher risks than do investments in securities of larger companies.
Utilities Sector.   An Investment Fund may invest and the Fund may invest in direct investments in portfolio companies in the utilities sector, thereby exposing the Investment Fund to risks associated with this sector. Rates charged by traditional regulated utility companies are generally subject to review and limitation by both state and federal governmental authorities and regulatory commissions, and the timing of rate changes will adversely affect such companies’ earnings and dividends when costs are rising. Other factors that may adversely affect the value of securities of companies in the utilities sector include interest rate changes, supply and demand fluctuations, technological developments, natural resources conservation and changes in commodity prices, which may be caused by supply and demand fluctuations or other market forces.
Infrastructure Sector.   Some Investment Funds may concentrate, and a direct investment may be made, in the infrastructure sector. Infrastructure companies may be susceptible to reduced investment in public and private infrastructure projects, and a slowdown in new infrastructure projects in developing or developed markets may constrain the abilities of infrastructure companies to grow in global markets. Other developments, such as significant changes in population levels or changes in the urbanization and industrialization of developing countries, may reduce demand for products or services provided by infrastructure companies.
Healthcare Sector.   Companies in the healthcare sector may be affected by government regulations and government healthcare programs, increases or decreases in the cost of medical products and services, changes in government funding to healthcare, an increased emphasis on outpatient services, demand for medical products and services and product liability claims, among other factors. Many healthcare companies are heavily dependent on patent protection and the expiration of a company’s patent may adversely affect that company’s profitability. Healthcare companies are also subject to competitive forces that may result in price discounting, and may be thinly capitalized and susceptible to product obsolescence.
Technology Sector.   Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group. In addition, these companies are strongly affected by worldwide technological developments, such as artificial intelligence and machine learning. Their products and services may require significant capital expenditure, may not be economically successful or may quickly become outdated.
Financial Sector.   Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge. Profitability of financial services companies is generally dependent on the availability and cost of capital, and can fluctuate as a result of increased competition or changing interest rates. In addition, reduced liquidity in the credit markets and other events may result in a high degree of volatility in the financial markets and have a negative impact on financial services companies. The profitability of many types of financial services companies may also be adversely affected in certain market cycles, including periods of rising interest rates, which may restrict the availability and increase the cost of capital, and declining economic conditions, which may cause credit losses due to financial difficulties of borrowers. Volatility in the financial sector, and resulting government actions to address such volatility, can have adverse impacts, including less credit being available to issuers or uncertainty regarding the safety of deposits, on Investment Funds and on the Fund. Because many types of financial services companies and intermediaries are vulnerable to these economic cycles, Investment Funds that invest in financial services companies, and therefore the Fund to the extent that it invests in such Investment Funds, may lose value during such periods.
Artificial Intelligence Risk.   Technological developments in artificial intelligence (“AI”), including machine learning technology and generative AI (collectively, “AI Technologies”) and their current and potential future applications, as well as the legal and regulatory frameworks within which they operate, are rapidly evolving and are subject to significant uncertainty. AI Technologies have the potential to fundamentally disrupt the markets in which they operate, subjecting these markets to increased competition, including industry pricing and other competitive dynamics. These disruptions may create substantial competitive pressure on existing companies — particularly non-AI technology companies, including software companies, information technology service firms, and other technology-focused companies — whose products, services or business models may become less competitive or obsolete as AI Technologies advance. Accordingly, companies that do not develop, acquire or integrate AI Technologies may experience material and adverse effects on their business, financial condition and results of operations. Any such adverse effects could negatively impact the valuations of such companies. Investment Funds in which the Fund invests may hold investments in companies that are subject to these risks and there can be no assurance that the Fund, the Adviser or Investment Managers will be able to anticipate, identify or respond to the disruptive effects of AI Technologies in a timely or effective manner. Additionally, it is not possible to anticipate whether investments in Investment Funds that invest in such companies will be materially impaired by AI-driven disruption in the future. It is not possible to predict the full scope, timing or impact of current and future developments in AI Technologies, and the risks and benefits related to AI Technologies may evolve or intensify over time.
Geographic Concentration Risks.   An Investment Fund may concentrate its investments in specific geographic regions. This focus may constrain the liquidity and the number of portfolio companies available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the region of concentration.
Sector Concentration.   An Investment Fund may concentrate its investments in specific industry sectors. This focus may constrain the liquidity and the number of portfolio companies available for investment by an Investment Fund. In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the industry sectors of concentration.
Currency Risk.   The Fund and Investment Funds may invest in portfolio companies outside of the United States, whose securities may be denominated in currencies other than the U.S. dollar. Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors. A decline in the value of the currencies in which the Fund’s direct and indirect investments are denominated against the U.S. dollar may result in a decrease in the Fund’s net asset value.
Venture Capital.   An Investment Fund may invest in, and the Fund may make a direct investment in, a venture capital company, which is usually characterized by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public. These investments may offer the opportunity for significant gains, but such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may be at a later stage of development.
Real Estate Investments.   From time to time, the residential housing sector and the commercial real estate sector in the United States may face considerable pressure resulting from significant declines in prices. Residential and commercial mortgage delinquencies and foreclosures are expected to increase during such periods and, in turn, may lead to widespread selling in the mortgage-related markets and put downward pressure on the prices of many securities. During periods of instability in the credit markets, prices at which real estate funds can sell real estate may be adversely impacted, because purchasers may not be able to obtain financing on attractive terms or at all. These developments may adversely affect the broader economy, which in turn may adversely affect the real estate markets. Such developments could reduce returns from real estate Investment Funds or reduce the number of real estate Investment Funds available to the Fund, thereby reducing the Fund’s investment opportunities.
Real estate Investment Funds are subject to risks associated with the ownership of real estate, including: (i) changes in the general economic climate (such as changes, or the anticipation of changes, in inflation and/or interest rates); (ii) local real estate conditions (such as an oversupply of space or a reduction in demand for space); (iii) the quality and philosophy of management; (iv) competition (such as competition based on rental rates); (v) specific features of properties (such as location); (vi) financial condition of tenants, buyers and sellers of properties; (vii) quality of maintenance, insurance and management services; (viii) changes in operating costs; (ix) government regulations (including those governing usage, improvements, zoning and taxes); (x) the availability of financing; and (xi) potential liability under environmental and other laws (such as successor liability if investing in existing entities). Some real estate Investment Funds may invest in a limited number of properties, in a narrow geographic area or in a single property type, which increases the risk that such real estate fund could be unfavorably affected by the poor performance of a single investment or investment type. These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer. Borrowers could default on or sell investments that a real estate fund holds, which could reduce the cash flow needed to make distributions to investors. In addition, real estate Investment Funds may also be affected by tax and regulatory requirements impacting the real estate fund’s ability to qualify for preferential tax treatments or exemptions.
Substantial Fees and Expenses.   A Shareholder in the Fund that meets the eligibility conditions imposed by one or more Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could potentially invest directly in primaries of such Investment Funds. By investing in the Investment Funds through the Fund, a Shareholder in the Fund will bear a portion of the Management Fee and other expenses of the Fund. A Shareholder in the Fund will also indirectly bear a portion of the asset-based fees, carried interests or incentive allocations (which are a share of an Investment Fund’s returns which are paid to the Investment Manager) and fees and expenses borne by the Fund as an investor in the Investment Funds. In addition, to the extent that the Fund invests in an Investment Fund that is itself a “fund of funds,” the Fund will bear a third layer of fees. Each Investment Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally. As a result, an Investment Fund with positive performance may receive compensation from the Fund, even if the Fund’s overall returns are negative.
Foreign Portfolio Companies.   Certain of the Investment Funds may invest and the Fund may directly invest in foreign portfolio companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States. Accordingly, information supplied to the Fund and the Investment Funds may be incomplete, inaccurate and/or significantly delayed. The Fund and the Investment Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such portfolio companies, which may ultimately have an adverse impact on the net asset value of the Fund.
Non-U.S. Securities Risk.   Non-U.S. securities, which could be held by Investment Funds in which the Fund invests and through direct investments, involve certain risk factors not typically associated with investing in U.S. securities, including risks relating to: (i) currency exchange matters, including fluctuations in the rate of exchange between the U.S. dollar and the various non-U.S. currencies in which non-U.S. investments are denominated, and costs associated with conversion of investment principal and income from one currency into another as well as currency restrictions, exchange control regulation and/or governmental restrictions that limit or otherwise delay the Fund’s ability to convert currencies; (ii) differences between the U.S. and non-U.S. securities markets, including potential price volatility in and relative liquidity of some non-U.S. securities markets; (iii) the absence of uniform accounting, auditing and financial reporting standards, practices and disclosure requirements, and less government supervision and regulation; (iv) certain economic and political risks, including potential restrictions on non-U.S. investment and repatriation of capital, the risks of political, economic or social instability and the possibility of nationalization, expropriation or confiscatory taxation and of economic sanctions that impact a company’s health or the movement of capital; (v) the possible imposition of non-U.S. taxes on income and gains recognized with respect to such securities; and (vi) difficulty in obtaining and enforcing judgments against issuers in foreign countries.
Structured Finance Securities Risk.   The Fund’s or an Investment Fund’s investments may consist of CLOs or similar instruments. Such structured finance securities are generally backed by an asset or a pool of assets, which serve as collateral. Depending on the type of security, the collateral may take the form of a portfolio of mortgage loans or bonds or other assets. The Fund, an Investment Fund and other investors in structured finance securities ultimately bear the credit risk of the underlying collateral. In some instances, the structured finance securities are issued in multiple tranches, offering investors various maturity and credit risk characteristics, often categorized as senior, mezzanine and subordinated/equity according to their degree of risk. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches take precedence over those to subordinated/equity tranches. In light of the above considerations, structured finance securities may present risks similar to those of the other types of debt obligations in which the Fund or an Investment Fund may invest and, in fact, such risks may be of greater significance in the case of structured finance securities. Moreover, investing in structured finance securities may entail a variety of unique risks. In addition to the risks noted above and other risks, structured finance securities may be subject to prepayment risk. In addition, the performance of a structured finance security will be affected by a variety of factors, including the structured finance security’s priority in the capital structure of the issuer thereof, the availability of any credit enhancement, the level and timing of payments and recoveries on and the characteristics of the underlying receivables, loans or other assets that are being securitized, remoteness of those assets from the originator or transferor, the adequacy of and ability to realize upon any related collateral and the capability of the servicer of the securitized assets. In addition, the complex structure of the security may produce unexpected investment results, especially during times of market stress or volatility. Investments in structured finance securities may also be subject to illiquidity risk.
Capital Calls; Commitment Strategy.   The Fund may maintain a sizeable cash and/or liquid assets position in anticipation of funding capital calls. The Fund generally will not contribute the full amount of its commitment to an Investment Fund at the time of its initial investment in the Investment Fund. Instead, the Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by the Investment Funds. The overall impact on performance due to holding a portion of the investment portfolio in cash or cash equivalents could be a drag on performance.
The Fund may employ an “over-commitment” strategy, which could result in an insufficient cash supply to meet Investment Fund commitments. Such an insufficient cash supply would have negative impacts on the Fund, including an adverse impact on the Fund’s ability to conduct tender offers for its Shares or pay for repurchases of Shares tendered by Shareholders, or to meet expenses generally. Moreover, if the Fund defaults on its commitments or fails to satisfy capital calls in a timely manner, it generally will be subject to significant penalties, such as the complete forfeiture of the Fund’s investment in an Investment Fund. The Fund’s failure to make timely capital contributions in respect of its commitments may: (i) impair the ability of the Fund to pursue its investment strategy; (ii) force the Fund to borrow or sell its assets at depressed prices; (iii) indirectly cause the Fund, and, indirectly, the Shareholders to be subject to certain penalties from the Investment Funds (such as the complete forfeiture of the Fund’s investment in an Investment Fund); or (iv) otherwise impair the value of the Fund’s investments (including the devaluation of the Fund).
ETF and Index-Related Investments Risk.   The risks of investment in an ETF or Index-Related Investments typically reflect the risks of the types of instruments in which the ETF or Index-Related Investments invests. If the Fund invests in ETFs, shareholders of the Fund will bear indirectly their proportionate share of the ETF’s fees and expenses, as well as their share of the Fund’s fees and expenses. The Fund will also bear indirectly the fees and expenses of any Index-Related Investment in which it invests. As a result, an investment by the Fund in an ETF or Index-Related Investments could cause the Fund’s total operating expenses (taking into account indirect expenses such as the fees and expenses of the ETF or Index-Related Investment) to be higher and, in turn, performance to be lower than if it were to invest directly in the instruments underlying the ETF or Index-Related Investment. The trading in an ETF may be halted if the trading in one or more of the ETF’s underlying securities is halted.
The risks of ETFs and Index-Related Investments designed to track equity indexes may include passive strategy risk (i.e., the ETF or Index-Related Investment may hold constituent securities of an index regardless of the current or projected performance of a specific security or a particular industry, market sector, country or currency, which could cause returns to be lower or higher than if an active strategy were used); non-correlation risk (i.e., the ETF or Index-Related Investment’s return may not match the returns of the relevant index); equity securities risk (i.e., the value of equity securities will rise and fall in response to the activities of the company that issued them, general market conditions, and/or economic conditions); and concentration risk (i.e., to the extent the ETF or Index-Related Investment or its underlying index’s portfolio is concentrated in the securities of a particular geography or market segment, the ETF or Index-Related Investment may be adversely affected by the performance of that market, may be subject to increased price volatility, and may be more susceptible to adverse economic, market, political or regulatory occurrences affected that market). In addition, ETFs are susceptible to market trading risks (i.e., the ETF faces market trading risks, including losses from trading in secondary markets and disruption in the creation/redemption process of the ETF).
Hedging and Derivatives Risk.   Subject to the limitations and restrictions of the 1940 Act, the Fund may use derivative transactions, primarily equity options, for hedging purposes. Derivatives Instruments present risks arising from the use of leverage (which increases the magnitude of losses), volatility, the possibility of default by a counterparty, illiquidity, market and operational/legal risk.
Use of options for hedging purposes by the Fund could present significant risks, including the risk of losses in excess of the amounts invested. There are various risks associated with transactions in options. The value of options written by the Fund will be affected by many factors, including changes in the value of underlying securities or indices, changes in the dividend rates of underlying securities (or in the case of indices, the securities comprising such indices), changes in interest rates, changes in the actual or perceived volatility of the stock market and underlying securities, and the remaining time to an option’s expiration. The Fund’s ability to use options as part of its investment program depends on the liquidity of the markets in those instruments. There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If no liquid offset market exists, the Fund might not be able to effect an offsetting transaction in a particular option. To realize any profit in the case of an option, therefore, the option holder would need to exercise the option and comply with margin requirements for the underlying instrument. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. As the writer of a call option on a portfolio security, during the option’s life, the Fund foregoes the opportunity to profit from increases in the market value of the security underlying the call option above the sum of the premium and the strike price of the call, but retains the risk of loss (net of premiums received) should the price of the underlying security decline. Similarly, as the writer of a call option on a securities index, the Fund foregoes the opportunity to profit from increases in the index over the strike price of the option, though it retains the risk of loss (net of premiums received) should the price of the index decline. If the Fund writes a call option and does not hold the underlying security or instrument, the amount of the Fund’s potential loss is theoretically unlimited. Stock or index options that may be purchased or sold by the Fund may include options not traded on a securities exchange. The risk of nonperformance by the obligor on such an option may be greater and the ease with which the Fund can dispose of or enter into closing transactions with respect to such an option may be less than in the case of an exchange-traded option.
The Fund may engage in forward contracts, including non-deliverable forwards. Non-deliverable forwards are forward contracts on foreign currencies that are cash settled and that do not involve delivery of the currency specified in the contract. The Fund typically will use non-deliverable forwards for hedging purposes, but may also use such instruments to increase income or investment gains. The use of forwards for hedging or to increase income or investment gains may not be successful, resulting in losses to the Fund, and the cost of such strategies may reduce the Fund’s returns. Forwards are subject to the risks associated with derivatives. The Fund must comply with SEC rules related to the use of derivatives, reverse repurchase agreements and certain other transactions when engaging in such transactions.
Unspecified Investments, Dependence on the Adviser.   The Adviser has discretion to select the Investment Funds and direct investments as opportunities may arise. Therefore, the Fund and its Shareholders rely on the Adviser’s judgment and ability to identify and source investments for the Fund consistent with the Fund’s investment objective. The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund. Shareholders will have certain voting rights, but no direct right or power to participate in the management or control of the Fund or the terms of its investments. There can be no assurance the Adviser will be able to select or implement successful strategies or achieve the Fund’s investment objective.
Indemnification of Investment Funds, Investment Managers and Others.   The Fund may agree to indemnify certain of the Investment Funds and their respective Investment Managers, officers, directors and affiliates from any liability, damage, cost or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Investment Funds. If the Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund could be materially adversely affected. Indemnification of sellers of secondaries may be required as a condition to purchasing such securities.
Termination of the Fund’s Interest in an Investment Fund.   An Investment Fund may, among other things, terminate the Fund’s interest in that Investment Fund (causing a forfeiture of all or a portion of such interest) if the Fund fails to satisfy any capital call by that Investment Fund or if the continued participation of the Fund in the Investment Fund would have a material adverse effect on the Investment

Fund or its assets. The Fund’s over-commitment strategy may increase the risk that the Fund is unable to satisfy a capital call from an Investment Fund.
Other Registered Investment Companies.   The Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Fund’s investment objective and permissible under the 1940 Act. Under Section 12(d)(1) of the 1940 Act, unless an exemption is available, the Fund may not acquire the securities of other registered investment companies if, as a result: (i) more than 10% of the Fund’s total assets would be invested in securities of other registered investment companies; (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Fund; or (iii) more than 5% of the Fund’s total assets would be invested in any one registered investment company. The SEC has adopted Rule 12d1-4 under the 1940 Act which, subject to certain conditions, provides an exemption to permit acquiring funds to invest in the securities of other registered investment companies in excess of the limits of Section 12(d)(1). Rule 12d1-4 also modifies certain existing exemptive rules and would rescind exemptive orders previously granted by the SEC. As a result, certain registered funds and private funds may be more limited in their ability to invest in the Fund under Rule 12d1-4 than they otherwise would be. The Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies’ expenses, including advisory fees. These expenses will be in addition to the direct expenses incurred by the Fund. See “Types of Investments and Related Risks — ETF Risk” above.
High Yield Securities and Distressed Securities.   Investment Funds may invest in fixed income securities rated investment grade or non-investment grade (commonly referred to as high yield securities, which are also known as “junk bonds”) and may invest in unrated fixed income securities. Non-investment grade securities are fixed income securities rated below Baa by Moody’s Ratings (“Moody’s”) or below BBB by Standard & Poor’s Rating Group, a division of The McGraw-Hill Companies, Inc. (“S&P”), or if unrated considered by an Investment Manager to be equivalent quality. Non-investment grade debt securities in the lowest rating categories or unrated debt securities determined to be of comparable quality may involve a substantial risk of default or may be in default. An Investment Fund’s investments in non-investment grade securities expose it to a substantial degree of credit risk. Non-investment grade securities may be issued by companies that are restructuring, are smaller and less creditworthy or are more highly indebted than other companies, and therefore they may have more difficulty making scheduled payments of principal and interest. Non-investment grade securities are subject to greater risk of loss (which may be substantial or total loss) of income and principal than higher rated securities and may be considered speculative. Non-investment grade securities may experience reduced liquidity, and sudden and substantial decreases in price. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In the event of a default, an Investment Fund may incur additional expenses to seek recovery or to negotiate new terms with a defaulting issuer. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.
Certain of the companies in whose securities the Investment Funds may invest may be in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation. These characteristics of these companies can cause their securities to be particularly risky, although they also may offer the potential for high returns. These companies’ securities may be considered speculative by certain rating agencies, and the ability of the companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry or specific developments within the companies. These securities may also present a substantial risk of default. An Investment Fund’s investment in any instrument is subject to no minimum credit standard and a significant portion of the obligations and preferred stock in which an Investment Fund may invest may be less than investment grade (commonly referred to as junk bonds), which may result in the Investment Fund experiencing greater risks than it would if investing in higher rated instruments.
Reverse Repurchase Agreements.   Reverse repurchase agreements involve a sale of a security by an Investment Fund to a bank or securities dealer and the Investment Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the counterparty to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund.

Reverse repurchase transactions are a form of leverage that may also increase the volatility of an Investment Fund’s investment portfolio.
Other Instruments and Future Developments.   An Investment Fund may take advantage of opportunities in the area of swaps, options on various underlying instruments, and certain other customized “synthetic” or derivative instruments, which will be subject to varying degrees of risk. These transactions involve a risk that the counterparty to a swap, option on various underlying instruments, and certain other customized “synthetic” or derivative instruments will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Investment Fund. In addition, an Investment Fund may take advantage of opportunities with respect to certain other “synthetic” or derivative instruments which are not presently contemplated, or which are not presently available, but which may be developed and which may be subject to significant degrees of risk.
Dilution.   The Fund intends to conduct a continuous offering of its Shares, which may be purchased as of the first business day of each month based upon the Fund’s net asset value as of the most recent Valuation Date. Additional purchases may dilute the indirect interests of existing Shareholders in the Fund’s investments prior to such purchases, which could have an adverse impact on the existing Shareholders’ interests in the Fund if subsequent investments underperform the prior investments.
Incentive Allocation Arrangements.   An Investment Manager of an Investment Fund may receive a performance fee, carried interest or incentive allocation that the Adviser has observed to be generally equal to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return. The performance fee, carried interest or incentive allocation is paid indirectly out of the Fund’s assets and therefore by investors in the Fund. These performance incentives may create an incentive for the Investment Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest or incentive allocation.
Control Positions.   Investment Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adversely to an Investment Fund, the Investment Fund likely would suffer losses on its investments.
Inadequate Return.   No assurance can be given that the returns on the Fund’s investments will be commensurate with the risk of investment in the Fund. Shareholders should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment in the Fund.
Inside Information.   From time to time, the Fund or its affiliates may come into possession of material, non-public information concerning an entity in which the Fund has invested, or proposes to invest. Possession of that information may limit the ability of the Fund to buy or sell securities of the entity.
Possible Exclusion of a Shareholder Based on Certain Detrimental Effects.   The Fund may repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:
•
the Shares have been transferred without the consent of the Fund or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•
ownership of the Shares by the Shareholder or other person likely will cause the Fund to be in violation of, require registration of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Fund, the Board of Trustees, the Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•
any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•
the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•
the Fund or the Board of Trustees determine that the repurchase of the Shares would be in the best interest of the Fund.

The effect of these provisions may be to deprive an investor in the Fund of an opportunity for a return even though other investors in the Fund might enjoy such a return.
Limitations on Transfer; Shares Not Listed; No Market for Shares.   The transferability of Shares is subject to certain restrictions contained in the Fund’s Agreement and Declaration of Trust and is affected by restrictions imposed under applicable securities laws. Shares are not traded on any national or other securities exchange or other market. No market currently exists for Shares, and the Fund does not contemplate that one will develop. The Shares are, therefore, not readily marketable. Although the Adviser expects to recommend to the Board of Trustees that the Fund offer to repurchase Shares quarterly, no assurance can be given that the Fund will do so. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.
Recourse to the Fund’s Assets.   The Fund’s assets, including any investments made by the Fund and any interest in the Investment Funds held by the Fund, are available to satisfy liabilities and other obligations of the Fund. If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.
RIC Status.   The Fund has elected and intends to qualify each taxable year to be treated as a RIC under the Code. To qualify as a RIC under the Code, the Fund must, among other things: diversify its holdings so that, at the end of each quarter of each taxable year, (A) at least 50% of the market value of the Fund’s total assets is represented by cash, cash items, U.S. government securities, securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and 10% of the outstanding voting securities of such issuer and (B) not more than 25% of the market value of the Fund’s total assets is invested in the securities (other than U.S. government securities and the securities of other regulated investment companies) of (1) any one issuer, (2) any two or more issuers that the Fund controls and that are determined to be engaged in the same business or similar or related trades or businesses, or (3) any one or more “qualified publicly traded partnerships”. In addition, the Adviser typically endeavors to limit the Fund’s investments in any one Investment Fund to no more than 10% of the Fund’s assets (measured at the time of investment). The Fund intends to distribute at least annually all or substantially all of its investment company taxable income and net capital gains as dividends to Shareholders; however, this policy may be changed at any time by the Fund.
Special Tax Risks.   Special tax risks are associated with an investment in the Fund. The Fund has elected and intends to meet the requirements necessary each taxable year to qualify as a “regulated investment company” or “RIC” under Subchapter M of the Code. As such, the Fund must satisfy, among other requirements, certain quarterly asset diversification, annual source-of-income and annual distribution requirements. Each of these ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Fund obtain information from the Investment Funds in which the Fund is invested.
If before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification requirement, the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure (i.e., the disposition of non-diversified assets) may be difficult for the Fund to pursue because the Fund may redeem its interest in an Investment Fund only at certain times specified by the governing documents of each respective Investment Fund. While the Code ordinarily affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s frequency of calculation of its net asset value and its ability to effect a redemption from an Investment Fund referred to above may limit utilization of this cure period.
If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at the regular corporate rate without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits. Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund’s Shares and the amount of the Fund’s distributions.
Additional Tax Considerations; Distributions to Shareholders and Payment of Tax Liability.   The Fund will distribute substantially all of its net ordinary income and net capital gains to Shareholders. These distributions are respectively characterized as ordinary dividend income or long-term capital gain when distributed as dividends to Shareholders. The Fund will inform Shareholders of the amount and character of its distributions to Shareholders. See “Tax Matters” below for more information. If the Fund distributes in respect of any calendar year an amount less the sum of 98% of its calendar year ordinary income (taking into account certain deferrals and elections), 98.2% of its capital gain net income (generally determined on the basis of a one-year period ended on October 31 of such calendar year and adjusted for certain ordinary losses), plus any such amounts that were not distributed in previous calendar years and on which the Fund did not incur any U.S. federal income tax, then the Fund will generally be subject to a nondeductible 4% excise tax with respect to such undistributed amounts. The Fund may make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so. In addition, under certain circumstances, the Fund may determine that it is in its best interest to retain a portion of its income or capital gain rather than distribute such amount as a dividend for U.S. federal income tax purposes and, accordingly, could cause the Fund to bear the 4% excise tax burden associated therewith.
In addition, as a result of the tax rules applicable to the investments in passive foreign investment companies or controlled foreign corporations, the Fund may, in a particular taxable year, be required to make ordinary income distributions in excess of the net economic income with respect to such taxable year.
Furthermore, the Fund may invest in Investment Funds located outside the U.S. Such Investment Funds may be subject to withholding tax on the investments in such jurisdictions. Any such withholding tax would reduce the return on the Fund’s investment in such Investment Funds and thus on the Shareholders’ investment in the Fund. See “Tax Matters”.
Current Interest Rate Environment Risk.   A variety of factors can cause interest rates to change, including central bank monetary policies, inflation rates and general economic conditions. Risks associated with changes in interest rates are heightened under certain market conditions, such as during times when the Federal Reserve raises interest rates or when such rates remain elevated following a period of historically low levels. Additionally, the U.S. and other governments have increased, and are likely to continue increasing, their debt issuances, which may also heighten these risks.
To the extent the Fund or an Investment Fund borrows money to finance its investments, the Fund’s or an Investment Fund’s performance will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. In periods of rising interest rates, the Fund’s cost of funds could increase. In periods of falling interest rates, the Fund’s investments may experience lower yields. Adverse developments resulting from changes in interest rates (or the expectation of such changes) could have a material adverse effect on the Fund’s or an Investment Fund’s financial condition and results of operations.
In addition, a decline in the prices of the debt the Fund or an Investment Fund owns could adversely affect the Fund’s net asset value. Changes in market interest rates could also affect the ability of operating companies in which the Fund or an Investment Fund invests to service debt, which could materially impact the Fund or an Investment Fund in which the Fund may invest, thus impacting the Fund. Short-term and long-term interest rates also do not necessarily move in the same amount or in the same direction. The impact of interest rate changes on a fixed-income or other debt instrument depends on several factors, notably the instrument’s duration. The value of a debt instrument with a longer duration will generally be more sensitive to interest rate changes than a similar instrument with a shorter duration.
Regulatory Change.   Legal and regulatory changes could occur during the term of the Fund, which may materially adversely affect the Fund. The regulation of the U.S. and non-U.S. securities, derivatives and futures markets and investment funds such as the Fund has undergone substantial change in recent years and such change may continue. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the “Dodd-Frank Act”), contained changes to the existing regulatory structure in the United States and was intended to establish rigorous oversight standards to protect the U.S. economy and American consumers, investors and businesses. The Dodd-Frank Act requires additional regulation of private equity fund managers, including requirements for such managers to register as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and to disclose various information to regulators about the positions, counterparties and other exposures of the private equity funds managed by such managers.
The Adviser has filed a notice of eligibility with the National Futures Association for exclusion from the definition of the term “commodity pool operator” with respect to the Fund under the Commodity Exchange Act of 1936, as amended (the “CEA”), and therefore is not subject to regulation or registration as a commodity pool operator (“CPO”) under the CEA. In the event that the Adviser is required to register as a CPO, the disclosure and operations of the Fund would need to comply with all applicable Commodity Futures Trading Commission regulations. Compliance with these additional registration and regulatory requirements would increase operational expenses. Other potentially adverse regulatory initiatives could also develop.
LIMITS OF RISK DISCLOSURES
The above discussions of the various risks associated with the Fund and the Shares are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. The risk factors described above are the principal risk factors associated with an investment in the Fund’s Shares, as well as those risk factors generally associated with an investment company with investment objectives, investment policies, capital structure or investment strategies similar to those of the Fund. Prospective investors should read this entire Prospectus and consult with their own advisors before deciding whether to invest in the Fund. In addition, as the Fund’s investment program changes or develops over time, an investment in the Fund may be subject to risk factors not described in this Prospectus or not yet known. The Fund’s Prospectus will be updated or supplemented in the future, to the extent that additional principal risk factors not described in this Prospectus become known to the Fund.

MANAGEMENT OF THE FUND
Trustees and Officers of the Fund
The Fund’s Board of Trustees provides broad oversight over the operations and affairs of the Fund. A majority of the Fund’s Board of Trustees is comprised of Independent Trustees. Pomona Management LLC serves as the Fund’s investment adviser. The Trustees and officers of the Fund, their business addresses, principal occupations for the past five years, and dates of birth are listed in the Fund’s SAI dated July 29, 2026.
The Adviser
Founded more than 30 years ago, the Adviser is a global, value-oriented private equity firm specializing in investing across the private equity spectrum. The Adviser aims to generate attractive investment returns by following a consistent disciplined strategy, focusing relentlessly on quality and investing prudently and patiently, to drive consistent growth and returns over a long period of time, through multiple market cycles.
Headquartered in New York City with offices in London and Hong Kong, the Adviser has a team of 55+ professionals as of July 29, 2026, that manages a private equity program of approximately $21 billion in committed capital1, as well as investments made on behalf of discretionary separate accounts and by non-discretionary account clients, for a global group of over 350 sophisticated investors. The Adviser is led by a senior management team that has worked together since 1995 and is one of the pioneers of investing in secondary interests in Investment Funds. The Adviser manages a series of private equity funds that make secondary, primary, and direct investments, with interests in over 750 diversified Investment Funds and more than 10,000 operating companies.
Under the terms of an Investment Advisory Agreement, the Adviser allocates the Fund’s assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Fund’s investment objective and whether its investment performance and other criteria are satisfactory. The Adviser may reallocate the Fund’s assets among Investment Funds, terminate its relationship with Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Trustees.
A description of the factors considered by the Fund’s Board of Trustees in approving or renewing the Investment Advisory Agreement will be set forth in the Fund’s annual or semi-annual report to shareholders following the period in which the Investment Advisory Agreement is approved or renewed.
Portfolio Management Team
The Adviser has reported to the Fund’s Board that the personnel of the Adviser principally responsible for the day-to-day investment management of the Fund are experienced and educated investment professionals with long performance records in private equity primary and secondary investments. They have identified, evaluated, structured, managed and monitored billions of dollars in a wide range of private equity investments globally and maintain a strong network within the private equity investment community as a result of their prior and ongoing experience. The Adviser and its personnel maintain relationships with a large number of managers. The Adviser believes that, as a result of these relationships, the Fund should have access to a large number of Investment Funds from which to select.

1
Represents (i) aggregate capital commitments from investors to Pomona-sponsored funds, (ii) investments made by Pomona on behalf of its discretionary separate account clients, and (iii) investment recommendations made to Pomona’s non-discretionary separate account clients, which total $717 million. Pomona’s regulatory assets under management as of September 30, 2025 is $15.2 billion.

The personnel of the Adviser who have primary responsibility for management of the Fund are:
Name and Title	Fund Responsibility	Years Primarily Responsible	Five Year Employment History
Michael Granoff, Chief Executive Officer	Portfolio Manager	March 2018 – Present	Chief Executive Officer, Pomona Management LLC
Jim Rorer, Partner	Portfolio Manager	May 2022 – Present	Partner, Pomona Management LLC
The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and the portfolio managers’ ownership of Shares in the Fund.
Other Service Providers
Custodian.   UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign sub-custodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.
Transfer Agent.   Ultimus Fund Solutions, LLC (the “Transfer Agent”) serves as the Fund’s transfer agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent’s principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.
Administrator.   Pomona serves as the Fund’s Administrator under an Administration Agreement with the Fund, and performs certain administrative, accounting and other services for the Fund. In consideration of these administrative services, the Fund pays the Administrator the quarterly Administration Fee of 0.0625% (0.25% on an annualized basis) of the Fund’s quarter-end net asset value. The Administration Fee is an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter). The Administrator’s principal business address is 780 Third Avenue, 46th Floor, New York, New York 10017. The Administrator may delegate or sub-contract certain of its services to other entities, including a sub-administrator.
Sub-Administrator.   Colmore, Inc. serves as the Fund’s Sub-Administrator and performs certain sub-administration and sub-accounting services for the Fund. In consideration of the sub-administrative services and sub-accounting services provided by the Sub-Administrator to the Fund, the Fund pays the Sub-Administrator a quarterly fee calculated based upon the ending net assets of the Fund, subject to a minimum annual fee, and will reimburse certain of the Sub-Administrator’s out-of-pocket expenses incurred at the Sub-Administrator’s cost (the “Sub-Administration Fee”). The Sub-Administration Fee is an expense paid out of the Fund’s net assets. The Sub-Administrator’s principal business address is Two Galleria Tower, 13455 Noel Road, Suite 1150 Dallas, TX 75240.
FUND EXPENSES
The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund, including the costs of its personnel, development and analytical tools and proprietary databases, travel, and other expenses related to the selection and monitoring of investments. As described below, however, the Fund bears all other expenses related to its investment program. The Administrator or the Sub-Administrator provides or arranges for certain administrative services to be provided to the Fund, among those services are: providing office space, adequate personnel, and communications and other facilities necessary for administration of the Fund; performing certain administrative functions to support the Fund and its service providers; supporting the Fund’s Board and providing it with information; providing accounting and legal services in support of the Fund; compliance testing services; analyzing the value of the Fund’s assets; and reviewing and arranging for payment of the Fund’s expenses and other support services. Such administrative services are included in the Administration Fee or the

Sub-Administration Fee. In addition to the services above, the Administrator is responsible for overseeing the Sub-Administrator.
Expenses borne by the Fund, to the extent applicable, (and thus indirectly by Shareholders) include:
•
all expenses related to its investment program, including, but not limited to, expenses borne indirectly through the Fund’s investments in the Investment Funds, including any fees and expenses charged by the Investment Funds or their Investment Managers (including management fees, performance or incentive fees and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Fund’s account such as direct and indirect expenses associated with the Fund’s investments, including its investments in Investment Funds and direct investments (whether or not consummated), including transactional and legal expenses associated with buying and selling interests in Investment Funds and direct investments, enforcing the Fund’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of auditors, attorneys, consultants, and experts) and, if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•
any non-investment related interest expense;

•
costs associated with preparing and updating the Fund’s registration statement, with reviewing and effecting potential investments to be made in Investment Funds, direct investments and other assets;

•
attorneys’ fees and disbursements associated with preparing and filing exemptive applications with the SEC for the Fund, including those in respect of certain co-investment transactions and to offer multiple classes of Shares;

•
fees and disbursements of any accountants engaged by the Fund and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information;

•
out-of-pocket expenses reimbursed to the Sub-Administrator;

•
recordkeeping, custody and transfer agency and sub-transfer agency fees and expenses;

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the costs of errors and omissions/Trustees’ and officers’ liability insurance and a fidelity bond and for brokerage or consulting services related thereto;

•
the Management Fee, the Administration Fee and the Sub-Administration Fee;

•
the Distribution and Servicing Fee;

•
the costs of preparing, printing and delivering reports and other communications, including proxy, tender offer correspondence or similar materials, to Shareholders, and Prospectuses to existing Shareholders;

•
the costs of the Fund’s corporate governance, including fees for Independent Trustees and the costs of preparing, printing and delivering reports and other communications to Trustees and travel expenses relating to meetings of the Board of Trustees and committees thereof;

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legal costs for counsel engaged by the Independent Trustees and the Fund, and/or costs for consultants engaged by the Independent Trustees and the Fund;

•
costs of valuation services for obtaining valuation information for the Fund, and pricing services used in determining net asset value;

•
costs of a dividend disbursing agent;

•
costs of compliance services and the costs of the Fund’s Chief Compliance Officer;

•
costs of maintaining the Fund’s legal existence and maintaining the corporate governance structure for the Fund;

•
all costs and charges for equipment or services used in communicating information regarding the Fund’s transactions among the Adviser and any custodian or other agent engaged by the Fund;

•
any extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence), including indemnification expenses as provided for in the Fund’s organizational documents; and

•
other expenses not explicitly borne by the Adviser or Administrator associated with the investment operations of the Fund.

Certain expenses of the Fund attributable to a particular share class (“Class Expenses”) will be allocated to the share class to which they are attributable. Class Expenses are limited to: (i) Distribution and Service Fees, as applicable; (ii) recordkeeping, custody and transfer agency and sub-transfer agency fees and expenses; (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of a specific class; (iv) the expense of administrative personnel and services to support the shareholders of a specific class; (v) litigation or other legal expenses relating solely to one class; and (vi) Trustees’ fees incurred as a result of issues relating to one class. Certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it will be charged to the Fund. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one series of shares shall not be so allocated until approved by the Board of Trustees in light of the requirements of the 1940 Act and the Code.
The Adviser and Administrator will be reimbursed by the Fund for any expenses that they pay on behalf of the Fund.
The Fund incurred organizational and initial offering expenses of approximately $1,491,479 in connection with the initial offering of Shares. The Fund will also bear certain ongoing costs associated with the Fund’s continuous offering of Shares (printing expenses and ongoing legal, compliance, and regulatory costs). Offering expenses cannot be deducted by the Fund or the Shareholders.
The Adviser has entered into an “Amended and Restated Expense Limitation and Reimbursement Agreement” with the Fund that will be in effect through September 30, 2027 to limit the amount of the Fund’s aggregate quarterly ordinary operating expenses, excluding certain “Specified Expenses” listed below, borne by the Fund during the Limitation Period, to an amount not to exceed the Expense Cap. “Specified Expenses” that are not covered by the Expense Limitation and Reimbursement Agreement include: (i) the Management Fee; (ii) all fees and expenses of Investment Funds and direct investments in which the Fund invests (including all Acquired Fund Fees and Expenses); (iii) transactional costs, including legal costs and brokerage commissions, associated with the acquisition and disposition of secondaries, primaries, direct investments, ETFs and other investments; (iv) interest payments incurred on borrowing by the Fund; (v) fees and expenses incurred in connection with a credit facility, if any, obtained by the Fund; (vi) the Administration Fee; (vii) the Distribution and Servicing Fee, as applicable; (viii) taxes; and (ix) extraordinary expenses (expenses resulting from events and transactions that are distinguished by their unusual nature and by the infrequency of their occurrence). To the extent that the Fund’s aggregate quarterly ordinary operating expenses, exclusive of the Specified Expenses for any quarter exceed the Expense Cap, the Adviser will waive its fees and/or reimburse the Fund for expenses to the extent necessary to eliminate such excess. To the extent that the Adviser waives fees or reimburses expenses, it is permitted to recoup any amounts waived and expense amounts previously paid or borne by the Adviser, for a period not to exceed three years from the quarter in which such fees were waived or expenses were borne by the Adviser, even if such reimbursement occurs after the termination of the Limitation Period, provided that the Fund’s aggregate quarterly ordinary operating expenses for the quarter in which such reimbursement is sought, not including Specified Expenses, have fallen to a level below the Expense Cap that was in effect during the quarter in which the fees were waived or expenses were borne by the Adviser, up to the Expense Cap that was in effect during the quarter in which the fees were waived or expenses were borne by the Adviser.
Investment Funds bear various expenses in connection with their operations similar to those incurred by the Fund. Investment Managers generally assess asset-based fees to, and receive incentive-based fees from, the Investment Funds (or their investors), which effectively will reduce the investment returns of the

Investment Funds. These expenses and fees will be in addition to those incurred by the Fund itself. As an investor in the Investment Funds, the Fund bears its proportionate share of the expenses and fees of the Investment Funds and is also subject to incentive fees to the Investment Managers.
MANAGEMENT AND ADDITIONAL FEES, ADMINISTRATION FEE AND SUB-ADMINISTRATION FEE
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser the quarterly Management Fee of 0.4125% (1.65% on an annualized basis) of the Fund’s quarter-end net asset value. The Management Fee is an expense paid out of the Fund’s net assets. The Management Fee is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased by the Fund as of the end of the quarter), and shall be paid quarterly in arrears. The Management Fee is in addition to the asset-based and incentive fees paid indirectly out of the Fund’s assets and therefore by investors in the Fund. These fees are paid by the Investment Funds to their Investment Managers.
Pomona also serves as the Fund’s Administrator and performs certain administrative, accounting and other services for the Fund. In consideration of the administrative services provided by the Administrator to the Fund, the Fund pays the Administrator the quarterly Administration Fee of 0.0625% (0.25% on an annualized basis) of the Fund’s quarter-end net asset value. The Administration Fee is also an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter). The Fund also pays the Sub-Administrator the Sub-Administration Fee, which is an annual fee calculated based upon the average net assets of the Fund, subject to a minimum monthly fee, and will reimburse certain of the Sub-Administrator’s out-of-pocket expenses incurred at the Sub-Administrator’s cost, in consideration of providing sub-administrative services sub-accounting services to the Fund. The Sub-Administration Fee is an expense paid out of the Fund’s net assets. There is no limitation on the amount of expenses that the Fund may reimburse the Sub-Administrator.
CALCULATION OF NET ASSET VALUE
The net asset value of each class of Shares (“Class”) will be calculated as of the close of regular trading on the New York Stock Exchange (“NYSE”) (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE) on the last business day of each month, and at such other times as the Board shall determine (each, a “Valuation Date”). In determining its net asset value, each Class will value its investments as of the relevant Valuation Date. The net asset value of each Class will equal, unless otherwise noted, the value of the total assets of the Class, less all of its liabilities as of the relevant Valuation Date including accrued fees and expenses. Because of the differences in relation to the Distribution and Servicing Fee and Class-specific expenses, the per Share net asset value of each Class will differ.
The Valuation Designee will oversee the valuation of the Fund’s investments on behalf of the Fund under the supervision of the Board and pursuant to the Valuation Procedures approved by the Board for the Fund.
In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations, and for situations in which market quotations are deemed unreliable. The private equity securities in which the Fund will invest normally do not have readily available market quotations and therefore will be valued by the Valuation Designee at their “fair value”. Accordingly, absent a market quotation, the Valuation Designee will value its investments in Investment Funds, direct investments, and other assets for which readily available market quotations are not available at fair value in accordance with the Valuation Procedures. In ascertaining fair value, the Valuation Procedures call for the determination of a method for arriving at the fair value of a security, and methods for determining fair value are reviewed from time to time for their continuing appropriateness. Determining the fair value of private equity and other assets requires that judgment be applied to the specific facts and circumstances of each asset while seeking to employ a valuation process that is consistently followed. There is not necessarily a single approach for determining fair value of such assets, and determinations of fair value may involve subjective judgments and estimates. The Fund’s valuation procedures are tested and are subject to ongoing and periodic monitoring under the supervision of the Fund’s Board.

A meaningful input in the Fund’s valuation of Investment Funds will be the estimated valuations provided by Investment Managers on a quarterly basis to the Valuation Designee. Similarly, a meaningful input in the Fund’s valuation of a direct investment in a Co-Investment Opportunity will be the estimated valuations provided by the lead investor, if applicable.
The fair value of the Fund’s investments in Investment Funds and direct investments as of each Valuation Date ordinarily will be the carrying amount of the Fund’s interests in such investments as determined in accordance with the Valuation Procedures, which takes into account the issuer’s most recent balance sheet, statement of capital account, or other valuation provided by the relevant Investment Manager or lead investor, as adjusted for other relevant information available as of the Valuation Date. Such relevant information may include, among other things, capital activity and material events occurring between the reference dates of the Investment Manager’s valuations and the relevant Valuation Date and a market adjustment factor to reflect activity in related securities in the public markets.
In reviewing the valuations provided by Investment Managers and lead investors in Co-Investment Opportunities, the Valuation Procedures require the consideration of relevant information reasonably available as of the Valuation date. In considering such information, the Valuation Designee may conclude in certain circumstances that the information provided by the Investment Manager or lead investor does not represent the fair value of a particular Investment Fund or direct investment. In these circumstances, the Valuation Designee may consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the asset value reported by the relevant Investment Manager or lead investor, or whether to adjust such value to reflect a premium or discount to such net asset value. The Valuation Procedures require that any such decision be made in good faith, and subject to the review and supervision of the Board.
In the case of Investment Funds, Investment Managers may adopt a variety of valuation methods and bases and provide differing levels of information concerning the Investment Funds. It is expected that the Valuation Designee will not be able to meaningfully influence the valuation processes used by the Investment Managers. Consequently, there are inherent difficulties in determining the fair value of Investment Funds and inherent uncertainties in the fair values that are presented. The Valuation Designee generally will not be able to confirm with certainty the accuracy of valuations provided by Investment Managers, even after the Fund receives the Investment Funds’ audited financial statements. The actual realized returns on the Fund’s unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the Investment Managers and lead investors base their valuations.
For direct investments in operating companies where there is no lead investor, or where the Fund serves as the lead investor, or the lead investor has not provided an estimated valuation, the Fund will review and value such investments using one or more of the following types of analyses:
•
Market comparable statistics and public trading multiples discounted for illiquidity, minority ownership and/or other factors for investments with similar characteristics;

•
Discounted cash flow analysis, including a terminal value or exit multiple;

•
The cost of the investment, if cost is determined to best approximate the fair value of the investment; and

•
Valuations implied by third-party investments in similar assets or issuers.

Factors to be considered in arriving at the fair market value of such investments include the price of recent transactions, earnings, revenue and book value.
For assets for which a market quotation is readily available as of the Valuation Date, the Fund uses the market quotation of the asset. Portfolio securities listed or traded on a national securities exchange will be valued at the last reported sale price on the Valuation Date. Securities traded on an exchange for which there has been no sale that day and other securities traded in the OTC market will be valued at the mean between the last reported bid and asked prices on the Valuation Date. Portfolio securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the Valuation Date. Investments in debt securities maturing in 60 days or less are valued at amortized cost if, when combined with accrued interest, it approximates market value. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. The longer-term debt obligations held in the Fund’s portfolio will be valued at the mean between the most recent bid and ask prices as reported by a third-party service or as obtained from one or more dealers that make markets in the securities when OTC market quotations are readily available.
Securities and assets for which market quotations are deemed unreliable are valued at their fair values as determined in good faith under the supervision of the Fund’s Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that the Fund calculates its net asset value, may also be valued at their fair values as determined in good faith by or under the supervision of the Fund’s Board.
Loans or other securities traded over the counter and not listed on an exchange are valued at a price obtained from third-party pricing services, including, where appropriate, multiple broker dealers, as determined by the Fund.
Expenses of the Fund, including the Management and Administration Fees, as well as the fees of other service providers, are accrued on a monthly basis on the Valuation Date and taken into account for the purpose of determining the Fund’s net asset value.
CONFLICTS OF INTEREST
The Adviser
The Adviser may, from time to time, be presented with investment opportunities that fall within the investment objective of the Fund and other investment funds and/or accounts managed by the Adviser, and in such circumstances the Adviser will allocate such opportunities among the Fund and such other funds and/or accounts under procedures intended to result in allocations that are fair and equitable taking into account the sourcing of the transaction, the nature of the investment focus of each fund, including the Fund, and/or account, the relative amounts of capital available for investment, and other considerations deemed relevant by the Adviser in good faith. Where there is an insufficient amount of an investment opportunity to satisfy the Fund and other investment funds and/or accounts managed by the Adviser, the allocation policy provides that allocations between the Fund and other investment funds and/or accounts will generally be made pro rata based on the amount that each such party would have invested if sufficient amounts of an investment opportunity were available. The Adviser’s allocation policy provides that in circumstances where pro rata allocation is not practicable or possible, investment opportunities will be allocated on a random or rotational basis that is fair and equitable. In addition, the Adviser’s Investment Committee will review allocations. Not all other investment funds and/or accounts managed by Adviser have the same fees and certain other investment funds and/or accounts managed by the Adviser may have a higher management fee than the Fund or a performance-based fee. If the fee structure of another investment fund and/or account is more advantageous to the Adviser than the fee structure of the Fund, the Adviser could have an incentive to favor the other fund and/or account over the Fund.
The Adviser’s personnel who work on managing the Fund may also work on other projects, including the Adviser’s other investment funds and accounts.
The Adviser and certain of its investment professionals and other principals may also carry on investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Adviser and its affiliates, “Other Accounts”). The Adviser and its affiliates may receive payments from private equity sponsors in connection with such activities. As a result of the foregoing, the Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities, and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. There also may be circumstances under which the Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Adviser will commit the Fund’s assets. There also may be circumstances under which the Adviser will consider participation by Other Accounts in investment opportunities in which the Adviser do not intend to invest on behalf of the Fund, or vice versa.
The Fund may co-invest with third parties through joint venture entities or other entities, including Investment Funds sponsored by others. The co-investment commitment may be substantial. Such investments may involve risks not present in investments in which third parties are not involved, including the possibility that a joint venture partner of the Fund may experience financial, legal or regulatory difficulties; at any time have economic or business interests or goals which are inconsistent with those of the Fund; have a different view than the Fund as to the appropriate strategy for an investment or the disposition of an investment; or take action contrary to the Fund’s investment objective. Affiliates of the Adviser may generate origination, commitment, syndication, capital or other structuring fees which will be solely for the benefit of such affiliates and not for the benefit of the Fund.
The Adviser or Distributor may also compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Fund Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares of the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
Set out below are practices that the Adviser may follow. Although the Adviser anticipates that the Investment Managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager will abide by, and comply with, its stated practices. An Investment Manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than the Investment Funds.
Participation in Investment Opportunities
Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund invests. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or an Investment Fund.
The Fund has received an exemptive order from the SEC that permits the Fund to participate in certain negotiated investments (each, a “co-investment transaction”) alongside other funds managed by the Adviser (the “Order”). The Order is subject to certain terms and conditions, including (i) that a majority of the Trustees of the Board who have no financial interest in the co-investment transaction and a majority of the Independent Trustees approve the co-investment transaction and (ii) that the price, terms and conditions of the co-investment transaction will be identical for each fund participating pursuant to the exemptive relief. These co-investment transactions may give rise to conflicts of interest or perceived conflicts of interest among the Fund and participating funds.
Other Matters
An Investment Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions.

Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.
The Adviser and its affiliates may not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.
Future investment activities of the Adviser and its affiliates and its principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

PURCHASES OF SHARES
Purchase Terms
The Fund will accept initial and additional purchases of Shares as of the first business day of each month. Shares will be sold at the net asset value per Share determined as of such business day. For the initial purchase and at the discretion of the Fund or Distributor thereafter, the investor must submit a completed Investor Application form at least five business days before the applicable purchase date. Notwithstanding this requirement, the Fund and Distributor reserve the right to accept substantially completed applications submitted prior to the applicable purchase date to the extent that any incompleteness in the application is resolved promptly after the Closing Date. All purchases are subject to the receipt of immediately available funds at least three business days prior to the applicable purchase date in the full amount of the purchase to enable the Fund to invest the proceeds expeditiously. An investor who misses one or both of these deadlines will have the effectiveness of the investment in the Fund delayed until the following month.
The Fund issues the Shares purchased and an investor becomes a Shareholder with respect to such Shares as of applicable Closing Date, i.e., the first day of the relevant month. Purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.
Any amounts received in advance of the initial or subsequent purchases of Shares are placed in a non-interest-bearing account with the Transfer Agent prior to their investment in the Fund. The Fund and the Distributor each reserves the right to reject any purchase of Shares in its sole discretion (including, without limitation, when one has reason to believe that an investor is not eligible to invest in the Fund). In addition, to manage cash flows, or for any other reason as determined in the sole discretion of each of the Fund and the Distributor, the Fund or the Distributor may limit or suspend an investor’s ability to purchase Shares of the Fund. Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund or the Distributor will be returned to the prospective investor without the deduction of any sales load, fees or expenses.
Investors purchasing Class A Shares in the Fund may be charged a sales load of up to 3.0% of the amount of the investor’s purchase, in the matter set forth below:
Investment Amount	Sales Load
Less than $99,999	3.0%
$100,000 – $249,999	2.0%
$250,000 – $999,999	1.5%
$1,000,000 – $4,999,999	1.0%
$5,000,000 and above	0.0%
The Distributor and/or a Selling Agent may, at its discretion, waive the sales load for the purchase of Class A Shares of the Fund by or on behalf of: (i) purchasers for whom the Distributor, the Adviser or one of their affiliates acts in a fiduciary, advisory, custodial or similar capacity; (ii) employees and retired employees (including spouses, children and parents of employees and retired employees) of the Distributor, the Adviser and any affiliates of the Distributor or the Adviser; (iii) Trustees and retired Trustees of the Fund (including spouses, children and parents of Trustees and retired Trustees); (iv) purchasers who use proceeds from an account for which the Distributor, the Adviser or one of their affiliates acts in a fiduciary, advisory, custodial or similar capacity, to purchase Shares of the Fund; (v) Selling Agents and their employees (and the immediate family members of such individuals); (vi) investment advisers or financial planners that have entered into an agreement with the Distributor that charge a fee for their services and that purchase Shares of the Fund for (1) their own accounts or (2) the accounts of eligible clients; (vii) clients of such investment advisers or financial planners described in (vi) above who place trades for the clients’ own accounts if such accounts are linked to the master account of the investment adviser or financial planner on the books and records of a Selling Agent; (viii) orders placed on behalf of other investment companies that the Distributor, the Adviser or an affiliated company distributes; (ix) orders placed on behalf of purchasers who have previously invested in the Fund or other funds advised or distributed by the Adviser, Distributor and any affiliates of the Adviser or Distributor in amounts that, if combined with the new order for Shares of the Fund, may qualify the purchaser for a lesser sales load (or a complete waiver of the sales load); and (x) customers of Selling Agents who are charged a separate brokerage commission directly by the Selling Agent for the purchase of Shares. To receive a sales load or minimum investment waiver in conjunction with any of the above categories, an investor must, prior to the time of purchase, inform the Selling Agent about the investor’s eligibility for the waiver of the sales load and give the Distributor sufficient information to permit the Distributor to confirm that the investor qualifies for such a waiver. Notwithstanding any waiver, investors remain subject to eligibility requirements set forth in this Prospectus.
The availability of sales load waivers and discounts may depend on the particular financial intermediary or type of account in which you purchase or hold Fund shares. The Fund’s sales load waivers and discounts disclosed in this Prospectus are available for qualifying purchases and are generally available through financial intermediaries unless otherwise specified. The sales load waivers, discounts and/or breakpoints available through certain other financial intermediaries are set forth in “Appendix — Financial Intermediary-Specific Sales Load Waivers and Discounts” of this Prospectus, which may differ from those available for purchase made directly from the Distributor. Please contact your financial intermediary for more information regarding applicable sales load waivers, discounts and/or breakpoints available to you and the financial intermediary’s related policies and procedures.
The minimum initial investment in the Fund is $25,000 for Class A Shares and $25,000 for Class I Shares, and the minimum additional investment in the Fund is $10,000 for each Share Class.
The minimum initial and additional investments may be reduced by either the Fund or the Distributor in the discretion of each for certain investors based on consideration of various factors, including the investor’s overall relationship with the Adviser or Distributor, the investor’s holdings in other funds affiliated with the Adviser or Distributor, and such other matters as the Adviser or Distributor may consider relevant at the time. The minimum initial and additional investments may also be reduced by either the Fund or the Distributor in the discretion of each for clients of certain registered investment advisers and other financial intermediaries based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.
In addition, the Fund may, in the sole discretion of the Adviser or Distributor, aggregate the accounts of clients of registered investment advisers and other financial intermediaries whose clients invest in the Fund for purposes of determining satisfaction of minimum investment amounts. At the discretion of the Adviser or the Distributor, the Fund may also aggregate the accounts of clients of certain registered investment advisers and other financial intermediaries across Share Classes for purposes of determining satisfaction of minimum investment amounts for a specific Share Class. The aggregation of accounts of clients of registered investment advisers and other financial intermediaries for purposes of determining satisfaction of minimum investment amounts for the Fund or for a specific Share Class may be based on consideration of various factors, including the registered investment adviser or other financial intermediary’s overall relationship with the Adviser or Distributor, the type of distribution channels offered by the intermediary and such other factors as the Adviser or Distributor may consider relevant at the time.
The Fund will accept initial and additional purchases of Shares as of the first business day of each month, and proceeds relating to such purchases will represent the Fund’s capital and become the Fund’s assets on such business day.
Any Selling Agent or any RIA that invests in or recommends Shares for a client, may impose additional eligibility requirements for investors who purchase Shares through such Selling Agent. The Fund will notify Shareholders of any changes in the investors that are eligible for such reductions. The Fund may repurchase all of the Shares held by a Shareholder if the Shareholder’s account balance in the Fund is less than $10,000 for Class A Shares and $10,000 for Class I Shares.
Initial and any additional purchases of Shares of the Fund by any Shareholder must be made either via wire transfer of funds or by check. Payment for each purchase (initial or subsequent) of Shares must be made in one installment.

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for each Shareholder: When you open an account, the Fund will ask your name, address, date of birth and other information that will allow the Fund to identify you. If the Fund is unable to verify your identity, the Fund reserves the right to restrict additional transactions and/or liquidate your account at the next calculated net asset value after your account is closed (less any applicable sales/account charges and/or tax penalties) or take any other action required by law. The Fund has implemented an anti-money laundering compliance program, which includes designation of an anti-money laundering compliance officer.
Exchange of Shares Between Classes
An investor may be permitted to exchange Shares between Classes, provided that, among other things: (1) the investor’s aggregate investment would have met the minimum initial investment requirements in the applicable Class at the time of purchase and continues to meet those requirements; (2) the Shares are otherwise available for offer and sale; and (3) the investment meets all other requirements for investing in the applicable Class. When an individual investor cannot meet the initial investment requirements of the applicable Class, exchanges of Shares from one Class to the applicable Class may be permitted if such investor’s investment is made by an intermediary that has discretion over the account and has invested other clients’ assets in the Fund, which when aggregated together with such investor’s investment, meet the initial investment requirements for the applicable Class. Investors will not be charged any fees by the Fund for such exchanges, nor shall any intermediary charge any fees for such exchanges. Ongoing fees and expenses incurred by a given Class will differ from those of other share Classes, and an investor receiving new Shares in an exchange may be subject to higher or lower total expenses following such exchange. Exchange transactions will be effected only into an identically registered account. While exchange transactions between share classes of the Fund are generally not taxable for federal income tax purposes, investors should consult their tax advisors as to the federal, foreign, state and local tax consequences of an exchange. The Fund also reserves the right to revise or terminate the exchange privilege, limit the amount or number of exchanges or reject any exchange.
Eligible Investors
Qualifications that must be met in becoming a Shareholder are set out in the application form that must be completed by each prospective investor. The Distributor or a Selling Agent that offers Shares, or an RIA that invests in or recommends Shares for a client, may impose additional eligibility requirements for investors who purchase Shares through the Distributor, such Selling Agent, or such RIA. See “Plan of Distribution”.

REPURCHASES AND TRANSFERS OF SHARES
No Right of Redemption
No Shareholder or other person holding Shares acquired from a Shareholder has the right to require the Fund to repurchase any Shares. No public market for Shares exists, and none is expected to develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Fund, as described below.
Limited Repurchases of Shares by the Fund
To provide a limited degree of liquidity to Shareholders, the Fund may from time to time offer to repurchase Shares pursuant to written tenders by Shareholders. It is expected that the Adviser will normally recommend to the Board, subject to the Board’s discretion, that the Fund conduct repurchases on a quarterly basis as of the end of each calendar quarter, so that they would occur as of each quarter, although the Board may not authorize a repurchase offer for any quarter for liquidity or other reasons. It is also expected that the Adviser will recommend to the Board, subject to the Board’s discretion, that any such tender offer would be for an amount that is not more than 5% of the Fund’s net asset value. There can be no assurance that the Board will accept the Adviser’s recommendation.
There is no minimum amount of Shares that must be repurchased by the Fund in any repurchase offer. The Fund has no obligation to repurchase Shares at any time; any such repurchases will only be made at such times, in such amounts, and on such terms as may be determined by the Board of Trustees, in its sole discretion. In determining whether the Fund should offer to repurchase Shares from Shareholders, the Board of Trustees may consider the recommendation of the Adviser. If the Fund does not engage in repurchases, Shareholders may not have a source of liquidity for their Shares.
In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Adviser is expected to recommend that the Board of Trustees consider the following factors, among others:
•
whether any Shareholders have requested to tender Shares to the Fund and the apparent expectations of Shareholders;

•
the liquidity of the Fund’s assets (including fees and costs associated with redeeming or otherwise withdrawing from Investment Funds and the anticipated price that will be earned);

•
the Adviser’s investment plans for the Fund;

•
working capital and potential commitments of the Fund;

•
the amount of the tenders in relation to the size of the Fund;

•
the history of the Fund in repurchasing Shares;

•
the availability of information as to the value of the Fund’s Shares in underlying Investment Funds;

•
the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

•
any anticipated tax consequences to the Fund of any proposed repurchases of Shares.

The Fund will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board of Trustees determines to be fair to the Fund and to all Shareholders. When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may repurchase a pro rata portion of the Shares tendered by each Shareholder. The Fund may also extend the repurchase offer, or take any other action with respect to the repurchase offer permitted by applicable law.

Repurchases of Shares from Shareholders by the Fund will be paid in cash. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Shares from Shareholders by the applicable repurchase offer deadline in accordance with the terms set forth in the documentation for the applicable tender offer. The Fund does not impose any charges in connection with repurchases of Shares.
Shares will be repurchased by the Fund after the Management Fee has been deducted from the Fund’s assets as of the end of the quarter in which the repurchase occurs — i.e., the accrued Management Fee for the quarter in which Fund Shares are to be repurchased is deducted prior to effecting the relevant repurchase of Fund Shares.
The determination of the value of Shares as of the Quarter-End Valuation Date is subject to adjustment based upon information received, including information from the Investment Managers of the Investment Funds, after the Quarter-End Valuation Date about the value of assets of the Fund as of the applicable Quarter-End Valuation Date.
The Fund reserves the right to withhold up to 10% of the estimated payment until after the completion of the annual audit of the Fund’s financial statements, when it will be promptly paid. If this occurs, a Shareholder could wait as long as approximately 14 months to receive the second payment installment. However, the Fund does not currently intend to withhold any amount of the payment beyond the payment date.
A 2% early repurchase fee (an “Early Repurchase Fee”) will be charged by the Fund with respect to any repurchase of Shares from a Shareholder at any time prior to the one-year anniversary of the Shareholder’s purchase of Shares. Shares tendered for repurchase and subject to the Early Repurchase Fee will be treated as having been repurchased on a “first-in, first-out” basis. Any Early Repurchase Fee charged to Shareholders will be retained by the Fund and will benefit the Fund’s remaining Shareholders. An Early Repurchase Fee will not be charged where Shares are tendered for repurchase under the following circumstances: (i) Shareholder death or disability; (ii) pursuant to an asset allocation program, wrap fee program or other investment program offered by a financial institution where investment decisions are made on a discretionary basis by investment professionals; and (iii) pursuant to an automatic non-discretionary rebalancing program.
If modification of the Fund’s repurchase procedures as described above is deemed appropriate by the Board or if necessary to comply with regulatory requirements, the Board of Trustees will adopt revised procedures that could adversely affect the liquidity for Shares in relation to the procedures described above. The Fund’s investments in Investment Funds are subject to lengthy lock-up periods during which the Fund will not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time. There is no assurance that third parties will engage in such secondary transactions and the Fund may require and be unable to obtain the Investment Fund’s consent to effect such transactions. The Fund may need to suspend or postpone repurchase offers if it is not able to dispose of its interests in Investment Funds in a timely manner.
Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash or (ii) liquid securities (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Notes issued to Shareholders tendering Shares.
Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares. In addition, although the Fund does not expect to sell its interests in Investment Funds to satisfy repurchase offers, in the event the Fund needs to sell its interests, the Fund may not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time.

A Shareholder tendering for repurchase only a portion of the Shareholder’s Shares will be required to maintain an account balance of at least $10,000 for Class A Shares and for Class I Shares, respectively, after giving effect to the repurchase. If a Shareholder tenders an amount that would cause the Shareholder’s account balance to fall below the required minimum, the Fund reserves the right to repurchase all of a Shareholder’s Shares at any time if the aggregate value of such Shareholder’s Shares is, at the time of such compulsory repurchase, less than the minimum initial investment applicable for the Fund. This right of the Fund to repurchase Shares compulsorily may be a factor that Shareholders may wish to consider when determining the extent of any tender for purchase by a Fund.
In the event that the Adviser or any of its affiliates hold Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Fund. The Fund may not be suitable as the sole investment for investors who require minimum annual distributions from a retirement account through which they hold Shares.
Repurchase Threshold
The Fund has agreed to provide Shareholders with a minimum Repurchase Threshold which shall be tested on a quarterly basis and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:
(1)
the Fund offers one quarterly repurchase of its Shares in which all Shares that were tendered by Shareholders are repurchased by the Fund at the net asset value calculated on the date on which the Fund accepts the tender; or

(2)
an amount of shares equal to at least 12% of the Fund’s average number of outstanding Shares not subject to a redemption penalty over the period have been repurchased by the Fund at the net asset value calculated on the date on which the Fund accepts the tender.

If neither condition of the Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Shares having been tendered in response to that repurchase offer, the Fund’s Board of Trustees will call a special meeting of Shareholders at which Shareholders will be asked to vote on whether to liquidate the Fund. See “Voting” and “More Information about the Fund”. If Shareholders do not vote to liquidate the Fund, testing of the Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Shareholders do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a three-year period, after which the Adviser will waive the Management Fee otherwise payable by the Fund.
Transfers of Shares
Shares may be transferred only:
•
by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or

•
under certain limited circumstances, with the written consent of the Fund, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

The Fund generally will not consent to a transfer of Shares by a Shareholder unless the transfer is to a transferee who represents that the transferee is an eligible investor, and, after the transfer, the value of the Shares held in the account of each of the transferee and transferor is at least $10,000 for Class A Shares and for Class I Shares, respectively. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. In connection with any request to transfer Shares, the Fund or Distributor may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel acceptable to the Fund or Distributor as to such matters as the Fund may reasonably request.
In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Fund, the Board of Trustees, the Adviser, the Distributor, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of, or arising from, any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.
VOTING
Each Shareholder has the right to cast a number of votes equal to the number of Shares held by such Shareholder at a meeting of Shareholders called by the Fund’s Board of Trustees. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a statutory trust would be entitled to vote, including certain elections of one or more Trustees and approval of the Investment Advisory Agreement or a material amendment thereto, in each case, to the extent that voting by shareholders is required by the 1940 Act. Notwithstanding their ability to exercise their voting privileges, Shareholders in their capacity as such are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.
TAX MATTERS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the federal income tax consequences of investing in the Fund and is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all of the federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under federal income tax laws. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective Shareholders and Shareholders must consult their own tax advisors as to the federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and non-U.S. tax laws.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Qualification as a Regulated Investment Company; Tax Treatment
It is expected that the Fund will qualify for treatment each taxable year as a RIC under the Code. If the Fund so qualifies and distributes each taxable year to Shareholders dividends of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a calendar year distribution requirement, described below, are subject to a nondeductible 4% excise tax. To preclude the imposition of the excise tax, the Fund generally must distribute in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections), determined on a calendar year basis, (2) 98.2% of its capital gain net income (which is generally determined on the basis of the one-year period ending on October 31st of such calendar year and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For federal income tax purposes, dividends declared by the Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following calendar year are generally recognized by such shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared. The Fund may make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so. In addition, under certain circumstances, the Fund may decide that it is in its best interest to retain a portion of its income or capital gain rather than distribute such amount as a dividend for U.S. federal income tax purposes and, accordingly, cause the Fund to be subject to the excise tax.
In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such income items, “qualifying income”); and (b) diversify its holdings (the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).
For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Investment Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized its distributive share of such tax items in the same manner as realized by those Investment Funds. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such Investment Funds.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such taxable year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying gross income exceeds one-ninth of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such taxable year.
Additionally, a RIC that fails the asset diversification test as of the end of a quarter shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter, and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the regular corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If, subsequent to the first taxable quarter end of the first taxable year in which the Fund has elected to be subject to U.S. federal tax as a RIC, but before the end of any other taxable quarter of the Fund’s taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure (i.e., the disposition of non-diversified assets) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Investment Funds. While the Code generally affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to do so may limit utilization of this cure period and, possibly, the extended cure period discussed above.
If the Fund does not qualify as a RIC, it will be subject to tax as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at the regular corporate rate without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be characterized by their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits.
Distributions
The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.
Shareholders will normally be subject to U.S. federal income taxes, and any state and/or local income taxes, on any dividends or other distributions that they receive from the Fund. Dividends from net investment income and net short-term capital gain generally will be characterized as ordinary dividend income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for certain Shareholders that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as “qualified dividend income,” which is subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals. Distributions from net capital gain (typically referred to as “capital gain dividends”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder, and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income”. However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions. Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below. Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased. In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be transferred to any remaining Shares held by the Shareholder.
The tax treatment of dividends and capital gain distributions will generally be the same whether the Shareholder takes them in cash or reinvests them to buy additional Shares.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at the regular corporate rate on the amount retained. In such case, it may designate the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution of such gain less the tax credit.
Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by the Shareholders for purposes of the tax rules applicable to interest expense limitations under section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
An additional 3.8% tax may be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts in excess of certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain. Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.
Income from Repurchases and Transfers of Shares
A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction to the Shareholder for federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend”. In general, a repurchase of a Shareholder’s Shares by the Fund should be treated as a sale or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules. Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.

Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares. If disallowed, the loss will be reflected in an upward adjustment to the tax basis of the Shares acquired. The deductibility of capital losses is subject to statutory limitations.
If the repurchase of a Shareholder’s Shares by the Fund does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares. The tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the tax basis of any remaining Shares held by the Shareholder. In such a case, there is a risk that Shareholders who are not seeking to have their Shares repurchased, and Shareholders who seek to have some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such repurchase offer, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.
The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Fund’s Administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that repurchase or transfer. Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase that qualifies for “sale or exchange” treatment.
If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether the distribution requirements are satisfied, and to the extent that additional distributions are required, could generate additional taxable income for those Shareholders receiving such additional distributions. Furthermore, if the Fund is unable to liquidate portfolio securities in a manner that would enable the Fund to meet the income and asset diversification tests, the Fund could fail to qualify as a RIC, with the adverse consequences as set forth above.
Other Considerations
There is a possibility that the Fund may from time to time be considered under the Code to be a non-publicly offered regulated investment company. Certain expenses of non-publicly offered regulated investment companies, including the Management Fee, may not be deductible by certain Shareholders, generally including individuals and entities that compute their taxable income in the same manner as individuals (thus, for example, a qualified pension plan would not be subject to this rule). Such a Shareholder’s pro rata portion of the affected expenses will be treated as an additional distribution to the Shareholder and generally will not be deductible by the Shareholder. A “non-publicly offered regulated investment company” is a RIC whose equity interests are neither (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, nor (iii) held by at least 500 persons at all times during the RIC’s taxable year.
Fund Investments
It is intended that the Fund will allocate a significant portion of its assets to Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes.
An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) is not itself subject to federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions with respect to such items. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, pursuant to Section 988 of the Code, all or a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) generally will be characterized as ordinary income or loss. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid generally will be characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of the gain realized from engaging in “conversion transactions” (as defined in the Code to include certain transactions designed to convert ordinary income into capital gain) generally will be characterized as ordinary income.
Hedging and Derivative Transactions
Offsetting positions held by the Fund, or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles”. In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a “straddle”. To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions held by the Fund, or the Investment Funds, may constitute “mixed straddles”. One or more elections may be made in respect of the federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.
If the Fund, or possibly an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale or granting an option to buy substantially identical stock or securities).
If the Fund, or possibly an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The Treasury has authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies
The Fund may directly or indirectly hold equity interests in non-U.S. Investment Funds and/or non-U.S. Portfolio Companies that may be treated as “passive foreign investment companies” (each, a “PFIC”). The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market at the end of each taxable year (as well as on certain other dates prescribed in the Code) the shares in a PFIC, with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior taxable years. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as “qualified dividend income”. Income included by the Fund from a PFIC would constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the PFIC makes a current-year distribution out of the earnings and profits to the Fund, or if some income is derived from the PFIC with respect to the Fund’s business of investing in stock, securities or currencies. In certain cases, the Fund will be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so.
Controlled Foreign Corporations
If the Fund directly or indirectly holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), the Fund may be treated as having received a deemed distribution (taxable as ordinary income) each taxable year from such foreign corporation in an amount equal to the Fund’s pro rata share of the corporation’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such taxable year. The Fund generally would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether it satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds received by the Fund from any sales or other dispositions of CFC stock during a taxable year. Income derived by the Fund from a CFC would generally constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC makes current-year distributions of that income to the Fund out of the earnings and profits of the CFC, or if such income is derived from the CFC with respect to the Fund’s business of investing in stock, securities or currencies. In general, a foreign corporation will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign corporation.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned as dividends, or the amount of their investment in the Fund.
Foreign Taxes
The Fund’s investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Information Reporting and Backup Withholding
Information returns will generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish that they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers (“TINs”) or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding. Certain Shareholders specified in the Code and the regulations promulgated thereunder are exempt from backup withholding, but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s federal income tax liability if the appropriate information is timely provided to the IRS.
Tax-Exempt Shareholders
Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its tax-exempt Shareholders (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the tax-exempt Shareholder borrows to acquire its Shares. A tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on such trust. The foregoing discussion does not address all of the U.S. federal income tax consequences that may be applicable to a tax-exempt Shareholder as a result of an investment in the Fund. For example, certain tax-exempt private universities should be aware that they are subject to an excise tax on their “net investment income” that is not otherwise taxed as UBTI, including income from interest, dividends, and capital gains. Tax legislation enacted in July of 2025 has modified these rules to, among other changes, implement a tiered tax rate and increase the maximum excise tax rate to 8% for taxable years beginning after December 31, 2025. Tax-exempt Shareholders should consult with their tax advisors regarding an investment in the Fund.
Foreign Shareholders
U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (each, a “Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.
Income Not Effectively Connected.   If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or an applicable lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Foreign Shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a Foreign Shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s non-U.S. source interest income or its dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors). In the case of shares of the Fund held through a financial intermediary, the financial intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by the Fund.

Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or an applicable lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.
Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.
Income Effectively Connected.   If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.
In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). See “Tax Matters — Information Reporting and Backup Withholding” above. In addition, dividend reinvestments will be made net of any applicable U.S. withholding taxes.
The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein.
Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
The Fund is required to withhold U.S. tax (at a 30% rate) on payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Foreign Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Shareholders as well as the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, other state, local and foreign taxes, estate and inheritance taxes, or intangible property taxes that may be imposed by various jurisdictions. The Fund also may be subject to additional state, local or foreign taxes that could reduce the amounts distributable to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Fund Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt entities should carefully review those sections of this Prospectus and its related SAI regarding liquidity and other financial matters to ascertain whether the investment objective of the Fund is consistent with their overall investment plans.

ERISA CONSIDERATIONS
Persons who are fiduciaries with respect to an employee benefit plan, individual retirement account (“IRA”), Keogh plan or other arrangement subject to ERISA, or the Code (an “ERISA Plan”) should consider, among other things, the matters described below before determining whether to invest in the Fund. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, U.S. Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current total return of the portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment in the Fund, the income tax consequences of the investment (see “Tax Matters” above) and the projected return of the Fund relative to the ERISA Plan’s funding objectives.
Before investing the assets of an ERISA Plan in the Fund, an ERISA Plan fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified if the investment is made. If a fiduciary with respect to any such ERISA Plan breaches his or her responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.
Because the Fund will be registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and the Code. For this reason, the Adviser should therefore not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.
The Board of Trustees will require an ERISA Plan proposing to invest in the Fund to represent that it, and any fiduciaries responsible for the ERISA Plan’s investments, are aware of and understand the Fund’s investment objective, policies, strategies and risks; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan; and that the decision to invest plan assets in the Fund is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA or the Code, as applicable.
Certain prospective ERISA Plan investors may currently maintain relationships with the Adviser or one or more Investment Managers in which the Fund invests, or with other entities that are affiliated with the Adviser or such investment advisers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory, or other services. ERISA prohibits and the Code penalizes the use of ERISA Plan assets for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan Shareholders should consult with their legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code. ERISA Plan fiduciaries will be required to represent that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decisions, and that have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.
Employee benefit plans which are not subject to ERISA or the related provisions of the Code may be subject to other rules governing such plans. Fiduciaries of employee benefit plans which are not subject to ERISA, whether or not subject to the Code should consult with their own counsel and other advisors regarding such matters.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisers regarding the consequences under ERISA and the Code associated with the acquisition and ownership of Shares.
THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS OR ANY GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.
PLAN OF DISTRIBUTION
The Fund is offering, in the aggregate, up to $1,500,000,000 of shares of the following classes of shares of beneficial interest of the Fund: the Class A Shares and the Class I Shares. Shares may be purchased as of the first business day of each month based upon the Fund’s net asset value as of the most recent Valuation Date. Voya Investments Distributor, LLC acts as the Fund’s distributor on a best efforts basis. The minimum initial investment is $25,000. An affiliate of Pomona provided the initial capitalization of $50 million to the Fund prior to commencement of operations.
The Fund has been granted exemptive relief permitting it to offer multiple classes of Shares with different terms and conditions. This Prospectus offers Class A Shares and Class I Shares. In the future, the Fund may offer other classes of Shares as well. Each additional class of Shares will have certain differing characteristics, particularly in terms of the sales loads that Shareholders in that class may bear, and the distribution fees and transfer agency fees that each class may be charged.
Under the terms of the Distribution Agreement, the Distributor will directly distribute Shares to investors and is authorized to retain brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Shareholders holding Shares. The Fund will pay the Distributor the monthly Distribution and Servicing Fee of 0.04583% (0.55% on an annualized basis) of the Fund’s month-end net asset value, determined as of the last day of each month (before any repurchases of Shares, where applicable), for Class A Shares for distribution and investor services provided to Class A Shareholders. The Distribution and Servicing Fee is charged on an aggregate class-wide basis, and Class A Shareholders are expected to be subject to the Distribution and Servicing Fee as long as they hold their Class A Shares. The Distributor may, in its sole discretion, pay various Selling Agents some or all of the Distribution and Servicing Fee to compensate such Selling Agents for distribution and servicing support. There is no Distribution and Servicing Fee payable with respect to Class I Shares.
Additional Compensation to the Distributor, Selling Agents and Other Intermediaries
The Adviser may pay additional compensation out of its own resources (i.e., not Fund assets) to certain Selling Agents and other intermediaries, including the Distributor, for sales and wholesaling support, and also for other services including due diligence support, account maintenance, provision of information and support services. The amount of such payments may differ for different Selling Agents and intermediaries. Payments made by the Adviser may be one-time payments or may be ongoing payments. As a result of the various payments that financial intermediaries may receive from the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
Generally, the minimum required initial purchase by each investor is $25,000 for Class A Shares and $25,000 for Class I Shares. Additional investments in the Fund must be for a minimum amount of $10,000 for each Share Class. The minimum initial and additional investments may be reduced by either the Fund or its Distributor in the discretion of each for certain investors. Once a prospective investor’s order is received, a confirmation will be sent to the investor. The investor’s account with the Distributor, Selling Agent or RIA will be debited for the purchase amount, which will be deposited into an account with Ultimus Fund Solutions, Inc., as the Fund’s Transfer Agent. See “Purchases of Shares — Purchase Terms”.
DESCRIPTION OF SHARES
The Fund is authorized to issue an unlimited number of Shares and may divide the Shares into one or more Classes. The Shares are currently offered in four Classes. Each Class differs in relation to the Distribution and Servicing Fee, but otherwise has the same rights and privileges as the other Classes. Each Share has one vote at all meetings of Shareholders and, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable. Each Shareholder will have the right to cast a number of votes based on the number of such Shareholder’s respective Shares at any meeting of Shareholders.
All Shares of each Class are equal as to right of repurchase by the Fund, dividends and other distributions, and voting rights and have no conversion, preemptive or other subscription rights. Shareholders are not liable for further calls or assessments, except that a Shareholder may be obligated to repay any funds wrongfully distributed to such Shareholder. The Fund does not intend to hold annual meetings of Shareholders. Shareholders of Shares are entitled to receive dividends only if and to the extent declared by the Board. Shares are not available in certificated form. With very limited exceptions, Shares are not transferable and liquidity will be provided principally through limited repurchase offers. See “Repurchases and Transfers of Shares”.
In general, any action requiring a vote of Shareholders shall be effective if taken or authorized by the affirmative vote of a majority of the total number of votes eligible to be cast by Shareholders that are present in person or by proxy at the meeting. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, after payment of all of the liabilities of the Fund, Shareholders generally are entitled to share ratably in all the remaining assets of the Fund.
Set forth below is a chart describing the classes of the Fund’s securities outstanding as of June 1, 2026:
(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Account Held by the Fund or for its Account	Amount Outstanding Exclusive of Amount Under Column (3)
Class A	Unlimited	—	44,484,219
Class I	Unlimited	—	67,482,765
DIVIDENDS AND DISTRIBUTIONS
Dividends will generally be paid at least annually on the Shares in amounts representing substantially all of the net investment income, if any, earned each year. Payments will vary in amount, depending on investment income received and expenses of operation. It is possible that some of the Investment Funds in whose securities the Fund invests will not pay any dividends, and this, together with the Fund’s expenses, means that there can be no assurance the Fund will have substantial income or will pay dividends. The Fund is not a suitable investment for any investor who requires regular dividend income.
It is anticipated that substantially all of any taxable net capital gain realized on investments will be paid to Shareholders at least annually. The net asset value of each Share that a Shareholder owns will be reduced by the amount of the distributions or dividends that are received with respect to that Share.
Automatic Dividend Reinvestment Plan
Pursuant to the dividend reinvestment plan established by the Fund (the “DRIP”), each Shareholder whose Shares are registered in its own name will automatically be a participant in the DRIP and have all income dividends and/or capital gains distributions automatically reinvested (net of any applicable withholding tax) in additional Shares unless such Shareholder specifically elects to receive all income, dividends and/or capital gain distributions in cash. A Shareholder is free to change this election at any time. If, however, a Shareholder requests to change its election within 90 days prior to the record date for a distribution, the request will be effective only with respect to distributions after the 90-day period. A Shareholder whose Shares are registered in the name of a nominee must contact the nominee regarding its status under the DRIP, including whether such nominee will participate on such Shareholder’s behalf.
A Shareholder may elect to:
•
reinvest both dividends and capital gain distributions;

•
receive dividends in cash and reinvest capital gain distributions; or

•
receive both dividends and capital gain distributions in cash.

Generally, for U.S. federal, state and local income tax purposes, Shareholders receiving Shares pursuant to the DRIP will be treated as having received a taxable distribution equal to the amount payable to them in cash.
Shares will be issued pursuant to the DRIP at the net asset value determined on the next Valuation Date following the ex-dividend date (the last date of a dividend period on which an investor can purchase Shares and still be entitled to receive the dividend). There is no sales load or other charge for reinvestment. A request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution. The Fund may terminate or amend the DRIP at any time. All expenses related to the DRIP will be borne by the Fund. The reinvestment of dividends and distributions pursuant to the DRIP will increase the Fund’s net assets on which the Management Fee and the Administration Fee are payable to the Adviser and the Administrator, respectively.

MORE INFORMATION ABOUT THE FUND
Each Fund Share represents a proportional interest in the assets of the Fund. Each Fund Share has one vote at Shareholder meetings, with fractional Shares voting proportionally, on matters submitted to the vote of Shareholders. There are no cumulative voting rights. Fund Shares do not have pre-emptive or conversion or redemption provisions. In the event of a liquidation of the Fund, Shareholders are entitled to share pro rata in the net assets of the Fund available for distribution to Shareholders after all expenses and debts have been paid.
No person, other than a Trustee, who is not a Shareholder of a particular Series or Class shall be entitled to bring any derivative action, suit or other proceeding on behalf of the Fund with respect to such Series or Class. No Shareholder of a Series or a Class may maintain a derivative action on behalf of the Fund with respect to such Series or Class unless holders of at least ten percent (10%) of the outstanding Shares of such Series or Class join in the bringing of such action. In addition to the requirements set forth in Section 3816 of the Delaware Statutory Trust Act, a Shareholder may bring a derivative action on behalf of the Fund with respect to a Series or Class only if the following conditions are met: (i) the Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed; and a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Trustees, or a majority of any committee established to consider the merits of such action, has a personal financial interest in the transaction at issue, and a Trustee shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that such Trustee receives remuneration for his service as a Trustee of the Fund or as a trustee or director of one or more investment companies that are under common management with or otherwise affiliated with the Fund; and (ii) unless a demand is not required under clause (i) of this paragraph, the Trustees must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim; and the Trustees shall be entitled to retain counsel or other advisors in considering the merits of the request and may require an undertaking by the Shareholders making such request to reimburse the Fund for the expense of any such advisors in the event that the Trustees determine not to bring such action. The Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who do not have a personal financial interest in the transaction at issue.
INQUIRIES
Inquiries concerning the Fund and Shares (including information concerning subscription and repurchase procedures) should be directed to:
Mail:
Pomona Investment Fund
c/o Ultimus Fund Solutions
P.O. Box 46707
Cincinnati, OH 45246

Overnight:
Pomona Investment Fund
c/o Ultimus Fund Solutions
225 Pictoria Drive
Suite 450
Cincinnati, OH 45246

Telephone:
1-844-2POMONA

APPENDIX — FINANCIAL INTERMEDIARY-SPECIFIC SALES LOAD WAIVERS AND DISCOUNTS
The availability of initial sales load waivers and discounts may depend on the particular financial intermediary or type of account through which you purchase or hold Fund shares. For waivers or discounts not available through a particular financial intermediary, investors will have to purchase shares directly from the Fund (or the Distributor) or through another financial intermediary to receive such waivers or discounts.
The following descriptions of breakpoints and/or sales load waivers and discounts for a particular financial intermediary and class(es) of shares set forth information provided by the financial intermediary that the firm has represented is current as of the date of this Prospectus. These breakpoints, waivers or discounts, which may vary from those disclosed elsewhere in the Prospectus, are subject to change. The Fund will update this Appendix periodically based on information provided by the applicable financial intermediary. Neither the Fund nor the Investment Adviser supervises the implementation of these breakpoints, waivers or discounts or verifies the intermediaries’ administration of these breakpoints, waivers or discounts.
In all instances, it is an investor’s responsibility to notify the financial intermediary of any facts that may qualify the investor for sales load waivers or discounts. Please contact your financial intermediary for more information regarding the sales load waivers and discounts available to you and the firm’s related policies and procedures.
PNC Wealth Management
If you have an account with or otherwise purchase Fund shares through PNC Wealth Management, LLC (“PNC Wealth Management”), you may reduce or eliminate the sales loads applicable to purchase of Class A Shares depending on the size of your investment. Investors will be subject to a sales load in the amounts set forth below:
Investment Amount	Sales Load
Less than $99,999	3.0%
$100,000 – $249,999	2.5%
$250,000 – $499,999	2.0%
$500,000 and above	1.5%
In certain circumstances, additional criteria may be applied, and PNC Wealth Management reserves the right, in its sole discretion, to grant exceptions.

POMONA INVESTMENT FUND
July 29, 2026, as supplemented August 24, 2026
STATEMENT OF ADDITIONAL INFORMATION
780 Third Avenue, 46th Floor
New York, NY 10017
1-844-2POMONA
This Statement of Additional Information (“SAI”) is not a prospectus. This SAI relates to and should be read in conjunction with the Prospectus of Pomona Investment Fund (the “Fund”) dated July 29, 2026. A copy of the Prospectus may be obtained at https://pomonainvestmentfund.com or by contacting the Fund at the telephone number or address set forth above.

INVESTMENT POLICIES AND PRACTICES
The Fund seeks to provide targeted exposure to private equity investments. The Fund was organized as a Delaware statutory trust on August 12, 2014 and commenced operations on May 7, 2015. The Fund filed a Certificate of Amendment to its Certificate of Trust with the State of Delaware to change its name to Pomona Investment Fund on February 13, 2015. Pomona Management LLC serves as the Fund’s investment adviser (the “Adviser”). The investment objective and principal investment strategies of the Fund, as well as the principal risks associated with the Fund’s investment strategies, are set forth in the Prospectus. Certain additional investment information is set forth below.
Fundamental Policies
The Fund’s stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund (“Shares”), are listed below. As defined by the Investment Company Act of 1940, as amended (the “1940 Act”), the vote of a “majority of the outstanding voting securities of the Fund” means the vote, at an annual or special meeting of the Fund’s shareholders duly called, (a) of 66-2/3% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The Fund may not:
(1)
invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, the Fund’s investments in Investment Funds (as hereinafter defined) are not deemed to be investments in a single industry);

(2)
borrow money, except to the extent permitted by the 1940 Act;

(3)
issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund’s total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund’s total assets);

(4)
underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act of 1933, as amended, in connection with the acquisition or disposition of its portfolio securities;

(5)
make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements;

(6)
purchase or sell commodities or commodity contracts, except to the extent permitted by the 1940 Act; or

(7)
purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Investment Funds that invest or deal in real estate.

With respect to these investment restrictions and other policies described in this SAI or the Prospectus (except the Fund’s policy on borrowings set forth above), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s total assets, unless otherwise stated, will not constitute a violation of such restriction or policy. The Fund’s investment policies and restrictions do not apply to the activities and transactions of private equity and other private asset funds (“Investment Funds”) or to the operating companies in which assets of the Fund are invested. To the extent that the Fund is aware of the investments held by the Investment Funds, the Fund will consider such information when determining compliance with investment restriction (1) above.
The Fund was previously registered as a non-diversified, closed-end management investment company. Pursuant to current positions of the SEC staff, the Fund’s classification changed from non-diversified to diversified, and the Fund will not be able to become non-diversified unless it seeks and obtains the approval of Shareholders. Accordingly, the Fund may not make any investment inconsistent with the Fund’s classification as a diversified company under the 1940 Act.
1

REPURCHASES AND TRANSFERS OF SHARES
Repurchase Offers
It is expected that Pomona Management LLC (the “Adviser”) will normally recommend to the Fund’s Board of Trustees (the “Board of Trustees” or the “Board”), subject to the Board’s discretion, that the Fund conduct repurchases on a quarterly basis as of the end of each calendar quarter, so that they would occur each March 31, June 30, September 30 and December 31 of every year, although the Adviser may not recommend a repurchase offer for any quarter in which the Adviser believes that it would be detrimental to the Fund for liquidity or other reasons. It is also expected that the Adviser will recommend to the Board, subject to the Board’s discretion, that any such tender offer would be for an amount that is not more than 5% of the Fund’s net asset value. There can be no assurance that the Board will accept the Adviser’s recommendation.
The Fund will repurchase Shares from shareholders (“Shareholders”) pursuant to written tenders on terms and conditions that the Board of Trustees determines to be fair to the Fund and to all Shareholders. When the Board of Trustees determines that the Fund will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. If a repurchase offer is oversubscribed by Shareholders who tender Shares, the Fund may repurchase a pro rata portion of the Shares tendered by each Shareholder, extend the repurchase offer or take any other action with respect to the repurchase offer permitted by applicable law.
Upon its acceptance of tendered Shares for repurchase, the Fund will maintain daily on its books a segregated account consisting of (i) cash or (ii) liquid securities (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Shareholders tendering Shares.
Payment for repurchased Shares may require the Fund to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Fund’s investment-related expenses as a result of higher portfolio turnover rates. The Adviser intends to take measures, subject to policies as may be established by the Board of Trustees, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares. In addition, although the Fund does not expect to sell its interests in Investment Funds to satisfy repurchase offers, in the event the Fund needs to sell its interests, the Fund may not be able to dispose of such investments except through secondary transactions with third parties, which may occur at a significant discount to net asset value and which may not be available at any given time.
Mandatory Redemptions
As noted in the Prospectus, the Fund has the right to repurchase Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder under certain circumstances. Any mandatory redemptions will be effected in accordance with Rule 23c-2 under the 1940 Act. Such mandatory redemptions may be made if:
•
Shares have been transferred without the consent of the Fund or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•
ownership of Shares by a Shareholder or other person likely will cause the Fund to be in violation of, require registrations of any Shares under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•
continued ownership of such Shares by the Shareholder or other persons may be harmful or injurious to the business or reputation of the Fund the Board, the Adviser or any of their affiliates, or may subject the Fund or any Shareholder to an undue risk of adverse tax or other fiscal consequences;

2

•
any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true;

•
the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (as hereinafter defined) (collectively, “Special Laws or Regulations”), and the Fund determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold the Shares; or

•
the Fund or the Board determines that the redemption of Shares would be in the best interest of the Fund.

Repurchase Threshold
The Fund has agreed to provide Shareholders with a minimum repurchase threshold (the “Repurchase Threshold”) which shall be tested on a quarterly basis and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:
(1)
the Fund offers one quarterly repurchase of its Shares in which all Shares that were tendered by Shareholders are repurchased by the Fund; or

(2)
an amount of shares equal to at least 12% of the Fund’s average number of outstanding Shares not subject to a redemption penalty over the period have been repurchased by the Fund.

If neither condition of the Repurchase Threshold has been satisfied over the most recent four fiscal quarters, or a repurchase offer period ends with more than 50% of the Fund’s outstanding Shares having been tendered in response to that repurchase offer, the Fund’s Board of Trustees will call a special meeting of Shareholders at which Shareholders will be asked to vote on whether to liquidate the Fund. See “Voting” and “More Information about the Fund” in the Fund’s Prospectus. If Shareholders do not vote to liquidate the Fund, testing of the Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter end following such vote. If Shareholders do vote to liquidate the Fund, the Adviser will seek to liquidate the Fund’s assets over a three-year period, after which the Adviser will waive the Management Fee otherwise payable by the Fund.
Transfers of Shares
Shares (as defined in the Prospectus) are subject to restrictions on transferability and liquidity will be provided by the Fund only through repurchase offers, which may be made from time to time by the Fund as determined by the Fund’s Board in its sole discretion. No transfer of Shares will be permitted by the Fund unless the transferee is an “Eligible Investor” (as defined in the Prospectus), and, after the transfer, the value of the A Shares beneficially owned by each of the transferor and the transferee is at least equal to the Fund’s minimum investment requirement.
The Fund’s organizational documents provide that each Shareholder has agreed to indemnify and hold harmless the Fund, the Board, the Adviser, the Distributor, each other Shareholder and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of, or arising from, any transfer made by such Shareholder in violation of these provisions or any misrepresentation made by such Shareholder in connection with any such transfer.
3

MANAGEMENT OF THE FUND
The Trustees supervise the Fund’s affairs under the laws governing statutory trusts in the State of Delaware. The Trustees have approved contracts under which certain companies provide essential management, administrative and shareholder services to the Fund.
Trustees and Officers of the Fund
The Board of the Fund consists of five Trustees. Trustees who are not deemed to be “interested persons” of the Fund as defined in the 1940 Act are referred to as “Independent Trustees”. Trustees who are deemed to be “interested persons” of the Fund are referred to as “Interested Trustees”. The term “Fund Complex” includes each of the registered investment companies advised by the Adviser or its affiliates as of the date of this SAI. Each Trustee serves an indefinite term, until his or her successor is elected. Officers are annually elected by the Trustees.
The Fund seeks as Trustees individuals of distinction and experience in business and finance, government service or academia. In determining that a particular Trustee was and continues to be qualified to serve as Trustee, the Board will consider a variety of criteria, none of which, in isolation, will be controlling. Based on a review of the experience, qualifications, attributes or skills of each Trustee, including those enumerated in the table below, the Board has determined that each of the Trustees is qualified to serve as a Trustee of the Fund. The Board believes that, collectively, the Trustees have balanced and diverse experience, qualifications, attributes and skills that allow the Board to operate effectively in governing the Fund and protecting the interests of Shareholders. Information about the Fund’s Nominating & Governance Committee and Trustee nomination process is provided below under the caption “Independent Trustees and the Committees.”
Independent Trustees
The Independent Trustees of the Fund, their birth years, addresses, positions held, lengths of time served, their principal business occupations during the past five years, the number of portfolios in the Fund Complex (defined below) overseen by each Independent Trustee (as of July 29, 2026) and other directorships, if any, held by the Trustees, are shown below. The Fund Complex includes any open-end and closed-end funds (including all of their portfolios) advised by the Adviser and any registered funds that have an adviser that is an affiliate of the Adviser.
Name, Address and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Independent Trustees
Anthony Bowe 780 Third Avenue 46th Floor New York, NY 10017 (1957)	Trustee	January 2015 – Present	Retired, former Co-Head of The Credit Suisse Private Fund Group (private investment placement agent and advisor) (1998 – 2014).	1	None
Richard D’Amore 780 Third Avenue 46th Floor New York, NY 10017 (1953)	Trustee	January 2015 – Present	Co-Founder and General Partner of North Bridge Venture Partners (venture capital firm) (1999 – present).	1	Director, Veeco Instruments, Inc., Everbridge, Inc.
Edwin A. Goodman 780 Third Avenue 46th Floor New York, NY 10017 (1939)	Trustee	January 2015 – Present	General Partner of Activate Venture Partners and Co-Founder and General Partner of Milestone Venture Partners (predecessor of Active Venture Partners) (venture capital firms) (1999 – present).	1	None

*
Each Trustee serves an indefinite term, until his or her successor is elected.

**
This includes any directorships at public companies and registered investment companies held by the Trustee at any time during the past five years.

4

Interested Trustees
The Interested Trustees of the Fund, their birth years, addresses, positions held, length of time served, principal business occupations during the past five years, the number of portfolios in the Fund Complex overseen by each Interested Trustee (as of July 29, 2026) and the other directorships, if any, held by the Interested Trustee, are shown below.
Name, Address and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years	Number of Portfolios Overseen in Fund Complex	Other Trusteeships/ Directorships Held Outside the Fund Complex**
Interested Trustees
Michael D. Granoff 780 Third Avenue 46th Floor New York, NY 10017 (1958)	Trustee, President and Principal Executive Officer	August 2014 – Present	Chief Executive Officer of Pomona Management LLC (1994 – present).	1	None
Michael J. Roland 7337 East Doubletree Ranch Road, Suite 100 Scottsdale, AZ 85258 (1958)	Trustee	January 2015 – Present	Retired, former Managing Director and Chief Operating Officer, Voya Investments, LLC and Voya Funds Services, LLC (April 2012 – March 2018). Formerly, Chief Compliance Officer, Directed Services LLC and Voya Investments, LLC (March 2011 – December 2013), Executive Vice President and Chief Operating Officer, Voya Investments, LLC and Voya Funds Services, LLC (January 2007 – April 2012) and, Chief Compliance Officer, Voya Family of Funds (March 2011 – February 2012).	1	None

*
Each Trustee serves an indefinite term, until his or her successor is elected.

**
This includes any directorships at public companies and registered investment companies held by the Trustee at any time during the past five years.

Experience, Qualifications and Attributes
The Board has concluded, based on each Trustee’s experience, qualifications and attributes that each Board member should serve as a Trustee. Following is a brief summary of the information that led to and/or supports this conclusion.
Anthony Bowe retired as Co-Head of Credit Suisse’s Private Fund Group in 2014. Mr. Bowe had been with Credit Suisse, and its predecessor at Donaldson, Lufkin & Jenrette (“DLJ”), since 1998. Prior to DLJ, Mr. Bowe worked for 13 years at Bankers Trust Company in a variety of positions in the fixed income, derivatives and asset management businesses. In the mid-1990s, he served as Managing Director and Head of Sales, Marketing and Client Service of BT Asset Management. Mr. Bowe began his career at Walter E. Heller & Company in Chicago, and also spent two years as a First Scholar with The First National Bank of Chicago. Mr. Bowe earned a BA from Connecticut College in 1979, and an MBA from the Kellogg School at Northwestern University in 1983.
Richard D’Amore has been in the venture capital business for more than four decades. He is the co-founder of North Bridge Venture Partners, an early-stage venture capital and growth equity firm which was established in 1994. Before co-founding North Bridge, he spent 12 years at Hambro International Equity Partners, where he established the firm’s Boston office. Prior to entering the venture capital industry, he was a consultant at Bain and Company and a Certified Public Accountant at Arthur Young and Company. He serves on the Board of Directors of Veeco Instruments, Inc., a publicly traded company, numerous private companies; as well as serving as a Trustee and Chairman of Northeastern University. Mr. D’Amore graduated from Northeastern University, Summa Cum Laude in 1976 and received an MBA from Harvard Business School in 1980, where he was a Baker Scholar.
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Edwin A. Goodman has more than 50 years of venture capital investing experience. He is an Investment Partner of Activate Venture Partners (www.activatevp.com) and the co-founder of Milestone Venture Partners (a predecessor of Activate Venture Partners), an early stage venture capital fund that that invests in technology-enhanced service companies predominantly in the north east U.S. corridor. Prior to starting Milestone, Mr. Goodman held positions at Patricof & Co. (now Apax Partners) and Hambros Bank Ltd. He has served as a director of a number of non- profits over the years including the Choate Rosemary Hall School, The Fashion Institute of Technology and DonorsChoose.org. Mr. Goodman holds a BA from Yale College and an MS in business from Columbia Business School.
Michael D. Granoff is the founder and Chief Executive Officer (“CEO”) of Pomona Capital, L.P., a global private equity firm with approximately $21 billion in capital commitments. Based in New York, London and Hong Kong, Pomona is a leading investor in private equity secondaries, primaries and co-investments. Prior to founding Pomona in 1994, he served as the President of partnerships organized to purchase secondary interests in venture capital and leveraged buyout funds and as a Director of a number of private companies while President of Golodetz Ventures, Inc. and Vice President of TEI Industries.
Prior to his business career, Mr. Granoff served as the Chairman’s representative on the staff of the U.S. House of Representatives Appropriations Subcommittee on Foreign Operations. He was a member of the 1992 Presidential Transition Team for the Department of the Treasury.
Mr. Granoff was appointed by President Clinton to the Board of the Albanian-American Enterprise Fund, a U.S. government-sponsored private sector development initiative where he serves as Chairman. He is also Chairman of the Albanian American Development Foundation, the largest non-profit organization in the Balkans. Mr. Granoff is a recipient of the Knighthood of Skanderbeg, the Order of Mother Teresa and the Medal of Public Gratitude from the Government of Albania. Mr. Granoff is a Director of the Grameen Bank U.S. and Chairman of the International Board of Trustees of The Institute for National Security Studies (Israel). He was appointed as a Civilian Delegate to the 71st Annual National Security Seminar at the U.S. Army War College. He is a member of the Council on Foreign Relations. He served as a Trustee of the Yad Hanadiv Rothschild Foundation. Mr. Granoff received a JD from Georgetown University and a BA from the University of Pennsylvania.
Michael J. Roland, an Interested Trustee, was previously Chief Operating Officer of Voya Investment Management’s mutual fund platform, which administers 160 mutual funds (“Voya funds”) with nearly $100 billion in assets. The Voya funds are used in Voya’s defined contribution and retail mutual fund businesses. In his role, Mr. Roland oversaw fund sub-advisory oversight, product management, finance, compliance, operations and fund administration. He served the Voya funds (and predecessor firms ING Funds and Pilgrim Funds) in various roles since 1997, including Chief Financial Officer, Head of Mutual Fund Administration, Head of Product and Strategy and as Fund and Adviser Chief Compliance Officer. Michael also served as Chief Financial Officer of Endeavor Group (an investment adviser and distributor) and held various management positions with Pacific Mutual Insurance Company, most recently as Vice President of Mutual Fund Operations for the company’s investment management subsidiary. Mr. Roland began his career as a consultant in the emerging business group with Deloitte and Touche. He received a bachelor’s degree in accounting from National University and an MBA in finance from UCLA’s John Anderson School of Business. He is a CPA and a CFA®, and is a member of the AICPA and the Association for Investment Management and Research.
The Trustees’ principal occupations during the past five years or more are shown in the above tables.
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Officers
The executive officers of the Fund, their birth years, addresses, positions held, lengths of time served and principal business occupations during the past five years are shown below.
Name, Address and Birth Year	Position(s) Held with Registrant	Length of Time Served*	Principal Occupation(s) During Past 5 Years
Officers
Michael D. Granoff 780 Third Avenue 46th Floor New York, NY 10017 (1958)	President and Principal Executive Officer	August 2014 – Present	Chief Executive Officer of Pomona Management LLC (1994 – present).
John Stephens 780 Third Avenue 46th Floor New York, NY 10017 (1968)	Treasurer and Principal Financial Officer	August 2026 – Present	Secretary, Pomona Investment Fund (2022 – 2026); Partner and Chief Financial Officer, Pomona Management LLC (2018 – Present).
Elaine Hsu 780 Third Avenue 46th Floor New York, NY 10017 (1980)	Secretary	August 2026 – Present	Principal and Director of Accounting, Pomona Management LLC (2025 – Present); Controller, Pomona Management LLC (2013 – 2025).

*
Each officer serves an indefinite term, until his or her successor is elected.

Trustee Share Ownership
For each Trustee, the dollar range of equity securities beneficially owned by the Trustee in the Fund and in the Family of Investment Companies (Family of Investment Companies includes all of the registered investment companies advised by the Adviser) as of December 31, 2025, is set forth in the table below.
Name of Trustee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies
Independent:
Anthony Bowe	None	None
Richard D’Amore	None	None
Edwin A. Goodman	None	None
Interested:
Michael D. Granoff	$100,001 – $500,000	$100,001 – $500,000
Michael J. Roland	$50,001 – $100,000	$50,001 – $100,000
As to each Independent Trustee and his or her immediate family members, no person owned beneficially or of record securities of an investment adviser or principal underwriter of the Fund, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with an investment adviser or principal underwriter of the Fund.
As of July 29, 2026, the Trustees and Officers of the Fund, as a group, owned less than 1% of the outstanding Shares of the Fund.
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Board Leadership Structure and Risk Oversight
The Board’s leadership structure features Mr. Granoff serving as Chairperson and several Board committees described below. The Chairperson participates in the preparation of the agenda of and information to be discussed at Board meetings with respect to matters to be acted upon by the Board. The Chairperson also presides at all meetings of the Board and is involved in discussions regarding matters pertaining to the oversight of the management of the Fund between meetings.
The Board has several committees to facilitate the timely and efficient consideration of all matters of importance to the Trustees, the Fund and Fund Shareholders, as well as to facilitate compliance with legal and regulatory requirements and oversight of the Fund’s activities and associated risks. The Board has established two standing committees: the Audit Committee and the Nominating & Governance Committee. The Audit Committee and the Nominating & Governance Committee are comprised exclusively of Independent Trustees. Each committee charter governs the scope of the committee’s responsibilities with respect to the oversight of the Fund. The responsibilities of each committee, including their oversight responsibilities, are described further under the caption “Independent Trustees and the Committees”.
The Fund is subject to a number of risks, including investment, compliance, operational and valuation risk, among others. The Board oversees these risks as part of its broader oversight of the Fund’s affairs through various Board and committee activities. The Board has adopted, and periodically reviews, policies and procedures designed to address various risks to the Fund. In addition, appropriate personnel, including but not limited to the Fund’s Chief Compliance Officer, members of the Fund’s administration and accounting teams, representatives from the Fund’s independent registered public accounting firm, the Fund’s Treasurer and portfolio management personnel, make regular reports regarding the Fund’s activities and related risks to the Board and the committees, as appropriate. These reports include, but are not limited to, quarterly performance reports, and discussions with members of the portfolio management team relating to each asset class. The Board’s committee structure allows separate committees to focus on different aspects of risk and the potential impact of these risks on some or all of the funds in the complex and then report back to the full Board. In between regular meetings, Fund officers also communicate with the Trustees regarding material exceptions and items relevant to the Board’s risk oversight function. The Board recognizes that it is not possible to identify all of the risks that may affect the Fund, and that it is not possible to develop processes and controls to eliminate all of the risks that may affect the Fund. Moreover, the Board recognizes that it may be necessary for the Fund to bear certain risks (such as investment risks) to achieve its investment objective.
The Board met three times during the fiscal year ended March 31, 2026.
The Board or a specific committee receives and reviews reports relating to the Fund and engages in discussions with appropriate parties relating to the Fund’s operations and related risks as needed.
Board Committees
Law and regulation establish both general guidelines and specific duties for the Independent Trustees. The Board has two committees: the Audit Committee and Nominating & Governance Committee.
The Independent Trustees are charged with recommending to the full Board approval of management, advisory and administration contracts, and distribution and underwriting agreements; continually reviewing fund performance; checking on the pricing of portfolio securities, brokerage commissions, transfer agent costs and performance and trading among funds in the same complex; and approving fidelity bond and related insurance coverage and allocations, as well as other matters that arise from time to time.
Audit Committee
The Board has a separately-designated standing Audit Committee. The Audit Committee is charged with recommending to the full Board the engagement or discharge of the Fund’s independent registered public accounting firm; directing investigations into matters within the scope of the independent registered public accounting firm’s duties, including the power to retain outside specialists; reviewing with the independent registered public accounting firm the audit plan and results of the auditing engagement; approving professional services provided by the independent registered public accounting firm and other
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accounting firms prior to the performance of the services; reviewing the independence of the independent registered public accounting firm; considering the range of audit and non-audit fees; reviewing the adequacy of the Fund’s system of internal controls; and reviewing the valuation process. The Fund has adopted a formal, written Audit Committee Charter.
The members of the Audit Committee of the Fund are Messrs. Bowe, D’Amore and Goodman, each of whom is an Independent Trustee. The Chairperson of the Audit Committee of the Fund is Mr. D’Amore. The Audit Committee met two times during the fiscal year ended March 31, 2026.
Nominating & Governance Committee
The Board also has a Nominating & Governance Committee. The members of the Nominating & Governance Committee of the Fund are Messrs. Bowe, D’Amore and Goodman, each of whom is an Independent Trustee. The Chairperson of the Nominating & Governance Committee is Mr. Goodman. The Nominating & Governance Committee identifies individuals qualified to serve as Independent Trustees on the Board and on committees of such Board and recommends such qualified individuals for nomination by the Fund’s Independent Trustees as candidates for election as Independent Trustees, advises the Board with respect to Board composition, procedures and committees, develops and recommends to the Board a set of corporate governance principles applicable to the Fund, monitors and makes recommendations on corporate governance matters and policies and procedures of the Board and any Board committees and oversees periodic evaluations of the Board and its committees.
The Fund’s Nominating & Governance Committee recommends qualified candidates for nominations as Independent Trustees. Persons recommended by the Fund’s Nominating & Governance Committee as candidates for nomination as Independent Trustees shall possess such experience, qualifications, attributes, skills and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Fund, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law or regulation. While the Nominating & Governance Committee expects to be able to continue to identify from their own resources an ample number of qualified candidates for the Fund’s Board as they deem appropriate, they will consider nominations from Shareholders to the Board. Nominations from Shareholders should be in writing and sent to the Nominating & Governance Committee as described below under the caption “Shareholder Communications”. The Nominating & Governance Committee met one time during the fiscal year ended March 31, 2026.
Trustee Compensation
The Independent Trustees are paid an annual retainer of $45,000 and $2,500 per regular quarterly Board meeting. The Independent Trustees are also paid $5,000 on an annual basis for serving as Committee members. Additionally, the Audit Committee Chair is paid an annual fee of $5,000. All Trustees are reimbursed for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Fund.
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Compensation
Name of Trustee	Aggregate Compensation from the Fund(1)	Total Compensation from the Fund Complex Payable to Trustees(1)
Independent:
Anthony Bowe	$60,000	$60,000
Richard D’Amore	$65,000	$65,000
Edwin A. Goodman	$60,000	$60,000
Interested:
Michael D. Granoff	None	None
Michael J. Roland	None	None

(1)
For the fiscal year ended March 31, 2026.

Shareholder Communications
Shareholders may send communications to the Board. Shareholders should send communications intended for the Board by addressing the communications directly to the Board (or individual Board members) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Board members) and by sending the communication to either the Fund’s office or directly to such Board member(s) at the address specified for each Trustee previously noted. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.
The Adviser
Pomona Management LLC is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. Founded more than 30 years ago, the Adviser is a global, value-oriented private equity firm specializing in investing across the private equity spectrum. The Adviser aims to generate attractive investment returns by following a consistent disciplined strategy, focusing relentlessly on quality and investing prudently and patiently, to drive consistent growth and returns over a long period of time, through multiple market cycles.
Headquartered in New York City with offices in London and Hong Kong, the Adviser has a team of 55+ professionals as of July 29, 2026, that manages a private equity program of approximately $21 billion in committed capital1, as well as investments made on behalf of discretionary separate accounts and by non-discretionary account clients, for a global group of over 350 sophisticated investors. The Adviser is led by a senior management team that has worked together since 1995 and is one of the pioneers of investing in secondary interests in Investment Funds. The Adviser manages a series of private equity funds that make secondary, primary, and direct investments, with interests in over 750 diversified Investment Funds and more than 10,000 operating companies.
The Adviser is an indirect, wholly-owned subsidiary of Voya Financial, Inc.
The Adviser serves as investment adviser to the Fund pursuant to investment advisory agreement entered into between the Fund and the Adviser (the “Investment Advisory Agreement”). The Trustees have engaged the Adviser to provide investment advice to, and manage the day-to-day business and affairs of the

1
Represents (i) aggregate capital commitments from investors to Pomona-sponsored funds, (ii) investments made by Pomona on behalf of its discretionary separate account clients, and (iii) investment recommendations made to Pomona’s non-discretionary separate account clients, which total $717 million. Pomona’s regulatory assets under management as of September 30, 2025 is $15.2 billion.

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Fund under the ultimate supervision of, and subject to any policies established by, the Board. The Adviser allocates the Fund’s assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Fund’s investment objective and whether the Investment Fund’s investment performance and other criteria are satisfactory. The Adviser may sell Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board. The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund. Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.
The offices of the Adviser are located at 780 Third Avenue, 46th Floor, New York, New York 10017, and its telephone number is 212-593-3639. The Adviser or its designee maintains the Fund’s accounts, books and other documents required to be maintained under the 1940 Act at 4221 North 103rd Street, Suite 100, Elkhorn, NE 68022.
Approval of the Investment Advisory Agreement
The Investment Advisory Agreement was approved by the Fund’s Board (including a majority of the Independent Trustees) at a meeting held in person on January 14-15, 2015 and was also subsequently approved by the then sole Shareholder of the Fund. The Investment Advisory Agreement of the Fund has an initial term of two years from the date of its execution. The Investment Advisory Agreement will continue in effect from year to year thereafter so long as such continuance is approved annually by the Board or by vote of a majority of the outstanding Shares of the Fund; provided that in either event the continuance is also approved by a majority of the Independent Trustees by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement is terminable without penalty, on 60 days’ prior written notice to the parties to the Investment Advisory Agreement: by the Board; by vote of a majority of the outstanding voting securities of the Fund; or by the Adviser. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules thereunder.
In consideration of the advisory and other services provided by the Adviser to the Fund, the Fund pays the Adviser a quarterly fee of 0.4125% (1.65% on an annualized basis) of the Fund’s quarter-end net asset value (the “Management Fee”). The Management Fee is an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter). The Fund will also indirectly bear asset-based fees and incentive fees paid by the Investment Funds to the general partners or managing members of the Investment Funds (such general partner or managing member in respect of any Investment Fund being hereinafter referred to as the “Investment Manager” of such Investment Fund) and indirectly paid by investors in the Fund.
The Investment Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the Investment Advisory Agreement, the Adviser is not liable for any loss the Fund sustains for any investment, adoption of any investment policy, or the purchase, sale or retention of any security.
A discussion of the factors considered by the Fund’s Board in approving the continuance of the Investment Advisory Agreement is set forth in the Fund’s annual report to Shareholders for the period ended March 31, 2026.
Approval of the Distribution Agreement
Voya Investments Distributor, LLC (the “Distributor”) serves as the Fund’s distributor pursuant to an amended and restated distribution agreement (the “Distribution Agreement”). The principal office of the Distributor is located at 200 Park Avenue New York, NY 10166. The Distribution Agreement continues in effect so long as such continuance is approved at least annually by the Fund’s Board, including a majority of Independent Trustees.
Under the terms of the Distribution Agreement, the Distributor will directly distribute Shares to investors and is authorized to retain brokers, dealers and certain financial advisors for distribution services and to provide ongoing investor services and account maintenance services to Shareholders holding Shares.
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The Fund will pay the Distributor a quarterly fee of 0.1375% (0.55% on an annualized basis) of the Fund’s quarter-end net asset value, determined as of the last day of each quarter (before any repurchases of Shares) (the “Distribution and Servicing Fee”), for Class A Shares for distribution and investor services provided to Class A Shareholders. There is no Distribution and Servicing Fee payable with respect to Class I Shares.
Approval of the Administration Agreement
Pomona Management LLC (the “Administrator”) serves as the Fund’s administrator pursuant to an administration agreement (the “Administration Agreement”). The principal office of the Administrator is located at 780 Third Avenue, 46th Floor, New York, New York 10017. The Administration Agreement continues in effect so long as such continuance is approved at least annually by the Fund’s Board, including a majority of Independent Trustees.
Under the terms of the Administration Agreement, the Fund pays the Administrator the quarterly Administration Fee of 0.0625% (0.25% on an annualized basis) of the Fund’s quarter-end net asset value. The Administration Fee is an expense paid out of the Fund’s net assets and is computed based on the value of the net assets of the Fund as of the close of business on the last business day of each quarter (including any assets in respect of Shares that are repurchased as of the end of the quarter).
Portfolio Management
The portfolio managers of the Adviser, their responsibilities at the Fund, years of involvement in the Fund, and principal occupations for the past five years are listed in the Fund’s Prospectus dated as of July 29, 2026.
Because the portfolio managers may manage assets for other investment companies, pooled investment vehicles, and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), there may be an incentive to favor one client over another resulting in conflicts of interest. For instance, the Adviser may receive fees from certain accounts that are higher than the fee it receives from the Fund, or it may receive a performance-based fee on certain accounts. In those instances, the portfolio managers may have an incentive to favor the higher and/or performance-based fee accounts over the Fund. A conflict of interest could exist if the Adviser has proprietary investments in certain accounts, where portfolio managers have personal investments in certain accounts or when certain accounts are investment options in the Advises’ employee benefits and/or deferred compensation plans. The portfolio manager may have an incentive to favor these accounts over others. The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.
The following table shows information regarding accounts (other than the Fund) managed by Mr. Granoff and Mr. Rorer as of September 30, 20252:
	Number of Accounts	Total Assets in Accounts ($ million)
Registered Investment Companies	0	$0
Other Pooled Investment Vehicles	19	$10,994
Other Accounts	4	$2,223
Securities Ownership of Portfolio Managers
The table below shows the dollar range of shares of the Funds beneficially owned as of March 31, 2026 by each portfolio manager of the Fund. The ownership is expressed in the following ranges: None; $1 – $10,000; $10,001 – $50,000; $50,001 – $100,000; $100,001 – $500,000; $500,001 – $1,000,000; or over $1,000,000.

2
Reflects the most recent available financial information.

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Portfolio Manager	Dollar Range of Shares Owned
Michael Granoff	$100,001 – $500,000
Jim Rorer	$50,001 – $100,000
Portfolio Manager Compensation Structure
The compensation of each portfolio manager is typically comprised of a fixed annual salary and a discretionary annual bonus determined by the Adviser. In addition, each portfolio manager may be eligible to receive a share of any fees or carried interest earned by the Adviser in any given year. Such amounts are payable by the Adviser and not by the Fund.
Proxy Voting Policies and Procedures and Proxy Voting Record
Investments in the Investment Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities. However, the Fund may occasionally receive notices or proposals from its Investment Funds seeking the consent of or voting by holders (“proxies”). The Fund has delegated any voting of proxies in respect of portfolio holdings to the Adviser to vote the proxies in accordance with the Adviser’s proxy voting guidelines and procedures. In general, the Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund.
The Adviser will generally vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors. The Adviser will generally vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors. On non-routine matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund. In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision. If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Trustees indicating how the Adviser proposes to vote on the matter and its reasons for doing so.
The Fund intends to hold its interests in the Investment Funds in non-voting form. Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.
Code of Ethics
Pursuant to Rule 17j-1 under the 1940 Act (“Rule 17j-1”), the Board has adopted a Code of Ethics for the Fund and approved Codes of Ethics adopted by the Adviser and the Distributor (collectively the “Codes”). The Codes are intended to ensure that the interests of Shareholders and other clients are placed ahead of any personal interest, that no undue personal benefit is obtained from the person’s employment activities and that actual and potential conflicts of interest are avoided.
The Codes apply to the personal investing activities of Trustees and officers of the Fund, the Adviser and the Distributor (“Access Persons”). Rule 17j-1 and the Codes are designed to prevent unlawful practices in connection with the purchase or sale of securities by Access Persons, including with respect to securities that may be purchased or held by the Fund (which may only be purchased by Access Persons so long as the requirements set forth in the Codes are complied with). Under the Codes, Access Persons are permitted to engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes. In addition, certain Access Persons are required to obtain approval before investing in initial public offerings or private placements. The Codes are on file with the SEC, and are available to the public.
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Third Parties
To assist in its responsibility for voting proxies, the Adviser may from time to time retain experts in the proxy voting and corporate governance area as proxy research providers (“Research Providers”). The services provided to the Adviser by the Research Providers would include in depth research, global issuer analysis, and voting recommendations. While the Adviser may review and utilize recommendations made by the Research Providers in making proxy voting decisions, it is in no way obligated to follow any such recommendations. In addition to research, the Research Providers could provide vote execution, reporting and recordkeeping. The Committee would carefully monitor and supervise the services provided by any Research Providers.
Further Information
For a copy of the Proxy Policy, see Annex A to this SAI. A copy of the Proxy Policy is also available on our web site at https://pomonainvestmentfund.com and on the SEC’s web site at www.sec.gov.
CONFLICTS OF INTEREST
The Adviser
The Adviser may, from time to time, be presented with investment opportunities that fall within the investment objective of the Fund and other investment funds and/or accounts managed by the Adviser, and in such circumstances the Adviser will allocate such opportunities among the Fund and such other funds and/or accounts under procedures intended to result in allocations that are fair and equitable taking into account the sourcing of the transaction, the nature of the investment focus of each fund, including the Fund, and/or account, the relative amounts of capital available for investment, and other considerations deemed relevant by the Adviser in good faith. Where there is an insufficient amount of an investment opportunity to satisfy the Fund and other investment funds and/or accounts managed by the Adviser, the allocation policy provides that allocations between the Fund and other investment funds and/or accounts will generally be made pro rata based on the amount that each such party would have invested if sufficient amounts of an investment opportunity were available. The Adviser’s allocation policy provides that in circumstances where pro rata allocation is not practicable or possible, investment opportunities will be allocated on a random or rotational basis that is fair and equitable over time. In addition, the Adviser’s Investment Committee will review allocations. Not all other investment funds and/or accounts managed by Adviser have the same fees and certain other investment funds and/or accounts managed by the Adviser may have a higher management fee than the Fund or a performance-based fee. If the fee structure of another investment fund and/or account is more advantageous to the Adviser than the fee structure of the Fund, the Adviser could have an incentive to favor the other fund and/or account over the Fund.
The Adviser’s personnel will devote such time as shall be reasonably necessary to conduct the business affairs of the Fund in an appropriate manner. However, the Adviser’s personnel who work on managing the Fund may also work on other projects, including the Adviser’s other investment funds and accounts discussed herein and other vehicles permitted by the Investment Advisory Agreement.
The Adviser and certain of its investment professionals and other principals may also carry on investment activities for their own accounts, for the accounts of family members, and for other accounts (collectively, with the other accounts advised by the Adviser and its affiliates, “Other Accounts”). As a result of the foregoing, the Adviser and the investment professionals who, on behalf of the Adviser, will manage the Fund’s investment portfolio will be engaged in substantial activities other than on behalf of the Fund, may have differing economic interests in respect of such activities and may have conflicts of interest in allocating their time and activity between the Fund and Other Accounts. There also may be circumstances under which the Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Adviser will commit the Fund’s assets. There also may be circumstances under which the Adviser will consider participation by Other Accounts in investment opportunities in which the Adviser do not intend to invest on behalf of the Fund, or vice versa.
The Fund may co-invest with third parties through joint venture entities or other entities, including Investment Funds sponsored by others. The co-investment commitment may be substantial. Such
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investments may involve risks not present in investments in which third parties are not involved, including the possibility that a joint venture partner of the Fund may experience financial, legal or regulatory difficulties; at any time have economic or business interests or goals which are inconsistent with those of the Fund; have a different view than the Fund as to the appropriate strategy for an investment or the disposition of an investment; or take action contrary to the Fund’s investment objective. Affiliates of the Adviser may generate origination, commitment, syndication, capital or other structuring fees which will be solely for the benefit of such affiliates and not for the benefit of the Fund.
The Adviser or Distributor may also compensate, from its own resources, third-party securities dealers, other industry professionals and any affiliates thereof (“financial intermediaries”) in connection with the distribution of Shares in the Fund or for their ongoing servicing of Shares acquired by their clients. Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Adviser and such financial intermediaries. Financial intermediaries may also charge investors, at the financial intermediaries’ discretion, a placement fee based on the purchase price of Fund Shares purchased by the investor. As a result of the various payments that financial intermediaries may receive from investors and the Adviser, the amount of compensation that a financial intermediary may receive in connection with the sale of Shares in the Fund may be greater than the compensation it may receive for the distribution of other investment products. This difference in compensation may create an incentive for a financial intermediary to recommend the Fund over another investment product.
Financial intermediaries may be subject to certain conflicts of interest with respect to the Fund. For example, the Fund, the Adviser, Investment Funds or portfolio companies or investment vehicles managed or sponsored by the Adviser or Investment Managers may: (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a financial intermediary. As such, certain conflicts of interest may exist between such persons and a financial intermediary. Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.
Financial intermediaries may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund or an Investment Fund. Such entities may compete with the Fund or the Investment Fund for investment opportunities and may invest directly in such investment opportunities. Financial intermediaries that invest in an Investment Fund or a portfolio company may do so on terms that are more favorable than those of the Fund.
Financial intermediaries that act as selling agents for the Fund also may act as distributor for an Investment Fund in which the Fund invests and may receive compensation in connection with such activities. Such compensation would be in addition to the placement fees described above. Financial intermediaries may pay all or a portion of the fees paid to it to certain of their affiliates, including, without limitation, financial advisors whose clients purchase Shares of the Fund. Such fee arrangements may create an incentive for a financial intermediary to encourage investment in the Fund, independent of a prospective Shareholder’s objectives.
A financial intermediary may provide financing, investment banking services or other services to third parties and receive fees therefore in connection with transactions in which such third parties have interests which may conflict with those of the Fund or an Investment Fund. A financial intermediary may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, an Investment Fund or a portfolio company. A financial intermediary may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, an Investment Fund or a portfolio company. These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor, distributor, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender.
In addition, issuers of securities held by the Fund or an Investment Fund may have publicly or privately traded securities in which a financial intermediary is an investor or makes a market. The trading activities of financial intermediaries generally will be carried out without reference to positions held by the
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Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a financial intermediary having an interest in the issuer adverse to the Fund or the Investment Fund. No financial intermediary is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund or an Investment Fund has an interest.
A financial intermediary may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund or an Investment Fund. Such opportunities may be subject to different terms than those applicable to an investment in the Fund through this offering or the Investment Fund, including with respect to fees and the right to receive information.
Set out below are practices that the Adviser may follow. Although the Adviser anticipates that the Investment Managers will follow practices similar to those described below, no guarantee or assurances can be made that similar practices will be followed or that an Investment Manager will abide by, and comply with, its stated practices. An Investment Manager may provide investment advisory and other services, directly or through affiliates, to various entities and accounts other than the Investment Funds.
Participation in Investment Opportunities
Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Fund or an Investment Fund in which the Fund invests. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Other Accounts, or any of their respective affiliates on behalf of their own other accounts (“Investment Manager Accounts”) that are the same as, different from or made at a different time than, positions taken for the Fund or an Investment Fund.
Other Matters
An Investment Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.
The Adviser and its affiliates may not purchase securities or other property from, or sell securities or other property to the Fund, except that the Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Fund as a result of common officers, directors, advisers, members or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Fund to purchase and another client to sell, or the Fund to sell and another client to purchase, the same security or instrument on the same day.
Future investment activities of the Adviser and its affiliates and its principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.
BROKERAGE ALLOCATION AND OTHER PRACTICES
The Fund anticipates investing substantially all of its assets in the Fund in private transactions that will not involve brokerage commissions or markups. Primary investments in Investment Funds, in which interests may be purchased directly from the Investment Fund, may be, but are generally not, subject to transaction expenses. Secondary investments in Investment Funds generally will be subject to brokerage commissions and other transaction expenses; however, and the Fund anticipates that other portfolio transactions may be subject to such expenses as well. It is the policy of the Fund to obtain best results in connection with effecting its portfolio transactions taking into certain factors set forth below.
The Fund will bear any commissions or spreads in connection with its portfolio transactions, if any. In placing orders, it is the policy of the Fund to obtain the best results, taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or
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commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. Generally, the Adviser does not expect that secondary interests in the same Investment Fund or portfolio of Investment Funds will be available from multiple broker-dealers during the same time period.
In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services provided (as those terms are defined in Section 28(e) of the 1934 Act). Consistent with any guidelines established by the Board, and Section 28(e) of the 1934 Act, the Adviser is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to its discretionary clients, including the Fund. In addition, the Adviser is authorized to allocate purchase and sale orders for securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser or the Distributor) and to take into account the sale of shares of the Fund if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. Given the focus on private equity investing, the Fund is not expected to pay significant brokerage commissions.
TAX MATTERS
The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Shares. This discussion offers only a brief outline of the federal income tax consequences of investing in the Fund and is based upon present provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive. The discussion is limited to persons who hold their Shares as capital assets (generally, property held for investment) for federal income tax purposes. This summary does not address all of the federal income tax consequences that may be relevant to a particular Shareholder or to Shareholders who may be subject to special treatment under federal income tax laws, such as U.S. financial institutions, insurance companies, broker-dealers, traders in securities that have made an election for U.S. federal income tax purposes to mark-to-market their securities holdings, tax-exempt organizations, partnerships, Shareholders who are not “United States persons” (as defined in the Code), Shareholders liable for the alternative minimum tax, persons holding Shares through partnerships or other pass-through entities or persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar. No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) regarding any matter relating to the Fund or the Shares. No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below. The discussion set forth herein does not constitute tax advice. Prospective Shareholders and Shareholders are urged to consult their own tax advisors as to the federal income tax consequences of the acquisition, holding and disposition of Shares of the Fund, as well as the effects of state, local and non-U.S. tax laws.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
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Qualification as a Regulated Investment Company; Tax Treatment
It is expected that the Fund will qualify for treatment each taxable year as a regulated investment company (“RIC”) under the Code. If the Fund so qualifies and distributes each taxable year to Shareholders dividends of an amount at least equal to the sum of 90% of its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) plus 90% of any net tax-exempt income for the Fund’s taxable year, the Fund will not be subject to U.S. federal corporate income taxes on any amounts it distributes as dividends, including distributions (if any) derived from the Fund’s net capital gain (i.e., the excess of the net long-term capital gains over net short-term capital losses) to Shareholders. The Fund intends to distribute to its Shareholders, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains.
In addition, amounts not distributed on a timely basis in accordance with a separate calendar year distribution requirement are subject to a nondeductible 4% excise tax. To preclude the imposition of the excise tax, the Fund generally must distribute in respect of each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (taking into account certain deferrals and elections), determined on a calendar year basis, (2) 98.2% of its capital gain net income (which is generally determined on the basis of the one-year period ending on October 31 of such calendar year and adjusted for certain ordinary losses), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund incurred no U.S. federal income tax. For federal income tax purposes, dividends declared by the Fund in October, November or December to shareholders of record on a specified date in such a month and paid during January of the following calendar year are generally recognized by such shareholders, and deductible by the Fund, as if paid on December 31 of the calendar year declared. The Fund may make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so. In addition, under certain circumstances, the Fund may decide that it is in its best interest to retain a portion of its income or capital gain rather than distribute such amount as a dividend for U.S. federal income tax purposes and, accordingly, cause the Fund to be subject to the excise tax.
In order to qualify as a RIC, the Fund must, among other things: (a) derive in each taxable year (the “gross income test”) at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in “qualified publicly traded partnerships” (as defined in the Code) (all such gross income items, “qualifying income”); and (b) diversify its holdings (i.e., the “asset diversification test”) so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund’s total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more “qualified publicly traded partnerships” (as defined in the Code).
For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund’s distributive share of items of income, gain and loss derived through any Investment Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized its distributive share of such tax items in the same manner as realized by those Investment Funds. Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will “look through” to the assets held by the Fund and such Investment Funds.
A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC’s failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect. However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above
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cure provision, it would have failed the gross income test equal to the amount by which the RIC’s non-qualifying gross income exceeds one-ninth of the RIC’s qualifying gross income, each as determined for purposes of applying the gross income test for such year.
Additionally, a RIC that fails the asset diversification test as of the end of a quarter shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances. If the RIC’s failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC’s assets at the end of such quarter and (ii) $10,000,000 (a “de minimis failure”), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.
In the case of a failure to satisfy the asset diversification test at the end of a quarter under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC’s failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test. However, in such case, a tax is imposed on the RIC, at the regular corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met. In all events, however, such tax will not be less than $50,000.
If, subsequent to the first taxable quarter end of the first taxable year in which the Fund has elected to be subject to U.S. federal tax as a RIC, but before the end of any other taxable quarter of the Fund’s taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure. However, the action frequently taken by RICs to avert such a failure, (i.e., the disposition of non-diversified assets) may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Investment Funds. While the Code generally affords the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund’s ability to do so may limit utilization of this cure period and, possibly, the extended cure period discussed above.
If the Fund does not qualify as a RIC, it will be subject to tax as an ordinary corporation. In that case, all of its taxable income would be subject to U.S. federal income tax at the regular corporate rate without any deduction for distributions to Shareholders. In addition, all distributions (including distributions of net capital gain) would be characterized by their recipients as dividend income to the extent of the Fund’s current and accumulated earnings and profits.
Distributions
The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year. The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act. After the end of each calendar year, Shareholders will be provided information regarding the amount and character of distributions actually and deemed received from the Fund during the calendar year.
Shareholders normally will be subject to U.S. federal income taxes, and any state and/or local income taxes, on any dividends or other distributions that they receive from the Fund. Dividends from net investment income and net short-term capital gain generally will be characterized as ordinary dividend income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Shareholders that are corporations. Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for
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treatment as “qualified dividend income,” which is subject to tax at rates equivalent to long-term capital gain tax rates, by Shareholders that are individuals. Distributions from net capital gain (typically referred to as a “capital gain dividend”) will be characterized as long-term capital gain, regardless of how long Shares have been held by the Shareholder, and will not be eligible for the dividends-received deduction or treatment as “qualified dividend income”. However, if the Shareholder received any long-term capital gain distributions in respect of the repurchased Shares (including, for this purpose, amounts credited as undistributed capital gains in respect of those Shares) and held the repurchased Shares for six months or less, any loss realized by the Shareholder upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions. Distributions by the Fund that are or are considered to be in excess of the Fund’s current and accumulated earnings and profits for the relevant period will be treated as a tax-free return of capital to the extent of (and in reduction of) a Shareholder’s tax basis in its Shares and any such amount in excess of such tax basis will be treated as gain from the sale of Shares, as discussed below. Similarly, as discussed below at “Income from Repurchases and Transfers of Shares,” if a repurchase of a Shareholder’s Shares does not qualify for sale or exchange treatment, the Shareholder may, in connection with such repurchase, be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares repurchased. In such case, the tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the tax basis of any remaining Shares held by the Shareholder.
The tax treatment of dividends and capital gain distributions will be the same whether the Shareholder takes them in cash or reinvests them to buy additional Shares.
The Fund may elect to retain its net capital gain or a portion thereof for investment and be subject to tax at the regular corporate rate on the amount retained. In such case, it may designate the retained amount as undistributed capital gains to its Shareholders, who will be treated as if each Shareholder received a distribution of his or her pro rata share of such gain, with the result that each Shareholder will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Shares by an amount equal to the deemed distribution of such gain less the tax credit.
Certain distributions reported by the Fund as section 163(j) interest dividends may be treated as interest income by the Shareholders for purposes of the tax rules applicable to interest expense limitations under section 163(j) of the Code. Such treatment by the Shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.
An additional 3.8% tax may be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts in excess of certain threshold amounts. For these purposes, “net investment income” will generally include, among other things, dividends (including dividends paid with respect to the Shares to the extent paid out of the Fund’s current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Shares), but will be reduced by any deductions properly allocable to such income or net gain. Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.
Income from Repurchases and Transfers of Shares
A repurchase or transfer of Shares by the Fund generally will be treated as a taxable transaction to the Shareholder for federal income tax purposes, either as a “sale or exchange,” or, under certain circumstances, as a “dividend”. In general, a repurchase of a Shareholder’s Shares by the Fund should be treated as a sale
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or exchange of the Shares if the receipt of cash results in a meaningful reduction in the Shareholder’s proportionate interest in the Fund or results in a “complete redemption” of the Shareholder’s Shares, in each case applying certain constructive ownership rules. Alternatively, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and the gross amount of such repurchase may constitute a dividend to the Shareholder to the extent of such Shareholder’s pro rata share of the Fund’s current and accumulated earnings and profits.
If the repurchase or transfer of a Shareholder’s Shares qualifies for sale or exchange treatment, the Shareholder will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased or transferred Shares and the adjusted tax basis of those Shares. Such gain or loss will be capital gain or loss if the repurchased or transferred Shares were held by the Shareholder as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for more than one year, or as short-term capital gain or loss if the repurchased or transferred Shares were held by the Shareholder for one year or less.
Notwithstanding the foregoing, any capital loss realized by a Shareholder will be disallowed to the extent the Shares repurchased or transferred by the Fund are replaced (including through reinvestment of dividends) either with Shares or substantially identical securities within a period of 61 days beginning 30 days before and ending 30 days after the repurchase or transfer of the Shares. If disallowed, the loss will be reflected in an upward adjustment to the tax basis of the Shares acquired. The deductibility of capital losses is subject to statutory limitations.
If the repurchase of a Shareholder’s Shares by the Fund does not qualify for sale or exchange treatment, the Shareholder may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Shareholder’s tax basis in the relevant Shares. The tax basis in the Shares repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Shares, will be added to the tax basis of any remaining Shares held by the Shareholder. In such a case, there is a risk that Shareholders who are not seeking to have their Shares repurchased, and Shareholders who seek to have some but not all of their Shares or fewer than all of whose Shares are repurchased, in each case whose percentage interests in the Fund increase as a result of such repurchase offer, will be treated as having received a taxable distribution from the Fund. The extent of such risk will vary depending upon the particular circumstances of the share repurchase program, and in particular whether such program is a single and isolated event or is part of a plan for periodically repurchasing Shares of the Fund.
The Fund generally will be required to report to the IRS and each Shareholder the cost basis and holding period for each respective Shareholder’s Shares repurchased or transferred by the Fund. The Fund has elected the average cost method as the default cost basis method for purposes of this requirement. If a Shareholder wishes to accept the average cost method as its default cost basis calculation method in respect of Shares in its account, the Shareholder does not need to take any additional action. If, however, a Shareholder wishes to affirmatively elect an alternative cost basis calculation method in respect of its Shares, the Shareholder must contact the Fund’s administrator to obtain and complete a cost basis election form. The cost basis method applicable to a particular Share repurchase or transfer may not be changed after the valuation date established by the Fund in respect of that Share repurchase or transfer. Shareholders should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them.
A sale of Shares, other than in the context of a repurchase or transfer of Shares by the Fund, generally will have the same tax consequences as described above in respect of a Share repurchase or transfer that qualifies for “sale or exchange” treatment.
If a Shareholder recognizes a loss with respect to Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder), the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but, under
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current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.
The Fund’s use of cash to repurchase shares could adversely affect its ability to satisfy the distribution requirements for treatment as a RIC. The Fund could also recognize income in connection with its liquidation of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether the distribution requirements are satisfied, and to the extent that additional distributions are required, could generate additional taxable income for those Shareholders receiving such additional distributions. Furthermore, if the Fund is unable to liquidate portfolio securities in a manner that would enable the Fund to meet the income and asset diversification tests, the Fund could fail to qualify as a RIC, with the adverse consequences as set forth above.
Other Considerations
There is a possibility that the Fund may from time to time be considered under the Code to be a non-publicly offered regulated investment company. Certain expenses of non-publicly offered regulated investment companies, including the Management Fee, may not be deductible by certain Shareholders, generally including individuals and entities that compute their taxable income in the same manner as individuals (thus, for example, a qualified pension plan would not be subject to this rule). Such a Shareholder’s pro rata portion of the affected expenses will be treated as an additional distribution to the Shareholder and generally will not be deductible by the Shareholder. A “non-publicly offered regulated investment company” is a RIC whose equity interests are neither (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, nor (iii) held by at least 500 persons at all times during the RIC’s taxable year.
Fund Investments
It is intended that the Fund will allocate a significant portion of its assets to Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes.
An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) is not itself subject to federal income tax. Instead, each partner of the partnership is required to take into account its distributive share of the partnership’s net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner’s taxable year. Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly. Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions with respect to such items. Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments in debt instrument with “original issue discount,” generate income prior to a corresponding receipt of cash). In such case, the Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.
UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND’S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND’S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).
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Ordinarily, gains and losses realized from portfolio transactions will be characterized as capital gains and losses. However, pursuant to Section 988 of the Code, all or a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments, certain futures or forward contracts and options, and similar financial instruments) generally will be characterized as ordinary income or loss. Section 988 of the Code similarly provides that gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid generally will be characterized as ordinary income or loss. In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be characterized as ordinary income. Finally, all or a portion of any gain realized from engaging in “conversion transactions” (as defined in the Code to include certain transactions designed to convert ordinary income into capital gain) will be characterized as ordinary income.
If the Fund uses debt financing, the Fund may be prevented by financial covenants contained in the Fund’s debt financing agreements from making distributions to Shareholders in certain circumstances. In addition, under the 1940 Act’s Asset Coverage Requirement, the Fund is generally not permitted to make distributions to Shareholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Types of Investments and Related Risks — Leverage Utilized by the Fund” in the Prospectus. Limits on the Fund’s distributions to Shareholders may prevent the Fund from satisfying the distribution requirements and, therefore, may jeopardize the Fund’s qualification for taxation as a RIC or subject the Fund to the excise tax. Moreover, the Fund’s ability to dispose of assets to meet the distribution requirements may be limited by (1) the illiquid nature of the Fund’s portfolio and/or (2) other requirements relating to the Fund’s qualification as a RIC, including the diversification requirements. If the Fund disposes of assets in order to meet the distribution requirements, the Fund may make such dispositions at times that, from an investment standpoint, are not advantageous.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If the Fund’s deductible expenses in a given taxable year exceed the Fund’s investment company taxable income, the Fund may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its shareholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, the Fund may for tax purposes have aggregate taxable income for several taxable years that the Fund is required to distribute and that is taxable to Shareholders even if such taxable income is greater than the net income the Fund actually earns during those taxable years.
For federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss in any taxable year to offset its own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.
Hedging and Derivative Transactions
Offsetting positions held by the Fund, or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute “straddles”. In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a “straddle”. To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions. Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income. Certain of the straddle positions
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held by the Fund, or the Investment Funds, may constitute “mixed straddles”. One or more elections may be made in respect of the federal income tax treatment of “mixed straddles,” resulting in different tax consequences. In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.
If the Fund, or possibly an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests (“appreciated financial position”), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a “Contract”) with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively. The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).
If the Fund, or possibly an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract. Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge. The Treasury has authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.
Passive Foreign Investment Companies
The Fund may directly or indirectly hold equity interests in non-U.S. Investment Funds and/or non-U.S. Portfolio Companies that may be treated as “passive foreign investment companies” (each, a “PFIC”). A PFIC is generally defined as a non-U.S. entity which is classified as a corporation for U.S. federal income tax purposes, and which earns at least 75% of its annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or which holds at least 50% of its total assets in assets producing such passive income. The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any “excess distribution” or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Shareholders. Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains. If an election is made to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), then the Fund would be required, in lieu of the foregoing requirements, to include in income each taxable year a portion of the QEF’s ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund. If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund. The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy. Alternatively, in certain cases, an election can be made to mark-to-market at the end of each taxable year (as well as on certain other dates prescribed in the Code) the shares in a PFIC, with the result that unrealized gains are treated as though they were realized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of PFIC shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income with respect to such shares in prior taxable years. Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable taxable year and such income would nevertheless be subject to the
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distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above). Dividends paid by PFICs will not be treated as “qualified dividend income”. In certain cases, the Fund will be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so. Furthermore, Treasury Regulations provide that certain income derived by the Fund from a PFIC would constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the PFIC makes current-year distributions of that income to the Fund out of the earnings and profits of the PFIC, or if such income is derived from the PFIC with respect to the Fund’s business of investing in stock, securities or currencies. As such, the Fund may be restricted in its ability to make QEF elections with respect to issuers that could be treated as PFICs in order to ensure continued qualification of the Fund as a RIC.
Controlled Foreign Corporations
If the Fund directly or indirectly holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), the Fund may be treated as having received a deemed distribution (taxable as ordinary income) each taxable year from such foreign corporation in an amount equal to the Fund’s pro rata share of the corporation’s income for such taxable year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such taxable year. The Fund generally would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether it satisfies the distribution requirements applicable to RICs, even to the extent the amount of the Fund’s income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and the proceeds received by the Fund from any sales or other dispositions of CFC stock during a taxable year. In general, a foreign corporation will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a foreign corporation. Furthermore, under Treasury Regulations, certain income derived by the Fund from a CFC would generally constitute qualifying income for purposes of determining the Fund’s ability to be subject to tax as a RIC only to the extent the CFC makes current-year distributions of that income to the Fund out of the earnings and profits of the CFC, or if such income is derived from the CFC with respect to the Fund’s business of investing in stock, securities or currencies. As such, the Fund may limit its holdings in issuers that could be treated as CFCs in order to ensure the Fund’s continued qualification as a RIC.
State and Local Taxes
In addition to the U.S. federal income tax consequences summarized above, Shareholders and prospective Shareholders should consider the potential state and local tax consequences associated with an investment in the Fund. The Fund may become subject to income and other taxes in states and localities based on the Fund’s investments in entities that conduct business in those jurisdictions. Shareholders will generally be taxable in their state of residence with respect to their income or gains earned as dividends, or the amount of their investment in the Fund.
Foreign Taxes
The Fund’s investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States. In that case, the Fund’s yield on those stocks or securities would be decreased. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If more than 50% of the Fund’s assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code. In such a case, Shareholders of the Fund will include in gross income from foreign sources their pro rata shares of such taxes. The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.
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Information Reporting and Backup Withholding
Information returns will generally be filed with the IRS in connection with distributions made by the Fund to Shareholders unless Shareholders establish that they are exempt from such information reporting (e.g., by properly establishing that they are classified as corporations for U.S. federal tax purposes). Additionally, the Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Shareholders who fail to provide the Fund with their correct taxpayer identification numbers or who otherwise fail to make required certifications, or if the Fund or the Shareholder has been notified by the IRS that such Shareholder is subject to backup withholding. Certain Shareholders specified in the Code and the Treasury Regulations promulgated thereunder are exempt from backup withholding, but may be required to demonstrate their exempt status. Backup withholding is not an additional tax. Any amounts withheld will be allowed as a refund or a credit against the Shareholder’s federal income tax liability if the appropriate information is timely provided to the IRS.
Tax-Exempt Shareholders
Under current law, the Fund serves to “block” (that is, prevent the attribution to Shareholders of) unrelated business taxable income (“UBTI”) from being realized by its tax-exempt Shareholders (including, among others, individual retirement accounts (“IRAs”), 401(k) accounts, Keogh plans, pension plans and certain charitable entities). Notwithstanding the foregoing, a tax-exempt Shareholder could realize UBTI by virtue of its investment in Shares of the Fund if the tax-exempt Shareholder borrows to acquire its Shares. A tax-exempt Shareholder may also recognize UBTI if the Fund were to recognize “excess inclusion income” derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools. If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on such trust. The foregoing discussion does not address all of the U.S. federal income tax consequences that may be applicable to a tax-exempt Shareholder as a result of an investment in the Fund. For example, certain tax-exempt private universities should be aware that they are subject to an excise tax on their “net investment income” that is not otherwise taxed as UBTI, including income from interest, dividends, and capital gains. Tax legislation enacted in July of 2025 has modified these rules to, among other changes, implement a tiered tax rate and increase the maximum excise tax rate to 8% for taxable years beginning after December 31, 2025. Tax-exempt Shareholders should consult with their tax advisors regarding an investment in the Fund.
Foreign Shareholders
U.S. taxation of a Shareholder who, as to the United States, is a nonresident alien individual, a foreign trust or estate, or a foreign corporation (“Foreign Shareholder”) as defined in the Code, depends on whether the income of the Fund is “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder.
Income Not Effectively Connected.   If the income from the Fund is not “effectively connected” with a U.S. trade or business carried on by the Foreign Shareholder, distributions of investment company taxable income will generally be subject to a U.S. tax of 30% (or an applicable lower treaty rate, except in the case of any “excess inclusion income” allocated to the Foreign Shareholder), which tax is generally withheld from such distributions. However, dividends paid by the Fund that are “interest-related dividends” or “short-term capital gain dividends” will generally be exempt from such withholding, in each case to the extent the Fund properly reports such dividends to Foreign Shareholders. For these purposes, interest-related dividends and short-term capital gain dividends generally represent distributions of certain interest or short-term capital gains that would not have been subject to U.S. federal withholding tax at the source if received directly by a Foreign Shareholder, and that satisfy certain other requirements. Interest-related dividends do not include distributions paid in respect of a RIC’s non-U.S. source interest income or its dividend income (or any other type of income other than generally non-contingent U.S.-source interest income received from unrelated obligors). In the case of shares of the Fund held through a financial intermediary, the financial intermediary may withhold U.S. federal income tax even if the Fund reports the payment as interest-related dividends or short-term capital gain dividends. There can be no assurance as to whether any of the Fund’s distributions will be eligible for an exemption from withholding of U.S. federal income tax or, as to whether any of the Fund’s distributions that are eligible, will be reported as such by the Fund.
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Capital gain dividends and any amounts retained by the Fund which are properly reported by the Fund as undistributed capital gains will not be subject to U.S. tax at the rate of 30% (or an applicable lower treaty rate), unless the Foreign Shareholder is a nonresident alien individual and is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements. However, this 30% tax on capital gains of nonresident alien individuals who are physically present in the United States for more than the 182 day period only applies in exceptional cases because any individual present in the United States for more than 182 days during the taxable year is generally treated as a resident for U.S. income tax purposes; in that case, he or she would be subject to U.S. income tax on his or her worldwide income at the graduated rates applicable to U.S. citizens, rather than the 30% tax.
Any capital gain that a Foreign Shareholder realizes upon a repurchase of Shares or otherwise upon a sale or exchange of Shares will ordinarily be exempt from U.S. tax unless, in the case of a Foreign Shareholder that is a nonresident alien individual, the gain is U.S. source income and such Foreign Shareholder is physically present in the United States for more than 182 days during the taxable year and meets certain other requirements.
Income Effectively Connected.   If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a Foreign Shareholder, then distributions of investment company taxable income and capital gain dividends, any amounts retained by the Fund which are reported by the Fund as undistributed capital gains, and any gains realized upon the sale or exchange of Shares of the Fund will be subject to U.S. income tax at the graduated rates applicable to U.S. citizens, residents and domestic corporations. Corporate Foreign Shareholders may also be subject to the branch profits tax imposed by the Code.
In the case of a Foreign Shareholder, the Fund may be required to withhold U.S. federal income tax from distributions and repurchase proceeds that are otherwise exempt from withholding tax (or taxable at an applicable reduced treaty rate), unless the Foreign Shareholder certifies his foreign status under penalties of perjury or otherwise establishes an exemption (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). See “Tax Matters — Information Reporting and Backup Withholding” above. In addition, dividend reinvestments will be made net of any applicable U.S. withholding taxes.
The Fund is required to withhold U.S. tax (at a 30% rate) on payments of dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Foreign Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.
The tax consequences to a Foreign Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Foreign Shareholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Fund.
Other Taxation
The foregoing represents a summary of the general tax rules and considerations affecting Shareholders as well as the Fund’s operations, and neither purports to be a complete analysis of all relevant tax rules and considerations, nor does it purport to be a complete listing of all potential tax risks inherent in making an investment in the Fund. A Shareholder may be subject to other taxes, including but not limited to, other state, local and foreign taxes, estate and inheritance taxes, or intangible property taxes that may be imposed by various jurisdictions. The Fund also may be subject to additional state, local, or foreign taxes that could reduce the amounts distributable to Shareholders. It is the responsibility of each Shareholder to file all appropriate tax returns that may be required. Accordingly, Fund Shareholders should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Shares and the particular tax consequences to them of an investment in the Fund. In addition to the particular matters set forth in this section, tax-exempt entities should carefully review those sections of this Prospectus and its related SAI regarding liquidity and other financial matters to ascertain whether the investment objectives of the Fund are consistent with their overall investment plans.
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ERISA AND CERTAIN OTHER CONSIDERATIONS
Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended, or the Code (an “ERISA Plan”), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to Employee Retirement Income Security Act of 1974, as amended (“ERISA”), but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, “Benefit Plans”) should consider, among other things, the matters described below before determining whether to invest in the Fund.
ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, regulations of the U.S. Department of Labor (the “DOL”) provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan’s portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan’s purposes, an examination of the risk and return factors, the portfolio’s composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see “Tax Matters”) and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.
Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. The fiduciary should, for example, consider whether an investment in the Fund may be too illiquid or too speculative for its ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified if the investment is made. If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.
Because the Fund is registered as an investment company under the 1940 Act, the Fund will be proceeding on the basis that its underlying assets should not be considered to be “plan assets” of the ERISA Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and the Code. For this reason, the Adviser should therefore not be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes a Shareholder of the Fund, solely as a result of the ERISA Plan’s investment in the Fund.
A Benefit Plan which proposes to invest in the Fund will be required to represent that it, and any fiduciaries responsible for such Plan’s investments, are aware of and understand the Fund’s investment objective, policies, strategies and risks; that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and the Code, as applicable.
Certain prospective Benefit Plan Shareholders may currently maintain relationships with the Adviser or its affiliates. Each of such persons may be deemed to be a fiduciary of or other party in interest or disqualified person of any Benefit Plan to which it provides investment management, investment advisory or other services. ERISA prohibits (and the Code penalizes) the use of ERISA Plan and Benefit Plan assets for the benefit of a party in interest and also prohibits (or penalizes) an ERISA Plan or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Benefit Plan Shareholders should consult with their own counsel and other advisors to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code or is otherwise inappropriate. Fiduciaries of ERISA or Benefit Plan Shareholders will be required to represent that the decision to invest
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in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund.
Employee benefit plans or similar arrangements which are not subject to ERISA or the related provisions under the Code may be subject to other rules governing such plans. Fiduciaries of employee benefit plans or similar arrangements which are not subject to ERISA, whether or not subject to Section 4975 of the Code, should consult with their own counsel and other advisors regarding such matters.
The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained in this SAI and the Prospectus is, of necessity, general and may be affected by future publication of regulations and rulings. Potential Benefit Plan Shareholders should consult their legal Adviser regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.
THE FUND’S SALE OF SHARES TO ERISA PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY EITHER THE FUND, THE ADVISER OR ANY OF ITS AFFILIATES, OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE SHARES, THAT SUCH INVESTMENT BY ANY ERISA PLAN MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO ERISA PLANS GENERALLY OR TO ANY PARTICULAR ERISA PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR ERISA PLANS OR ANY GENERALLY OR FOR ANY PARTICULAR ERISA PLAN.
ADMINISTRATOR AND SUB-ADMINISTRATOR
Pomona Management LLC, when providing services under the administration agreement (the “Administrator”) serves as the Fund’s administrator and will provide certain administrative and fund accounting services to the Fund. Under the terms of an administration agreement between the Fund and the Administrator (the “Administration Agreement”), the Administrator is responsible for, among other things, certain administration, accounting and investor services for the Fund. In consideration for these services, the Fund pays the Administrator a quarterly fee of 0.0625% (0.25% on an annualized basis) of the Fund’s quarter-end net asset value (the “Administration Fee”). The Administration Fee is paid out of the Fund’s net assets. The Administrator’s principal business address is 780 Third Avenue, 46th Floor, New York, New York 10017.
The Administration Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the responsibilities, obligations or duties thereunder, neither the Administrator nor its agents shall be liable for any act or omission in connection with or arising out of any services rendered under the Administration Agreement. In addition, under the Administration Agreement, the Fund has agreed to indemnify the Administrator from and against any and all liabilities and expenses whatsoever out of the Administrator’s actions under the Administration Agreement, other than liability and expense by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the Administrator’s duties under the Administration Agreement.
Colmore, Inc. serves as the Fund’s sub-administrator (the “Sub-Administrator”) and performs certain sub-administration and sub-accounting services for the Fund. In consideration of the sub-administrative services and sub-accounting services provided by the Sub-Administrator to the Fund, the Fund pays the Sub-Administrator a quarterly fee calculated based upon the ending net assets of the Fund, subject to a minimum annual fee, and will reimburse certain of the Sub-Administrator’s out-of-pocket expenses incurred at the Sub-Administrator’s cost (the “Sub-Administration Fee”). The Sub-Administration Fee is an expense paid out of the Fund’s net assets. There is no limitation on the amount of expenses that the Fund may reimburse the Sub-Administrator. The Sub-Administrator’s principal business address is Two Galleria Tower, 13455 Noel Road, Suite 1150 Dallas, TX 75240.
CUSTODIAN AND TRANSFER AGENT
UMB Bank, N.A. (the “Custodian”) serves as the custodian of the Fund’s assets, and may maintain custody of the Fund’s assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Trustees. Assets of the Fund are
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not held by the Adviser or collectively with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian. The Custodian’s principal business address is 928 Grand Blvd., 5th Floor, Kansas City, Missouri 64106.
Ultimus Fund Solutions, LLC (the “Transfer Agent”) serves as the Fund’s transfer agent with respect to maintaining the registry of the Fund’s Shareholders and processing matters relating to subscriptions for, and repurchases of, Shares. The Transfer Agent’s principal business address is 4221 North 203rd Street, Suite 100, Elkhorn, NE 68022.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP served as the Fund’s Independent Registered Public Accounting Firm for the fiscal year ending March 31, 2026. Ernst & Young is located at 200 Clarendon Street, Boston, MA 02116.
DISTRIBUTOR
Voya Investments Distributor, LLC acts as the distributor of the Fund’s Shares. The Distributor’s principal business address is 200 Park Avenue New York, NY 10166.
LEGAL COUNSEL
Dechert LLP acts as legal counsel to the Fund. Its principal business address is 1900 K Street, N.W., Washington, DC 20006.
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
A control person is a person who beneficially owns more than 25% of the voting securities of a company. To the knowledge of the Fund, as of the date of this SAI, there are no investors that own more than 25% of the Fund that may be presumed to “control” the Fund, as that term is defined in the 1940 Act.
REPORTS TO SHAREHOLDERS
The Fund will furnish to its Shareholders as soon as practicable after the end of each taxable year such information as is necessary for such Shareholders to complete Federal and state income tax or information returns, along with any other tax information required by law. The Fund will prepare and transmit to its Shareholders, a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act. Quarterly reports from the Adviser regarding the Fund’s operations during such period also will be sent to the Fund’s Shareholders.
FISCAL YEAR
For accounting purposes, the fiscal year of the Fund is the 12-month period ending on March 31. The 12-month period ending October 31 of each year will be the taxable year of the Fund unless otherwise determined by the Fund.
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FINANCIAL STATEMENTS
The Fund’s audited financial statements are incorporated by reference from the Fund’s Annual Report for the fiscal year ended March 31, 2026 (File No. 811-22990), as filed with the SEC on Form N-CSR on June 9, 2026 (Accession No. 0001398344-26-010628).
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ANNEX A
PROXY VOTING
Pomona Investment Fund
Proxy Voting Policies and Procedures
These Proxy Voting Policies and Procedures are adopted by Pomona Investment Fund (the “Fund”) to ensure compliance with all applicable provisions of the Investment Company Act of 1940, as amended (the “1940 Act”) and other applicable obligations of the Fund under the rules and regulations of the U.S. Securities and Exchange Commission and interpretations of its staff with respect to the exercise of voting in connection with the portfolio holdings of the Fund. These Proxy Voting Policies and Procedures have been approved for use by the Fund by the Board of Trustees of the Fund (the “Board”).
STATEMENT OF POLICY OF THE FUND WITH RESPECT TO PROXY VOTING BY THE FUND
It is the policy of the Fund to seek to assure that proxies received by the Fund are voted in the best interests of the Fund and its shareholders.
DELEGATION OF RESPONSIBILITY FOR PROXY VOTING
The Fund delegates all responsibility for proxy voting with respect to portfolio holdings of the Fund to Pomona Management LLC (the “Adviser”), provided that the Board has the opportunity to periodically review and approve the Adviser’s proxy voting policies and any material amendments (and that the Adviser’s policies contain provisions to address any conflicts of interest, as described more fully below). Under this delegation, the Adviser may vote, abstain from voting, or take no action on proxies for the Fund in any manner consistent with the Adviser’s proxy voting policy, provided that at all times such action of the Adviser is deemed to be in the best interests of the Fund and its shareholders.
The Fund may revoke all or part of such delegation at any time by a vote of the Board. In the event that the Fund revokes the delegation of proxy voting responsibility that has been made to the Adviser, the Fund will assume full responsibility for ensuring that proxies are voted in the best interests of the Fund and its shareholders.
CONFLICTS OF INTEREST
The Fund recognizes that in unusual circumstances, a conflict of interest in how proxies are voted may appear to exist.
In those circumstances, the Fund believes it is appropriate for the Adviser to follow an alternative voting procedure rather than to vote proxies in their sole discretion. Some examples of acceptable alternative voting procedures for resolving conflicts of interest include the following:
(1)
Causing the proxies to be voted in accordance with the recommendations of an independent service provider that the Adviser may use to assist it in voting proxies;

(2)
Notifying the Board of the conflict of interest and seeking a waiver of the conflict to permit the Adviser to vote the proxies as it chooses under its usual policy; or

(3)
Consulting with the Board so that the Board may decide how to vote the proxies itself.

The Fund generally delegates all responsibility for resolving conflicts of interest to the Adviser, provided that the Adviser’s proxy voting policy (as approved by the Board) includes acceptable alternative voting procedures for resolving material conflicts of interest, such as the procedures described above. Under this delegation, the Adviser may resolve conflicts of interest in any reasonable manner consistent with the alternative voting procedures described in its proxy voting policy. The Fund may revoke all or part of this delegation at any time by a vote of the Board. In the event that the Fund revokes the delegation of responsibility for resolving conflicts of interest to the Adviser, the Fund will seek to resolve any conflicts of interest in the best interest of the Fund and its shareholders. In doing so, the Fund may follow any of the procedures described in Paragraph III.B., above.
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DISCLOSURE OF POLICY OR DESCRIPTION/PROXY VOTING RECORD
The Fund will disclose the Fund’s, and the Adviser’s proxy voting policies, or will provide a description or copy of them, as applicable, in the Fund’s Statement of Additional Information (the “SAI”) included in the Fund’s Registration Statement on Form N-2. The Fund will disclose that these proxy voting policies, or a description of them, are available without charge on the SEC’s website at http://www.sec.gov.
The Fund also will disclose in the SAI that information is available about how the Fund voted proxies during the most recent twelve-month period ended June 30, on the SEC’s website at http://www.sec.gov.
The Fund will file Form N-PX, signed by the Fund and its principal executive officer, containing the Fund’s proxy voting records for the most recent twelve-month period ended June 30 with the SEC no later than August 31st of each year.
MAINTENANCE OF RECORDS
The Fund shall maintain and preserve permanently in an easily accessible place a copy of these Procedures and any modifications made thereto. The Fund shall also maintain and preserve records of all proxy votes cast on behalf of the Fund.
BOARD APPROVAL AND AMENDMENT
These Proxy Voting Policies and Procedures, and any amendment thereto, shall be approved by the Board of Trustees, including a majority of the Board members who are not interested persons of the Fund as defined in the 1940 Act.
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